As filed with the Securities and Exchange Commission on April 19, 2023

Registration No. 333-269170

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to
FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BSM International, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	5047	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 719

7/F 131-132 Connaught Road West

Sai Ying Pun

Hong Kong

(852) 9823-3860

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mark E. Crone, Esq.

The Crone Law Group, PC

420 Lexington Avenue, Suite 2446

New York, NY 10170

(646) 861-7891

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark E. Crone, Esq. The Crone Law Group, PC 420 Lexington Avenue, Suite 2446 New York, NY 10170 (646) 861-7891	Ogier 11th Floor, Central Tower 28 Queen’s Road Central Hong Kong (852) 3656 6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for a registration statement pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same registration statement. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same registration statement. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same registration statement. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion. Dated              , 2023

PRELIMINARY PROSPECTUS

BSM INTERNATIONAL, INC.

1,000,000 Ordinary Shares

This prospectus relates to the initial public offering of up to 1,000,000 ordinary shares, par value US$0.00001 per share (each, an “Ordinary Share”, collectively, “Ordinary Shares”) of BSM International, Inc., an exempted company with limited liability incorporated in Cayman Islands (“BSM International” or the “Company”). We are offering the shares on a best-efforts basis by our shareholders, officers and directors. There is no minimum number of shares to be sold. Our shareholders, officers and directors are deemed “underwriters” within the meaning of the Securities Act of 1933, as amended.

The Ordinary Shares will be offered at the fixed price of $0.50 per share. We will pay the expenses of registering these shares, which is estimated to be approximately $73,000. The offering will commence as soon as practicable after the effective date of the registration statement relating to this prospectus. It will terminate 180 days after such effective date, but such termination date may be extended for up to an additional 90 days in our discretion. The Company reserves the right to terminate the offering at an earlier date, in its sole discretion, even if no or only some of the shares are sold. There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account. Funds received by BSM International, Inc. for the payment of shares subscribed for in the offering will be deposited into a bank account maintained by us and under our control and be immediately available for our use. Such funds will not be placed into escrow, trust or any other similar arrangement. All funds received by the Company will be retained by it for its use and will not be refunded.

This is an initial public offering of our Ordinary Shares. There is not currently, and there has never been, any public market for our Ordinary Shares. Our Ordinary Shares are not currently eligible for listing on any national securities exchange and are not currently listed on any tier of the OTC Market Group. We intend to arrange for a market maker to apply for permission to post a quotation for our shares on the OTC Pink Sheet system of the OTC Market Group only after the effectiveness of the registration statement of this prospectus. However, we do not have a market maker willing to file the necessary application for quoting our Ordinary Shares as of the date of this prospectus. There is also no assurance that our Ordinary Shares will be quoted on the OTC Pink Sheet or any other quotation service. There is a risk that no public market will develop for our Ordinary Shares. Our offering is not contingent upon quotation on the OTC Pink Sheet system.

Our directors, executive officers, and 5% stockholders and their respective affiliates will represent approximately 86.91% of the voting power of our outstanding share capital immediately following this offering. These four persons have a controlling interest in the Company. Please see “Risk Factors - Since the officers, directors and current shareholders will own 86.91% of the Company if we are successful at selling all the Ordinary Shares being offered, purchasers in this offering will have no control over corporate matters and their interests may differ from the interests of this control group, which could cause a material decline in the value of our shares."

BSM International, Inc. is a Cayman Islands holding company. As a holding company with no material operations of our own, we conduct our operations through BM International Distribution Limited (“BIDL”). BIDL is our wholly-owned subsidiary and our operating company based in Hong Kong, China. This structure presents unique risks as our investors may never directly hold equity interests in BIDL and will be dependent upon contributions from BIDL to finance our cash flow needs. Since our business operations are conducted in China through our operating subsidiary BIDL, the Chinese government may exercise significant oversight and discretion over the conduct of our business in China and may intervene in or influence our subsidiary’s operations at any time, which could result in a material change in its operations and/or the value of our Ordinary Shares.

Our ability to obtain contributions from our subsidiary are significantly affected by regulations promulgated by Hong Kong and the People’s Republic of China (the “PRC”) authorities. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct business. We do not anticipate paying dividends in the foreseeable future; you should not buy our shares if you expect to receive dividends. Please see “Risk Factors - Because our holding company structure creates restrictions on the payment of dividends, our ability to pay dividends is limited.” on page 31 of the prospectus. Any change in the interpretation of existing rules and regulations or the promulgation of new rules and regulations may materially affect our operations and or the value of our securities, including causing the value of our securities to significantly decline or become worthless. For a detailed description of the risks facing the Company associated with our structure, please refer to “Risk Factors – Risk Factors Relating to Doing Business in Hong Kong and China.” on page 21 of the prospectus.

Investors in this offering will receive Ordinary Shares in BSM International, Inc., the Cayman Islands holding company, and will not hold direct investments in our Hong Kong operating company, BIDL. Such a structure involves unique risks to investors in this offering. Please see “Risk Factors - Risks Related to Our Shares and this Offering” on page 36 of the prospectus.

No Ordinary Shares will be offered to investors in mainland China; therefore, no permission or approval is required to be obtained by the Company from Chinese authorities.

The Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong  Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Our operating subsidiary BIDL is located in Hong Kong, China where all of our assets are held and all of our operations are conducted. Hong Kong is a special administrative region of China, and is therefore currently subject to the complex and rapidly evolving laws and regulations there. In the future, we also intend to expand our business activities into the PRC as opportunities permit. As and when we expand our physical presence or operations into the PRC, Chinese regulatory authorities could disallow our holding company structure, and, therefore, any change in the interpretation of existing rules and regulations or the promulgation of new rules and regulations may materially affect our operations and or the value of the securities we are registering for sale. Please see “Risk Factors — Risk Factors Relating to Doing Business in Hong Kong and China.— Because all of our operations are in Hong Kong, a special administrative region of China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese regulatory authorities could disallow our holding company structure, and, therefore, any change in the interpretation of existing rules and regulations or the promulgation of new rules and regulations may materially affect our operations and or the value of the securities we are registering for sale.” on page 21 of the prospectus.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. If we and BIDL (i) do not receive or maintain such permissions or approvals, should such approvals be required in the future by the PRC government, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial condition could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and become worthless. Please see “Risk Factors – Risks Related to Our Shares and this Offering ” beginning on page 36 of the prospectus.

As advised by our PRC counsel, Li & Partners (Shenzhen), as of the date of this prospectus, as we currently have no PRC subsidiaries or operations in the PRC and based on the current business conducted by BIDL, the Company and BIDL: (i) are not required to obtain any other permissions from any PRC authorities to operate or issue our Ordinary Shares to foreign investors, (ii) are not subject to permission requirements from the CSRC, the CAC or any other entity that is required for approval of BIDL’s operations, and (iii) have not received or were denied such permissions by any PRC authorities.

As advised by our Hong Kong counsel, Li & Partners, as of the date of this prospectus, based on the current business conducted by BIDL and that we currently will not issue our Ordinary Shares contrary to the requirements of the Companies (Winding Up and Miscellaneous Provisions) Ordinance or the Securities and Futures Ordinance disclosed hereinabove, the Company and BIDL: (i) are not required to obtain any other permissions from any Hong Kong authorities to operate or issue our Ordinary Shares to foreign investors, (ii) are not subject to permission requirements from the Securities and Futures Commission (“SFC”) or any other entity that is required for approval of BIDL’s operations, and (iii) have not received or were denied such permissions by any Hong Kong authorities.

Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain when and whether the Company and BIDL, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. As of the date of this prospectus, the Company nor BIDL has not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, filings or approvals for our business operations in the future. If we (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we could be subject to fines, legal sanctions or an order to suspend BIDL’s business, which may materially and adversely affect the business, financial condition and results of our operations. This could adversely affect the ability of our securities to trade on the OTC Pink System of the OTC Market Group as and when qualified. As a result, the value of our securities could significantly decline or become worthless. Please see “Risk Factors — Risk Factors Relating to Doing Business in Hong Kong and China” on page 21 of the prospectus.

There may be prominent risks associated with BIDL’s operations. Substantially all of our operations are conducted within Hong Kong, China. China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Further, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. Changes in any of these policies, laws and regulations could adversely affect the economy in China and could have a material adverse effect on our business. Any actions by the Chinese government to exert more oversight and control over this offering, or any of our business operations could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The Chinese government may intervene or influence the operation of BIDL and may exercise significant oversight and discretion over the conduct of its business and may intervene in or influence its operations at any time, which could ultimately result in a material change in our operations and/or the value of our Ordinary Shares.

We may face heightened scrutiny, criticism and negative publicity, which could result in a material change in BIDL’s operations and the value of our Ordinary Shares. It could also significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Additionally, changes in Chinese internal regulatory mandates, such as the M&A rules, Anti-Monopoly Law, and the Data Security Law, and recent statements and regulatory actions by the PRC government such as those related to the use of variable interest entities, data security and anti-monopoly concerns, may target our corporate structure and impact our ability to conduct business in Hong Kong and China, accept foreign investments, or list on an U.S. or other foreign exchanges. For details, please refer to “Risk Factors – Risk Factors Relating to Doing Business in Hong Kong and China.” on page 21 of the prospectus.

There are significant risks associated with our operations being based in Hong Kong. Adverse changes in economic and political policies of the Hong Kong and PRC government could have a material and adverse effect on overall economic growth in China and Hong Kong, which could materially and adversely affect our business. Please see “Risk Factors - We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the Hong Kong and the profitability of such business.” and “Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.” on page 23 of the prospectus.

There is a possibility that the PRC could prevent our cash maintained in Hong Kong from leaving or the PRC could restrict the deployment of the cash into our business or for the payment of dividends. We rely on dividends from BIDL for our cash and financing requirements, such as the funds necessary to service any debt we may incur. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividends or other distributions to our shareholders. Please see “Risk Factors — Our Hong Kong subsidiary, BIDL, may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our Ordinary Shares.” on page 34 of the prospectus.

PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using our financial resources to make loans or additional capital contributions to BIDL in Hong Kong. Substantial uncertainties exist with respect to the interpretation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations. Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment. Please see “Risk Factors — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our Hong Kong subsidiary, BIDL which could materially and adversely affect our liquidity and our ability to fund and expand business.” on page 30 of the prospectus.

In light of China’s extension of its authority into Hong Kong, we are subject to risks arising from the legal system in Hong Kong and China associated with BIDL’s operations. Substantially all of our operations conducted within Hong Kong, China. These risks include uncertainties regarding the enforcement of laws and that rules and regulations in Hong Kong and China can change quickly with little or no advance notice. The PRC government may intervene or influence BIDL’s operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong or PRC based issuers, which could result in a material change in our operations and/or the value of our securities. We are currently not required to obtain approval from Chinese authorities (including the CSRC and the CAC) for BIDL to operate or for our Company to offer securities to investors given that we currently do not have any interest or influence over a Chinese subsidiary, nor currently have any business operations in mainland China including the export medical devices to mainland China. However, to the extent that the Chinese government exerts more control over offerings conducted overseas and/or foreign investment in Hong Kong-based issuers over time and if BIDL or our Company were required to obtain approvals in the future, or erroneously conclude that that approvals were not required, or were denied permission from Chinese authorities to list on U.S. exchanges, our operations may materially change, our ability to offer or continue to offer securities to our investors or to continue listing on a U.S. exchange may be significantly limited or completely hindered, and the value of our Ordinary Shares (including those we are registering for sale now or in the future) may significantly decline or become worthless, which would materially affect the interest of the investors. To the extent that we expand our operations into China, all of the foregoing risks will become more prominent and directly applicable to us, and significantly adverse policies from the PRC may force us to divest of such Chinese operations or face other risks of forfeiture. Please see “Risk Factors — We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the Hong Kong and the profitability of such business.” and “Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in Hong Kong and accordingly on the results of our operations and financial condition.” and “The PRC government has significant oversight and discretion over the conduct of a Hong Kong company’s business operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, and may intervene with or influence our operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless, as the government deems appropriate to further regulatory, political and societal goals.” on page 23 of the prospectus.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection, especially if we expand operations or physical presence into China. We may be liable for improper use or appropriation of personal information provided by our customers. Please see “Risk Factors — The PRC government has significant oversight and discretion over the conduct of a Hong Kong company’s business operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, and may intervene with or influence our operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless, as the government deems appropriate to further regulatory, political and societal goals.” on page 22 of the prospectus.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders. Please see “Risk Factors — Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations.” on page 32 of the prospectus.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident Shareholders to personal liability, may limit our ability to acquire Hong Kong and PRC companies or to inject capital into BIDL, may limit the ability of BIDL to distribute profits to us or may otherwise materially and adversely affect us.

Our auditor is Bolko & Company is a US based auditor, whose headquarter is located in 2700 N Military Trail, Suite 340, Boca Raton, Florida 33431. Our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years. Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the China Securities Regulatory Commission (“CSRC”), the Ministry of Finance of China, and the PCAOB signed a protocol governing inspections and investigations of audit firms based in China and Hong Kong. which could prevent China-based, U.S.-listed firms from being delisted pursuant to the HFCAA. On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. If the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our Ordinary Shares being prohibited from trading or delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. Please see “Risk Factors — The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) to be permitted to inspect the issuer’s public accounting firm within two years. On December 29, 2022 the three-year period was shortened to two years once the Accelerating Holding Foreign Companies Accountable Act was enacted. There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. If the U.S. securities regulatory agencies are unable to conduct such investigations, they may suspend or de-register our registration with the SEC and delist our securities from applicable trading market within the US.” on page 26 of the prospectus.

You may be subject to PRC income tax on dividends from us or to any gain realized on the transfer of our Ordinary Shares. Please see “Risk Factors — Dividends payable to our foreign investors and gains on the sale of our Ordinary Shares by our foreign investors may become subject to tax by the PRC.” on page 31 of the prospectus. There are significant uncertainties under the Enterprises Income Tax Law relating to the withholding tax liabilities of BIDL, and dividends payable by BIDL may not qualify to enjoy certain treaty benefits. Please see “Risk Factors — Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations.” on page 32 of the prospectus.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. Please see “Risk Factors — We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.”

BSM International is incorporated under the laws of the Cayman Islands as a holding company that conducts our business through BIDL, our wholly-owned subsidiary organized under the laws of Hong Kong. This may have an adverse impact on the ability of U.S. investors to enforce a judgment obtained in U.S. Courts against these entities, bring actions in Hong Kong against us or our management or to effect service of process on the officers and directors managing BIDL. Please see “Risk Factors — It may be difficult for shareholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our shareholders.”

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

There are significant uncertainties under the Enterprises Income Tax Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary, if any, may not qualify to enjoy certain treaty benefits. Please see “Risk Factors — Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations.”

Investing in our Ordinary Shares involves risks. You should carefully read the “Risk Factors” beginning on page 16 of this prospectus before deciding to invest in our Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a registration process. Under this registration process, we may offer our Ordinary Shares with a total value of up to $500,000. This prospectus provides you with a general description of the securities we may offer.

This prospectus does not contain all of the information included in the Registration Statement. For a more complete understanding of the offering of the securities, you should refer to the Registration Statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus and any applicable prospectus supplement before making an investment decision.

You should rely only on the information contained in this prospectus or in any free-writing prospectus we may authorize to be delivered or made available to you. We have not authorized anyone to provide you with additional or different information. We are offering to sell, and seeking offers to buy, our Ordinary Shares only in jurisdictions where offers and sales are permitted. The information in this prospectus or any free-writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of our Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit this offering, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our Ordinary Shares and the distribution of this prospectus outside of the United States.

This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement where necessary. To the extent there are inconsistencies between any prospectus supplement, this prospectus and the document with the most recent date will control.

COMMONLY USED DEFINED TERMS

●	“BIDL” refers to BM International Distribution Limited, a wholly-owned and operating subsidiary of BSM International, Inc. and incorporated in Hong Kong on August 16, 2022;

●	“China” or the “PRC” refers to the People’s Republic of China, excluding Hong Kong, and excluding Taiwan for the purposes of this prospectus only;

●	“Macau” or “Macao” refers to the Macau Special Administrative Region of the PRC;

●	“HKD” or “HK$” refers to Hong Kong dollars, the official currency of Hong Kong;

●	“KRW” refers to South Korean won, the legal currency of the Republic of Korea.

●	“U.S. dollars,” “dollars,” “USD” or “$” refers to the legal currency of the United States; and

●	“We,” “us,” “our company,” “our,” “the Company” and “BSM International” refers to BSM International, Inc., the Cayman Island holding company.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth beginning on page 16 in this Prospectus and in any prospectus supplements before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

BSM International, Inc. is a Cayman Islands holding company with our operations conducted through BIDL, our wholly-owned subsidiary based in Hong Kong, China. This structure presents unique risks as our investors may never directly hold equity interests in BIDL and BSM International is dependent upon contributions from BIDL to finance our cash flow needs. Our ability to obtain contributions from BIDL are significantly affected by regulations promulgated by Hong Kong and the People’s Republic of China (“the PRC”) authorities. Any limitation on the ability of BIDL to make payments to us could have a material adverse effect on our ability to conduct business. We do not anticipate paying dividends in the foreseeable future; you should not buy our Ordinary Shares if you expect dividends. Please see “Risk Factors - Because our holding company structure creates restrictions on the payment of dividends, our ability to pay dividends is limited.” Any change in the interpretation of existing rules and regulations or the promulgation of new rules and regulations may materially affect our operations and or the value of our securities, including causing the value of our securities to significantly decline or become worthless. For a detailed description of the risks facing the Company associated with our structure, please refer to “Risk Factors – Risk Factors Relating to Doing Business in Hong Kong and China.”

We currently operate in Hong Kong through our wholly-owned subsidiary, BIDL, and we intend to expand our business activities into the PRC as opportunities permit. As and when we expand our physical presence or operations into the PRC, Chinese regulatory authorities could disallow our current holding company structure, and, therefore, any change in the interpretation of existing rules and regulations or the promulgation of new rules and regulations may materially affect our current operations and or the value of the securities we are registering for sale.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a variable interest entity structure and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on an U.S. exchange.

Given that BSM International and BIDL are not mainland China-based companies, we are not required to obtain permission from the Chinese authorities, including the China Securities Regulatory Commission, or CSRC, or Cybersecurity Administration Committee, or CAC, for BIDL to operate or for us to offer securities to investors. However, in light of the recent statements and regulatory actions by the PRC government, such as those related to the extension of China’s oversight and control into Hong Kong, the promulgation of regulations prohibiting foreign ownership of Chinese companies operating in certain industries, which are constantly evolving, and anti-monopoly concerns, we may be subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that the PRC government could disallow our holding company structure, which may result in a material change in our operations, including our ability to continue our existing holding company structure, carry on our current business, accept foreign investments, and offer or continue to offer securities to our investors. If BSM International or BIDL were required to obtain approvals in the future, or erroneously conclude that that approvals were not required, or were denied permission from Chinese authorities to list on U.S. exchanges, our operations may materially change, our ability to offer or continue to offer securities to our investors or to continue listing on a U.S. exchange may be adversely affected, and the value of our Ordinary Shares may significantly decline or become worthless, which would materially affect the interest of the investors. We may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the Chinese Securities Regulatory Commission, if we fail to comply with such rules and regulations, which could adversely affect the ability of the Company’s securities to trade on the OTC Pink system of the OTC Market Group as and when qualified, which may cause the value of our securities to significantly decline or become worthless.

There may be prominent risks associated with our operations being in Hong Kong. Substantially all of our assets are located in Hong Kong, China. Substantially all of our operations are conducted within Hong Kong. China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Further, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. Changes in any of these policies, laws and regulations could adversely affect the economy in China and could have a material adverse effect on our business. Any actions by the Chinese government to exert more oversight and control over this offering, or any of our business operations could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The Chinese government may intervene or influence the operation of BIDL and may exercise significant oversight and discretion over the conduct of its business and may intervene in or influence its operations at any time, which could ultimately result in a material change in our operations and/or the value of our Ordinary Shares.

We may face heightened scrutiny, criticism and negative publicity, which could result in a material change in our operations and the value of our Ordinary Shares. It could also significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Additionally, changes in Chinese internal regulatory mandates, such as the M&A rules, Anti-Monopoly Law, and the Data Security Law, and recent statements and regulatory actions by the PRC government such as those related to the use of variable interest entities, data security and anti-monopoly concerns, may target the Company’s corporate structure and impact our ability to conduct business in Hong Kong and China, accept foreign investments, or list on an U.S. or other foreign exchanges. For a detailed description of the risks facing the Company associated with our operations in Hong Kong and future operations in China, please refer to “Risk Factors – Risk Factors Relating to Doing Business in Hong Kong and China.”

In addition to the foregoing risks, we face various legal and operational risks and uncertainties arising from doing business in Hong Kong and China as summarized below and in “Risk Factors — Risks Factors Relating to Doing Business in Hong Kong and China.”

There are significant risks associated with BIDL’s operations being based in Hong Kong. Adverse changes in economic and political policies of the Hong Kong and PRC government could have a material and adverse effect on overall economic growth in China and Hong Kong, which could materially and adversely affect our business. Please see “Risk Factors - We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the Hong Kong and the profitability of such business.” and “Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.”

There is a possibility that the PRC could prevent our cash maintained in Hong Kong from leaving or the PRC could restrict the deployment of the cash into our business or for the payment of dividends. We rely on dividends from BIDL for our cash and financing requirements, such as the funds necessary to service any debt we may incur. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders. Please see “Risk Factors — Our Hong Kong subsidiary, BIDL, may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our Ordinary Shares.”

PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using our financial resources to make loans or additional capital contributions to BIDL in Hong Kong. Substantial uncertainties exist with respect to the interpretation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations. Please see “Risk Factors — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our Hong Kong subsidiary, BIDL, which could materially and adversely affect our liquidity and our ability to fund and expand business.”

BSM International, Inc. is a Cayman Islands holding company with no operations of its own. We conduct our operations in Hong Kong primarily through our operating subsidiary BIDL, and most of our cash is maintained in Hong Kong Dollars. We may rely on dividends to be paid by BIDL to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. There is a possibility that the PRC could prevent our cash maintained in Hong Kong from leaving or the PRC could restrict the deployment of the cash into our business or for the payment of dividends. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders. If BIDL incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. To date, our BIDL has not made any transfers, dividends or distributions to BSM International, and BSM International has not made any transfers, dividends or distributions. Please see our Consolidated Financial Statements starting on page F-1.

The structure of cash flows within our organization, and the applicable regulations, are as follows:

1. Our equity structure is a direct shareholding structure, that is, the overseas entity to be listed in the U.S., BSM International, Inc., directly controls our operating subsidiary BM International Distribution Limited (“BIDL”). See “Corporate History and Structure” for additional details.

2. Within our direct holding structure, the use of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. Because BSM International has no actual operations, there is no funding for this entity and all the revenue that is generated by BIDL is used to operate BIDL. After foreign investors’ funds enter the Company at the close of this offering, the funds can be directly transferred to our subsidiary, BIDL, through a WFOE structure.

3. At present, we have never distributed any dividends and do not intend to in the future. However, if the Company decides to distribute dividends to its shareholders, the Company will transfer the dividends from the operating subsidiary, BIDL, in accordance with the laws and regulations of the PRC and other countries. Then BIDL will transfer the dividends to BSM International, and the dividends will be distributed from BSM International to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

As a smaller business, the Company does not have specific cash management policies and procedures that dictate how funds are transferred throughout the organization. The Company’s general policy, however, has been to keep funds within the entities where they are raised or generated in order to support the local entity’s operations. For example, if the funds are generated in a PRC subsidiary in China, then the Company’s general approach will be to use those funds to support the Chinese entity’s operations, with the exception of required funding for capital investments.

The Company does not have any contractual agreements in place with BIDL that establishes control over it. The Company controls BIDL by virtue of holding all of the voting interest in BIDL.

As of the date of this registration statement, no transfers, dividends, or distributions have been made between BSM International and BIDL.

Since our business operations are conducted in Hong Kong, China through our operating subsidiary BIDL, the Chinese government may exercise significant oversight and discretion over the conduct of our business in China and may intervene in or influence our subsidiary’s operations at any time, which could result in a material change in its operations and/or the value of our Ordinary Shares.

BSM International is permitted under Cayman Islands laws to provide funding to BIDL in Hong Kong through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. BIDL is also permitted under the laws of Hong Kong to provide funding to BSM International through dividend distributions without restrictions on the amount of the funds. As of the date of this prospectus, there have been no dividends or distributions among the BSM International or BIDL nor do we expect such dividends or distributions to occur in the foreseeable future between BSM International and BIDL.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the Cayman Islands Companies Act and our Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us by dividend.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by BSM International. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from BSM International to BIDL or from BIDL to BSM International. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S. investors.

Current PRC regulations permit PRC subsidiaries to pay dividends to their Hong Kong shareholders only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of the subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. As of the date of this Registration Statement, we do not have any PRC subsidiaries.

The PRC government also imposes controls on the conversion of Renminbi (“RMB”) into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Ordinary Shares. As of the date of this Registration Statement, we do not have any PRC subsidiaries.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for BSM International to pay dividends to our shareholders, we will rely on payments made from BIDL to BSM International. If in the future we have PRC subsidiaries, certain payments from such PRC subsidiaries to BIDL will be subject to PRC taxes, including business taxes and VAT. As of the date of this Registration Statement, we do not have any PRC subsidiaries and BIDL has not made any transfers or distributions.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by a PRC subsidiary to its immediate holding company. As of the date of this Registration Statement, we do not have a PRC subsidiary. In the event that we acquire or form a PRC subsidiary in the future and such PRC subsidiary desires to declare and pay dividends to BIDL, BIDL will be required to apply for the tax resident certificate from the relevant Hong Kong tax authority. In such event, we plan to inform the investors through SEC filings, such as a Current Report on Form 8-K, prior to or substantially simultaneously with such actions. See “Risk Factors — Risk Factors Relating to Doing Business in Hong Kong and China.”

In light of China’s extension of its authority into Hong Kong, we are subject to risks arising from the legal system in Hong Kong and China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in Hong Kong and China can change quickly with little or no advance notice. There is also the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong or PRC based issuers, which could result in a material change in our operations and/or the value of our securities. Given that we are not mainland China based companies, we are currently not required to obtain approval from Chinese authorities (including the CSRC and the CAC) to operate or to offer securities to investors. However, to the extent that the Chinese government exerts more control over offerings conducted overseas and/or foreign investment in Hong Kong-based issuers over time and if BIDL or BSM International were required to obtain approvals in the future, or erroneously conclude that that approvals were not required, or were denied permission from Chinese authorities to list on U.S. exchanges, our operations may materially change, our ability to offer or continue to offer securities to our investors or to continue listing on a U.S. exchange may be significantly limited or completely hindered, and the value of our Ordinary Share(including those we are registering for sale now or in the future) may significantly decline or become worthless, which would materially affect the interest of the investors. To the extent that we expand our operations into China, all of the foregoing risks will become more prominent and directly applicable to us, and significantly adverse policies from the PRC may force us to divest of such Chinese operations or face other risks of forfeiture. Please see “Risk Factors — We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the Hong Kong and the profitability of such business.” and “Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in Hong Kong and accordingly on the results of our operations and financial condition.” and “The PRC government has significant oversight and discretion over the conduct of a Hong Kong company’s business operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, and may intervene with or influence our operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless, as the government deems appropriate to further regulatory, political and societal goals.”

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection, especially if we expand operations or physical presence into China. We may be liable for improper use or appropriation of personal information provided by our customers. Please see “Risk Factors — The PRC government has significant oversight and discretion over the conduct of a Hong Kong company’s business operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, and may intervene with or influence our operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless, as the government deems appropriate to further regulatory, political and societal goals.”

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders. Please see “Risk Factors — Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations.”

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident Shareholders to personal liability, may limit our ability to acquire Hong Kong and PRC companies or to inject capital into BIDL, may limit the ability of BIDL to distribute profits to us or may otherwise materially and adversely affect us.

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the China Securities Regulatory Commission (“CSRC”), the Ministry of Finance of China, and the PCAOB signed a protocol governing inspections and investigations of audit firms based in China and Hong Kong. which could prevent China-based, U.S.-listed firms from being delisted pursuant to the HFCAA. On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. If the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which was signed into law on December 29, 2022, which amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

Please see “Risk Factors —The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) to be permitted to inspect the issuer’s public accounting firm within two years. On December 29, 2022 the three-year period was shortened to two years once the Accelerating Holding Foreign Companies Accountable Act was enacted. There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. If the U.S. securities regulatory agencies are unable to conduct such investigations, they may suspend or de-register our registration with the SEC and delist our securities from applicable trading market within the US.”

You may be subject to PRC income tax on dividends from us or on any gain realized on the transfer of our Ordinary Shares. Please see “Risk Factors — Dividends payable to our foreign investors and gains on the sale of our Ordinary Shares by our foreign investors may become subject to tax by the PRC.”

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. Please see “Risk Factors — We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.”

BSM International is incorporated under the laws of the Cayman Islands as a holding company that conducts its business through our subsidiary, BIDL, which is organized under the laws of Hong Kong. This may have an adverse impact on the ability of U.S. investors to enforce a judgment obtained in U.S. Courts against these entities, bring actions in Hong Kong against us or our management or to effect service of process on the officers and directors managing BIDL. Please see “Risk Factors — It may be difficult for shareholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our shareholders.”

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

There are significant uncertainties under the Enterprises Income Tax Law relating to the withholding tax liabilities of BIDL, and dividends payable by our PRC subsidiary, if any, may not qualify to enjoy certain treaty benefits. Please see “Risk Factors — Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations.”

Business Overview

BSM International, Inc. is a Cayman Islands holding company operating through our wholly-owned subsidiary BM International Distribution Limited (“BIDL”). BIDL is a medical device wholesaler with current operations in Hong Kong, China. BIDL provides services to medical device manufacturers to help them sell their products in foreign countries, typically, in Southeast Asia, Europe and South America.

BIDL currently has one medical device distributorship and no sub-distributor for the related products.

BIDL works with manufacturers around the world provided their medical device meets the following criteria:

●	It has already received either a CE marking for the European Union or a certification from the United States. Food and Drug Administration;

●	It is already being legally sold in the country of origin;

●	It can be exported from its country of origin without any restrictions; and

●	Is covered by a manufacturer’s warranty, if applicable.

BIDL intends to arrange the sale of medical devices with which it has distribution rights in authorized distributorship territories by contracting with local businesses as its sub-distributors. BIDL will not contract with sub-distributors in any country or geographical area which has been disallowed by the government of the medical device’s country of origin to carry out business activities.

Market Opportunity

BIDL provides services to medical device manufacturers around the world to help them sell their products in countries other than the one where the manufacturers are located. BIDL has not obtained market research conducted by independent and qualified professionals to ascertain the demand for the type of services it is providing. BIDL also have no access to information as to the number of firms providing services similar to those rendered by it. Our officers and directors, however, are aware that all major medical device manufacturers have their own global distribution network, and therefore they will not work with independent distributors like BIDL, and thus the sources from which it can secure medical device distributorship are limited to small and medium size manufacturers.

BIDL currently acts as a global distributor of the SafeLan brand products manufactured by Bosung Meditech Co., Ltd. of South Korea. Amongst a range of products under this brand, BIDL has decided to concentrate its distributorship efforts in the lancing device and lancet. A lancing device is a small tube that launches a lancet (small needle) into the skin to make a puncture that produces a blood drop. For individuals with diabetes, this blood drop is to be used to check glucose levels as an integral part of daily diabetes management.

According to the IDF Diabetes Atlas 10th Edition 2021, published by the International Diabetes Federation, in 2021, approximately 537 million adults (20-79 years) are living with diabetes on a worldwide basis. The total number of people living with diabetes is projected to rise to 643 million by 2030 and 783 million by 2045. We believe that the huge population of diabetes generates a strong and continuous demand for lancing device and lancet because they form an integral part of daily diabetes management. We, however, are aware that major medical supply manufacturers, such as Roche of Switzerland, Johnson and Johnson of the United States, and Bayer of Germany, are already supplying lancing devices and lancets on a worldwide basis, and that we understand that we do not have the financial resources to compete with these manufacturers. BIDL’s market and sales priority will be in those geographical areas where these major manufacturers have not established a dominant position, and room is still available for its SafeLan brand products.

Business Strategy

Key elements of business and growth strategies include the following:

●	BIDL will build up an inventory of products under its distributorship and a network of sub-distributors as quickly as possible;

●	BIDL will pay referral fees to attract introduction of potential distributorship and sub-distributorship made by its business affiliates;

●	BIDL will build up a professional team to monitor and support the marketing and sales activities of its sub-distributors; and

●	BIDL intend to establish its own brand name in the intermediary term.

Our Strengths

We believe BIDL has the following strengths.

A Strong business network. BSM International’s President and director, Chang Suk Kim, established a strong network in the business world. Mr. Kim has been a part-time lecturer for many years at a university in Seoul, South Korea, teaching entrepreneurship and principles of investment to business administration graduate students. Many of these students are senior executives of major corporations in South Korea, including multi-national corporations. Through Mr. Kim, BSM International is able to establish business contacts with a wide range of business organizations.

The SafeLan brand lancing device and lancet are patented. In addition to various patents granted by the authorities in South Korea, there is a patent on these medical devices in the United States in 2014 as an “One body lancet and no pain type blood collecting device” (patent number: 8911462). These devices were also patented in China in 2013 as an “Integrated lancet and painless blood collection device” (patent number: 1305611). Bosung Meditech Co. Ltd. is the current owner of the patents.

The SafeLan lancing device has special features. The special features include:

●	Prevents the risk of transmitting blood-borne pathogens;

●	Prevents reuse of the lancet needle by loading mechanism;

●	Whether ready to use be checked by looking at the rear window; and

●	Ease of use.

Recent Developments

Sub-Distributing

In late August 2022, BSM International’s President and Director, Chang Suk Kim, attended a medical supplies trade fair in Singapore. During his stay in Singapore, Mr. Kim had a meeting with Mr. Javis Lim, Associate Business Development Director, Corporate/Export of Pure Pharm Pte Ltd. of Singapore to introduce Bosung’s SafeLan lancet device and lancet, and to explore the possibility of a potential sub-distributing arrangement. The meeting was arranged with the help of. Mr. Dornelles Da Rocha Angelico, who is a Brazilian residing in Japan, and has been a personal friend of Mr. Kim since mid-2021. Further communications were exchanged subsequent to the meeting but no sub-distribution arrangement has been concluded as of the date of this prospectus.

In September 2022, through Mr. King Kwok Yu, product information on SafeLan lancet device and lancet were given to Mr. Guang Xin Wu, who in turn provided the information to companies in the PRC to explore if there is any party interested in being a sub-distributor of the SafeLan products in China. Mr. Yu is a resident of Hong Kong and Mr. Wu lives in the PRC. Mr. Yu, Mr. Wu and Mr. Kim have been personal friends for over 15 years. As of the date of this prospectus, we have not received any feedback from Mr. Wu.

In October 2022, through Mr. Dornelles Da Rocha Angelico, product information on SafeLan’s lancet device and lancet were given to Mr. Antonio Carlos Rocha Barreto, who in turn provided the information to companies in Portugal, at his discretion, to explore if there was any party interested in being a sub-distributor of the SafeLan products in Portugal. Mr. Barreto is a resident of Portugal. He is a personal friend of Mr. Dornelles Da Rocha but he does not know Mr. Kim. Through the introduction by Mr. Barreto, on April 11, 2023, BIDL executed a Letter of Intent with Microline, a Portugal based entity expressing interest in exploring the possibility of being BIDL’s sub-distributor of the SafeLan lancet device and lancet. BIDL will now engage in negotiations as Microline conducts its due diligence with the intent of securing a sub-distributorship in Portugal. Since the SafeLan products were certified in the European Union as a Class II medical device, (which approval was received on November 8, 2011 under certificate number IT265893 and renewed on August 7, 2019 under certificate number: IT292178-2, with a future expiration date on May 26, 2024) these products can be imported into, marketed and sold in Portugal once a sub-distributor is secured there.

In October 2022, through Mr. King Kwok Yu, product information on SafeLan’s lancet device and lancet were given to Dr. Khin Wan Lin, who in turn provided the information to his friends in the Philippines, at his discretion, to explore if there was any party interested in being a sub-distributor of the SafeLan products in the Philippines. Dr. Lin is a qualified medical doctor in the Philippines and in Macau. He is a resident of Hong Kong at present. He has been a personal friend of Mr. King Kwok Yu for over 15 years, but he does not know Mr. Kim. As of the date of this prospectus, we have not received any positive feedback from Dr. Lin. As of the date of this prospectus, the SafeLan products have not obtained approval from the appropriate authorities to import, market and sell in the Philippines. When a sub-distributor is secured in the Philippines, BIDL will render all necessary support to the sub-distributor to obtain the required approvals.

As of the date of this prospectus, the SafeLan products have also not obtained approvals from the appropriate authorities to import, market and sell in Singapore and the PRC. If a sub-distributor is secured in a particular jurisdiction, BIDL will render all necessary support to the sub-distributor to obtain the required approvals in the jurisdiction.

Letter of Intent

On April 11, 2023, we executed a letter of intent (“LOI”) with Microline, a Portuguese company. Pursuant to the LOI, Microline expressed its interest in becoming a sub-distributor of the SafeLan products in Portugal once certain due diligence was conducted.

Corporate History and Structure

BSM International, Inc. was incorporated in the Cayman Islands with limited liability on August 10, 2022. The Company is the 100% owner of BM International Distribution Limited, a company incorporated in Hong Kong on August 16, 2022.

*	Less than 1%

Corporate Information

BSM International’s principal address is Unit 719, 7/F, 131-132 Connaught Road West, Hong Kong. BSM International’s registered office’s address is Suite 102, Cannon Place, P.O. Box 712, North Sound Rd., George Town Grand Cayman, KY1-9006, Cayman Islands. BSM International’s telephone number at our principal address is: (852) 9823-3860. BSM International’s registered office provider in the Cayman Islands is Quality Corporate Services Ltd., and is currently located at Suite 102, Cannon Place, P.O. Box 712, North Sound Rd., George Town Grand Cayman, KY1-9006 Cayman Islands, which may be changed from time to time at the discretion of directors. BSM International’s agent for service of process in the United States is The Crone Law Group P.C., 420 Lexington Avenue, Suite 2446, New York, NY 10170.

Investors should contact us for any inquiries through the address and telephone number of our principal executive offices.

Controlling Persons

Our three officers and directors currently own 81.21% of the issued and outstanding shares of the Company, and another individual owns 9.3%. If we are successful at selling all the 1,000,000 Ordinary Shares being offered by this prospectus, this group of four individuals will own 86.91% of the issued and outstanding shares of the Company. Accordingly, this group controls the majority of the shares of the Company. Although there are no voting agreements or arrangements among these persons, these four individuals have a significant influence on determining the outcome of any matters submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. Without their consent, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. Their interests may differ from the interests of our other shareholders. See “Security Ownership of Certain Beneficial Owners and Management.”

Implications of Being an Emerging Growth Company

As a company with less than US$1.07 billion in revenue for our last fiscal year, BSM International qualifies as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to use the extended transition period under the JOBS Act. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur as of the end of our fiscal year if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates. Section 107 of the JOBS Act provides that our decision to opt into the extended transition period for complying with new or revised accounting standards is irrevocable.

Implications of Being an Smaller Reporting Company

Because the worldwide market value of our Ordinary Shares held by non-affiliates, or public float, is below $75 million, we are also a “smaller reporting company” as defined under the Exchange Act. Some of the foregoing reduced disclosure and other requirements are also available to us because we are a smaller reporting company and may continue to be available to us even after we are no longer an emerging growth company under the JOBS Act but remain a smaller reporting company under the Exchange Act. As a smaller reporting company, we are not required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and

●	present more than two years of audited financial statements in our registration statements and annual reports on Form 10-K and present any selected financial data in such registration statements and annual reports.

THE OFFERING

Number of Shares Being Offered	Up to 1,000,000 Ordinary Shares.

Number of Shares Outstanding Prior to the Offering	21,500,000 Ordinary Shares issued and outstanding.

Number of Shares Outstanding After the Offering	If all of the 1,000,000 Ordinary Shares being registered in this offering are sold, we will have 22,500,000 Ordinary Shares issued and outstanding.

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $500,000. We will receive all of the proceeds from the sale of our Ordinary Shares less the offering expenses which are estimated to be approximately $73,000 will be borne by the Company. The proceeds will be used for working capital and general corporate operating purposes.

Plan of Distribution	The offering is being made by us on a best effort, self-underwritten basis. Our shareholders, officers and directors are underwriters as defined in the Securities Act of 1933, as amended.

Risk Factors	Investing in our Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 16 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Ordinary Shares.

Transfer Agent	Vstock Transfer, LLC.

Listing and Lack of Liquidity in our Ordinary Shares	There is not currently, and there has never been, any public market for our Ordinary Shares. Our Ordinary Shares are not currently eligible for listing on any national securities exchange and we are not currently quoted on any tier of the OTC Market Group. We cannot assure you that our Ordinary Shares will become eligible for trading. We intend to arrange for a registered broker-dealer to apply for permission to post a quotation for our shares only after we have commenced offering our Ordinary Shares. However, no assurance can be given that our Ordinary Shares will be quoted on the OTC Pink or any other quotation service. Our offering is not contingent upon quotation on the OTC Pink.

SUMMARY OF RISK FACTORS

RISK RELATING TO OUR BUSINESS

●

Because we are a start-up company, we, through BIDL, have generated no revenues and lack an operating history, any investment in our Ordinary Shares is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

●	BIDL currently has one medical device distributorship but there is no assurance that it can ever secure a sub-distributor for this medical device.

●

BIDL may face several risks because of lacking sufficient financial resources against the competition with the major large medical devices manufacturers who already have their own global distribution network and that major medical supply manufacturers.

●	BIDL’s intended policy is to pay a referral fee to secure potential medical device sub-distributors but it cannot give assurance that this policy will enable it to secure medical device sub-distributors.

●	If BIDL’s business plan is not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in us.

●	We may need to raise additional capital to achieve our goals.

●	We will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

●	We may seek to raise additional funds in the future through debt financing which may impose operational restrictions on our business and may result in dilution to existing or future holders of our Ordinary Shares.

●	Failure to maintain effective internal controls over financial reporting could have a material adverse effect on our business, operating results and stock price.

●	BIDL’s single distributorship, Bosung Meditech Co. Ltd., is a South Korean based company. Escalations in tensions with North Korea could have an adverse effect on it as a distributor of a product manufactured in South Korea, and there could be an adverse effect on our business.

●	North Korea’s economy also faces severe challenges, which may further aggravate social and political pressures within North Korea.

●	Political events in another country may significantly affect BIDL’s business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

●	We may be subject to litigation.

●	Natural disasters and other events beyond our control could harm BIDL’s operations.

RISKS RELATED TO OUR MANAGEMENT

●	Our management is involved with other business activities, which could reduce the time they allocate to our operations.

●	If we fail to attract and keep senior management, we may be unable to successfully integrate acquisitions, scale our offerings of veterinary services, and deliver enhanced customer services, which may impact our results of operations and financial results.

●	Our management has no experience managing a public company.

●	Our lack of an independent audit committee and audit committee financial expert at this time may hinder our board of directors’ effectiveness in monitoring the Company’s compliance with its disclosure and accounting obligations. Until we establish such a committee, we will be unable to obtain a listing on a national securities exchange.

●	Our board of directors acts as our compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with our financial performance.

●	Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage shareholders from bringing a lawsuit against an officer or director.

●	We may have difficulty establishing adequate management, legal and financial controls in the PRC.

RISKS RELATING TO DOING BUSINESS IN HONG KONG AND CHINA

●	Because all of our operations, via our wholly-owned subsidiary BIDL, are located in Hong Kong, a special administrative region of China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

●	The PRC government has significant oversight and discretion over the conduct of a Hong Kong company’s business operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, and may intervene with or influence BIDL’s operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless, as the government deems appropriate to further regulatory, political and societal goals.

●

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the Hong Kong currently, and in the future, in China, and the profitability of such business.

●	Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

●	Hong Kong has various of laws and regulations on data security issues that we may violate regulations in Hong Kong if our products improperly collect, use, or storage of our customers’ personal data.

●

Substantial uncertainties and restrictions with respect to the political, legal and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in Hong Kong and accordingly on the results of our operations and financial condition.

●	There is no assurance the PRC government will not intervene in or impose restrictions on the ability of BSM International or BIDL to transfer cash or assets. To the extent cash or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of BSM International or BIDL by the PRC government to transfer cash or assets.

●	The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) to be permitted to inspect the issuer’s public accounting firm within two years. This three year period was shortened to two years when the Accelerating Holding Foreign Companies Accountable Act was signed into law on December 29, 2022. There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. If the U.S. securities regulatory agencies are unable to conduct such investigations, they may suspend or de-register our registration with the SEC and delist our securities from applicable trading market within the US.

●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

●	We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our clients.

●	Under the PRC enterprise income tax law, we may be classified as a “PRC resident enterprise”, which could result in unfavorable tax consequences to us and our shareholders and have a material adverse effect on our results of operations and the value of your investment.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to BIDL, which could materially and adversely affect our liquidity and our ability to fund and expand business.

●	Because our holding company structure creates restrictions on the payment of dividends, our ability to pay dividends is limited.

●	Since our business operations are conducted in China through our operating subsidiary BIDL, the Chinese government may exercise significant oversight and discretion over the conduct of our business in China and may intervene in or influence our subsidiary’s operations at any time, which could result in a material change in its operations and/or the value of our Ordinary Shares.

●	If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

●	Dividends payable to our foreign investors and gains on the sale of our Ordinary Shares by foreign investors may become subject to tax by the PRC.

●	Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations.

●	We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

●	The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.

●	PRC regulations relating to offshore investment activities by PRC residents may limit BIDL’s ability to increase their registered capital or distribute profits to us or otherwise expose us to liability and penalties under PRC law.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to BIDL, which could materially and adversely affect our liquidity and our ability to fund and expand business.

●	BIDL may be subject to restrictions on paying dividends or making other payments to BSM International, which may restrict our ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our Ordinary Shares.

●	Governmental control of currency conversion may limit our ability to utilize revenues effectively and affect the value of your investment.

●	Failure to comply with PRC regulations regarding the registration requirements for employee stock ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

●	If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our shares, especially if such matter cannot be addressed and resolved favorably.

●	Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in Hong Kong based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

RISKS RELATED TO OUR SHARES AND THIS OFFERING

●	Our failure to raise sufficient capital in this offering may cause our shareholders to lose their entire investment in us.

●	There is no current trading market for our Ordinary Shares and if a trading market does not develop, purchasers of our securities may have difficulty selling their Ordinary Shares.

●	The trading price of our Ordinary Shares may be volatile which could result in substantial losses to you.

●	We have a low market price.

●	There is a lack of market and state blue sky laws.

●	We will be regulated by the penny stock regulations.

●	FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our Ordinary Shares.

●	We have security laws exposure.

●	Because we do not intend to pay any cash dividends on our Ordinary Shares, our shareholders will not be able to receive a return on their shares unless they sell them.

●	We may, in the future, issue additional Ordinary Shares, which would reduce investors’ percent of ownership and may dilute our share value.

●	Our principal executive offices are located in Hong King and our officers and directors are also located outside of the United States. This could make the enforcement and/or service of process of a shareholder claim or judgment difficult.

●	Our shareholders may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in Hong Kong based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

●	You will experience immediate and substantial dilution in the net tangible book value of our Ordinary Shares.

●	Our officers and directors have broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

●	Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

●	We are selling Ordinary Shares offered in this prospectus without an underwriter and may not be able to sell any of the Ordinary Shares offered herein.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables summarize our consolidated financial data for the periods and as of the dates indicated. The summary statements of operations data for the period from August 10, 2022 (inception) through September 30, 2022 are derived from our audited consolidated financial statements and related notes included elsewhere in this prospectus. Our historical results are not necessarily indicative of results that may be expected in the future. You should read the summary financial data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus and the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The summary financial data in this section are not intended to replace our consolidated financial statements and the related notes and are qualified in their entirety by the consolidated financial statements and related notes included elsewhere in this prospectus.

As of
September 30, 2022
Balance Sheet Data:
Cash	$47,775
Total Assets	47,775

Total Current Liabilities	46,035
Total Liabilities	46,035
Total Stockholders’ equity	1,740

For the period from
August 10, 2022 (Inception) to
September 30, 2022
Statements of Operations Data:
Total general and administrative expenses	$78,341
(Loss) from Operations	(78,341)
Foreign exchange (loss)	(2)
Net (Loss)	$(78,343)

Net (loss) per Ordinary Share
Basic and diluted	$(0.0036)

RISK FACTORS

Investing in our Ordinary Shares involves significant risk. Prior to making a decision about investing in our Ordinary Shares, you should carefully consider the specific factors set forth below, together with all of the other information contained in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under this heading “Risk Factors.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

RISKS RELATING TO OUR BUSINESS

Because we are a start-up company, we have generated no revenues and lack an operating history, any investment in our shares is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Our holding company BSM International, Inc. was incorporated on August 10, 2022. Both our net loss and comprehensive loss and our accumulated deficit as of the date of this prospectus are approximately $78,300. As of the date of this prospectus, we had total shareholders’ equity of approximately $1,700. We expect to continue to incur net losses for the foreseeable future. We have limited operating history upon which to base an evaluation of our business and prospects. If we fail to achieve or maintain profitability, then we may be unable to continue our operations at planned levels and be forced to reduce or cease operations. You must consider the risks and difficulties we face as a small operating company with limited operating history

We are subject to all of the risks inherent in the establishment of an emerging growth company, including the absence of an operating history, and the risk that we may be unable to successfully operate our business. There can be no assurance that we will be able to successfully operate our business.

We have not yet secured any sub-distributors or realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

BIDL currently has one medical device distributorship but there is no assurance that it can ever secure a sub-distributor for this medical device.

Although BIDL was granted a distributorship from Bosung Meditech Co. Ltd. (“Bosung”) on August 17, 2022, it has yet to secure a sub-distributor successfully. BIDL cannot give assurance that it can ever secure a sub-distributor for Bosung’s lancing device and lancet. If BIDL cannot secure a sub-distributor for Bosung’s lancing device and lancet, it will be unable to produce revenue and could potentially reduce or cease operations, which would negatively impact our business.

BIDL may face several risks because of lack of sufficient financial resources against the competition of major large medical devices manufacturers who already have their own global distribution network as well as major medical supply manufacturers.

BIDL is limited to securing its medical device distributorships from small and medium size manufacturers because of insufficient financial funding. This will limit BIDL’s market penetration and make it difficult to establish a foothold in new regions as a new entrant. BIDL also faces challenges in building brand recognition without sufficient resources to invest in marketing and advertising. The presence of established medical device manufacturers, such as Roche, Johnson & Johnson, and Bayer, with well-established distribution networks and brand recognition, can make it difficult for BIDL to compete effectively. BIDL’s distribution channels will be limited. The regulatory compliance costs for BIDL will also be significant, whereas major brands have greater access to funds to more easily manage these expenses. In preparation of these challenges, BIDL’s growth strategies will focus on engaging small and middle sized manufacturers to build its brand awareness among local customers. BIDL will also target subcategory new markets where competition is less fierce and major players have not entered in.

BIDL’s intended policy is to pay a referral fee to secure potential medical device sub-distributors but it cannot give assurance that this policy will enable it to secure medical device sub-distributors.

BIDL does not currently have any medical device sub-distributors. BIDL plans to pay a fee to any party, including BSM International’s shareholders, directors and officers, who refer a potential medical device sub-distributor with which it successfully secures an agreement to sub-distribute. BIDL expects the amount of the referral fee will be negotiated on a case-by-case basis. BIDL cannot give assurance that it will receive referrals for any potential medical device sub-distributors or that it can secure medical device sub-distributors even when a potential opportunity is presented to it.

If our business plan is not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in us.

As of the date of this prospectus, we had $33,619 of cash on hand, all of which we expect will be used to pay for the estimate costs of our self-underwritten initial public offering.

Our ability to continue as a going concern is dependent upon generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing the cash flow issues. If we cannot continue as a going concern, our shareholders may lose their entire investment in us. If we fail to raise sufficient capital in this offering, we will have to explore other financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. We cannot give assurance that we will be able to secure the necessary capital when needed. Consequently, we raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period from August 10, 2022 (inception) to September 30, 2022. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing the cash flow issues. If we cannot continue as a going concern, our shareholders may lose their entire investment in us. See Note 2 to our Financial Statements included in this Registration Statement

Our business plan can only be successful if we can secure both medical device distributorship and sub-distributors, and that they execute purchase and sale transactions successfully so we receive fees from manufacturers. We currently have one medical device distributorship but no medical device sub-distributor. We cannot give assurance, even if we have both medical device distributorships and sub-distributors in place, that purchase and sale transactions will be successfully concluded between the manufacturers and sub-distributors. We therefore cannot give assurance that our business plan can be successful or that we continue operations.

We may need to raise additional capital to achieve our goals.

We currently incur operate at a net loss and a comprehensive loss and anticipate incurring additional expenses as a public company. Some of our anticipated future expenditures will include the costs of obtaining regulatory approvals and the costs associated with marketing and selling our services. We also may incur unanticipated costs. Because the outcome of our development activities and commercialization efforts is inherently uncertain, the actual amounts necessary to successfully complete the development and commercialization of our existing or future veterinary services s may be greater or less than we anticipate.

Additional funds may not be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce or terminate one or more of our veterinary service programs or any future commercialization efforts.

The Company will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

The Company will face a significant increase in insurance, legal, accounting, administrative and other costs and expenses as a public company that none of the formerly corporate or company privately-held acquisition targets that we may attempt to purchase incur as a private company. The Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the Securities and Exchange Commission (the “Commission”), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board, the Commission and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require the Company to carry out activities that it previously has not done. For example, the Company will adopt new internal controls and disclosure controls and procedures. In addition, additional expenses associated with the Commission’s reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), The Company could incur additional costs rectifying those issues, and the existence of those issues could adversely affect the Company’s reputation or investor perceptions of it. Being a public company could make it more difficult or costly for the Company to obtain certain types of insurance, including director and officer liability insurance, and the Company may be forced to accept reduced policy limits and coverage with increased self-retention risk or incur substantially higher costs to obtain the same or similar coverage. Being a public company could also make it more difficult and expensive for the Company to attract and retain qualified persons to serve on the board, board committees or as executive officers. Furthermore, if the Company is unable to satisfy its obligations as a public company, it could be subject to fines, sanctions and other regulatory action and potentially civil litigation.

The additional reporting and other obligations imposed by various rules and regulations applicable to public companies will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require the Company to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

We may seek to raise additional funds in the future through debt financing which may impose operational restrictions on our business and may result in dilution to existing or future holders of our Ordinary Shares.

We expect that we will need to raise additional capital in the future to help fund our business operations. Debt financing, if available, may require restrictive covenants, which may limit our operating flexibility and may restrict or prohibit us from:

●	paying dividends or making certain distributions, investments and other restricted payments;

●	incurring additional indebtedness or issuing certain preferred shares;

●	selling some or all of our assets;

●	entering into transactions with affiliates;

●	creating certain liens or encumbrances;

●	merging, consolidating, selling or otherwise disposing of all or substantially all of our assets; and

●	designating our subsidiaries as unrestricted subsidiaries.

Debt financing may also involve debt instruments that are convertible into or exercisable for our common shares. The conversion of the debt-to-equity financing may dilute the equity position of our existing shareholders.

Failure to maintain effective internal controls over financial reporting could have a material adverse effect on the Company’s business, operating results and stock price.

Prior to this offering, the Company was not a publicly listed company or an affiliate of a publicly listed company, and it has not previously dedicated accounting personnel and other resources to address internal control and other procedures commensurate with those of a publicly listed company. Effective internal control over financial reporting is necessary to increase the reliability of financial reports.

The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those of a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements. If the Company is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of our Ordinary Shares.

BIDL’s single distributorship, Bosung Meditech Co. Ltd., is a South Korean based company. Escalations in tensions with North Korea could have an adverse effect on BIDL as a distributor of a product manufactured in South Korea, and there could be an adverse effect on business.

BIDL’s single distributorship, Bosung Meditech Co. Ltd., is a South Korean based company. Relations between South Korea and North Korea have been tense throughout Korea’s modern history. The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In particular, there have been heightened security concerns in recent years stemming from North Korea’s nuclear weapon and ballistic missile programs as well as its hostile military actions against Korea. Some of the significant incidents in recent years include the following:

●	North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty in January 2003 and conducted six rounds of nuclear tests since October 2006, including claimed detonations of hydrogen bombs and warheads that can be mounted on ballistic missiles. Over the years, North Korea has continued to conduct missile tests, including ballistic missiles launched from submarines and intercontinental ballistic missiles that it claims can reach the United States mainland. In response, the South Korean government has repeatedly condemned the provocations and flagrant violations of relevant United Nations Security Council resolutions. In February 2016, the South Korean government also closed the inter-Korea Gaesong Industrial Complex in response to North Korea’s fourth nuclear test in January 2016. Internationally, the United Nations Security Council has passed a series of resolutions condemning North Korea’s actions and significantly expanding the scope of sanctions applicable to North Korea, most recently in December 2017 in response to North Korea’s intercontinental ballistic missile test in November 2017. Over the years, the United States and the European Union have also expanded their sanctions applicable to North Korea.

●	In March 2010, a South Korean naval vessel was destroyed by an underwater explosion, killing many of the crewmen on board. The South Korean government formally accused North Korea of causing the sinking, while North Korea denied responsibility. Moreover, in November 2010, North Korea fired more than one hundred artillery shells that hit South Korea’s Yeonpyeong Island near the Northern Limit Line, which acts as the de facto maritime boundary between South Korea and North Korea on the west coast of the South Korean peninsula, causing casualties and significant property damage. The South Korean government condemned North Korea for the attack and vowed stern retaliation should there be further provocation.

Escalations in tensions between South Korea and North Korea could disrupt the supply of our South Korean products with which BIDL has a distributorship, which could result in adverse effects on our business.

North Korea’s economy also faces severe challenges, which may further aggravate social and political pressures within North Korea.

Although bilateral summit meetings were held between the two Koreas in April, May and September 2018 and between the United States and North Korea in June 2018, February 2019 and June 2019, there can be no assurance that the level of tensions affecting the Korean peninsula will not escalate in the future. Any increase in tensions, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between South Korea or the United States and North Korea break down or further military hostilities occur, could have a material adverse effect on the South Korean economy and on our business, financial condition and results of operations due to an adverse effect on the manufacturer of the product with which we have a distributorship.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (2021 Revision), or the ITC, came into force in the Cayman Islands introducing certain economic substance requirements for Cayman Islands tax resident companies which are engaged in certain “relevant activities.” However, it is not anticipated that the Company itself will be subject to any such requirements prior to any business combination and thereafter the Company may still remain out of scope of the legislation or else be subject to more limited substance requirements. Although it is presently anticipated that the ITC will have little material impact on the Company or our operations, as the legislation is new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

We may be subject to litigation.

We may become party to litigation from time to time in the ordinary course of business, which could adversely affect our business. Should any litigation in which we become involved be determined against us, such a decision could adversely affect our ability to continue operating and the market price for our Ordinary Shares and could potentially use significant resources. Even if we are involved in litigation and win, litigation can redirect significant resources of management and the Company.

Natural disasters and other events beyond our control could harm our business.

Natural disasters or other catastrophic events, such as earthquakes, flooding, wildfires, power shortages, pandemics such as COVID-19, terrorism, political unrest, telecommunications failure, vandalism, cyberattacks, geopolitical instability, war, drought, sea level rise and other events beyond our control may cause damage or disruption to our operations, the operations of our suppliers and service providers, international commerce and the global economy, and could seriously harm our revenue and financial condition and increase our costs and expenses. A natural disaster or other catastrophic event in any of our major markets could have a material adverse impact on our business, financial condition, results of operations, or cash flows. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur.

RISKS RELATED TO OUR MANAGEMENT

Our management is involved with other business activities, which could reduce the time they allocate to our operations.

Because all of our officers and directors are, and may in the future become, involved in other business activities, our officers and directors may face a conflict of interest in allocating their working time between us and other business interests. We have not formulated a policy for the resolution of such conflicts. Because such conflicts or other potential conflicts may not be resolved in our best interests, which could jeopardize the execution and potential success of our business plan and results of operations.

If we fail to attract and keep senior management, we may be unable to successfully integrate acquisitions, scale our offerings of veterinary services, and deliver enhanced customer services, which may impact our results of operations and financial results.

The loss of the services of any of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our products and sales. The development of our business will continue to place a significant strain on our limited personnel, management, and other resources. We are highly dependent upon our senior management. Our future success depends upon the continued services of our executive officers, Mr. Chang Suk Kim, our President and director, Mr. Sung Hwan Park, our Chief Financial Officer and director, and Mr. Yang-Ho Song, our Chief Technology Officer. They are developing our business, which will depend on our ability to identify and retain competent employees with the skills required to execute our business objectives. The loss of the services of any of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our products and services, which could adversely affect our financial results and impair our growth.

Our management has no experience managing a public company.

At the present time, none of our management has experience in managing a public company. This may hinder our ability to establish effective controls and systems and comply with all applicable requirements associated with being a public company. If compliance problems result, these problems could have a material adverse effect on our business, financial condition or results of operations. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act, and the Dodd-Frank Act of 2010, as well as rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to our new compliance requirements. Moreover, these requirements will increase our legal, accounting and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect it will be difficult and expensive for us to obtain director and officer liability insurance. These requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

Our lack of an independent audit committee and audit committee financial expert at this time may hinder our board of directors’ effectiveness in monitoring the Company’s compliance with its disclosure and accounting obligations. Until we establish such a committee, we will be unable to obtain a listing on a national securities exchange.

Although our Ordinary Shares are not listed on any national securities exchange, for purposes of independence we use the definition of independence applied by Nasdaq. Currently, we have no independent audit committee. Our full board of directors functions as our audit committee and is comprised of two directors. An independent audit committee would play a crucial role in the corporate governance process, assessing our Company’s processes relating to our risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may deprive the Company of management’s independent judgment. We may, however, have difficulty attracting and retaining independent directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised. An independent audit committee is required for listing on any national securities exchange. Therefore, until such time as we meet the audit committee independence requirements of a national securities exchange, we will be ineligible for listing on any national securities exchange.

Our board of directors acts as our compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with our financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our board of directors, which has no independent members, acts as the compensation committee for the Company and determines the compensation and benefits of our executive officers, will administer our employee stock and benefit plans, and reviews policies relating to the compensation and benefits of our employees. Our lack of an independent compensation committee presents the risk that an executive officer on the board may have influence over his or her personal compensation and may obtain benefits levels that may not be commensurate with our financial performance.

Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage shareholders from bringing a lawsuit against an officer or director.

Our Company’s Memorandum and Articles of Association provide that a director, duly appointed alternate, managing director, agent, secretary, assistant secretary or other officer of our Company (but not including our Company’s auditor) shall not be personally liable to us or our shareholders (i) for the acts, receipts, neglects, defaults or omissions of any other such Director or officer or agent of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his part or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty. These provisions may discourage shareholders from bringing a lawsuit against a director or officer for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on the Company’s behalf against a director or officer.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as will be required under Section 404 of the Sarbanes Oxley Act of 2002.

RISKS RELATING TO DOING BUSINESS IN HONG KONG AND CHINA

Because all of our operations are conducted within Hong Kong through our operating subsidiary BIDL, a special administrative region of China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

As a business operating in Hong Kong, a special administrative region of China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development,

●	Result in negative publicity or increase our operating costs,

●	Require significant management time and attention, and

●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our Ordinary Shares.

At the present time, according to relevant Hong Kong regulations, if the Company, BIDL or any of its subsidiaries outside Hong Kong export medical devices to/from Hong Kong in the future, the exporter shall apply for a wholesale dealer or licensed manufacturer license in Hong Kong pursuant to the Pharmacy and Poisons Ordinance (Cap. 138 of the Laws of Hong Kong) and/or an import/export license from the Trade and Industry Department. Currently we do not import/export any medical devices to/from Hong Kong, we believe we currently do not need to apply for any license from the relevant regulatory authority in Hong Kong.

As advised by our Hong Kong counsel, Li & Partners, as of the date of this prospectus, based on the current business conducted by BIDL and that we currently will not issue our Ordinary Shares contrary to the requirements of the Companies (Winding Up and Miscellaneous Provisions) Ordinance or the Securities and Futures Ordinance disclosed hereinabove, the Company and BIDL: (i) are not required to obtain any other permissions from any Hong Kong authorities to operate or issue our Ordinary Shares to foreign investors, (ii) are not subject to permission requirements from the Securities and Futures Commission (“SFC”) or any other entity that is required for approval of BIDL’s operations, and (iii) have not received or were denied such permissions by any Hong Kong authorities.

Hong Kong has various of laws and regulations on data security issues that we may violate regulations in Hong Kong if our products improperly collect, use, or storage of our customers’ personal data.

The Personal Data (Privacy) Ordinance (Cap. 486 of the Laws of Hong Kong) (“PDPO”), passed in 1995 and took effect from December 1996, is the primary law governing data privacy and security in Hong Kong. The PDPO applies to all entities operating in Hong Kong that collect, process, or use personal data, regardless of whether they are based in Hong Kong or elsewhere. The PDPO sets out several principles for data protection, including: (1) Collection purpose and means: personal data must be collected in a lawful and fair way, for a purpose directly related to a function or activity of the data user. Data subjects must be notified of the purpose for which the data is to be used for and the classes of persons to whom the data may be transferred. Data collected should be adequate but not excessive; (2) Accuracy and retention: Personal data must be accurate and should not be kept for a period longer than necessary for the fulfilment of the purpose for which the data is or is to be used; (3) Use: personal data must be used for the purpose for which the data is collected or for a directly related purpose unless voluntary and explicit consent with a new purpose is obtained from the data subject; (4)Security: a data user shall take practicable steps to safeguard any personal data held against unauthorized or accidental access, processing, erasure, loss or use; (5) Openness: a data user shall take practicable steps to ensure that its policies and practices in relation to personal data, the kind of personal data it holds and the main purposes for which the personal data is or is to be used for are made known to the public; and (6) Data Access and Correction: individuals have the right to access and correct their personal data held by organizations. The PDPO also imposes certain obligations on organizations, including the notification, data transfer and data breach reporting obligations.

We will strive to comply with the PDPO and other applicable data protection laws and regulations and other obligations we may have with respect to privacy and data protection. Failure or perceived failure to comply with applicable laws and regulations related to the collection, use, or sharing of personal information or other privacy-related and security matters could result in a loss of confidence in us by customers or clients, which could adversely affect our business, financial condition and results of operations.

The PRC government has significant oversight and discretion over the conduct of a Hong Kong company’s business operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, and may intervene with or influence our operations, via BIDL, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless, as the government deems appropriate to further regulatory, political and societal goals.

In light of China’s extension of authority into Hong Kong, we are subject to risks arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in Hong Kong and China can change quickly with little to no advanced notice. In addition, the PRC government may intervene or influence our operations at any time with little to no advanced notice, which could result in a material change in our operations and/or the value of our Ordinary Shares. These risks will become even more prominent and direct if we expand our operations into or develop a physical presence in China. For example, the PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any industry that could adversely affect the business, financial condition and results of operations of our company. To the extent that we expand into China in the future, significantly adverse policies from the PRC may force us to divest of such Chinese operations or face other risks of forfeiture. Furthermore, the PRC government has also recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We believe we are not subject to cybersecurity review with the Cyberspace Administration of China, or CAC, given that: (i) our products and services are offered not directly to individual users but through our institutional clients; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. In addition, we believe that we are not subject to merger control review by China’s anti-monopoly enforcement agency due to the level of our revenues which provided from us and audited by our auditor, and the fact that we currently do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB400 million. Currently, these statements and regulatory actions have had no impact on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange.

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the Hong Kong currently, and in the future, in China, and the profitability of such business.

All of our assets and operations are located in Hong Kong through our subsidiary BIDL. We also intend to expand distribution of our services into the PRC in the future. Accordingly, economic, political and legal developments in Hong Kong and the PRC will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in Hong Kong. While we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and that business development in the PRC will continue to follow market forces, we cannot assure you that this will be the case.  Our interests may be adversely affected by changes in policies by the PRC government, including:

●	Uncertainties regarding enforcement of laws in Hong Kong, and as we expand into the PRC;

●	Changes in laws, regulations or their interpretation especially with respect to application of PRC tax, labor, currency restriction and other laws to Hong Kong operations, all of which can occur quickly and with little to no advanced notice;

●	Confiscatory taxation or changes in taxation;

●	Currency revaluations or restrictions on currency conversion, imports or sources of supplies, or ability to continue as a for-profit enterprise;

●	Expropriation or nationalization of private enterprises, risks of forfeiture; and the allocation of resources.

Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

As of the date of this prospectus, we do not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in mainland- China-based issuers as advised by our PRC counsel. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the PRC government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and/or

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which will take effect on March 31, 2023. Compared to the Draft Rules, the Trial Administrative Measures further clarified and emphasized several aspects, including: (i) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (ii) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, c) whose such overseas securities offering or listing shall be completed before September 30, 2023. However, such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (iii) a negative list of types of issuers banned from listing overseas, such as issuers under investigation for bribery and corruption; (iv) regulation of issuers in specific industries; (v) issuers’ compliance with national security measures and the personal data protection laws; and (vi) certain other matters such as: an issuer must file with the CSRC within three business days after it submits an application for initial public offering to competent overseas regulators; and subsequent reports shall be filed with the CSRC on material events, including change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings. According to the Relevant Officials of the CSRC Answered Reporter Questions (“CSRC Answers”) and Trial Administrative Measures, upon effectiveness, as a company applying for listing on Nasdaq, we could be subject to the filing process if (i) we cannot obtain the clearance from SEC or Nasdaq before the effective date of the Trial Administrative Measures; or (ii) after we obtain the clearance from SEC or Nasdaq before the effective date of the Trial Administrative Measures, we cannot complete the overseas listing before September 30, 2023. As the Trial Administrative Measures are newly issued, although we have no Chinese subsidiaries and no operation in mainland China and believe that we are not bound by the Trial Administrative Measures, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when the Company is subject to such filing requirements, or we will be able to obtain clearance from the CSRC in a timely fashion or at all.

According to the provisions of the Trial Administrative Measures, if a PRC domestic enterprise fails to comply with the filing procedures that should be performed, or conduct an overseas offering and listing under the circumstances that it is not allowed to do so in accordance with the Trial Administrative Measures, the CSRC shall order it to make corrections, give a warning, and impose a fine of between ¥1,000,000 and ¥1,000,000. The directly responsible person in charge and other directly responsible personnel shall be given a warning and fined between ¥500,000 and ¥5,000,000. If the controlling shareholder or actual controller of a PRC domestic enterprise organizes or instigates the above-mentioned illegal acts, a fine of not less than ¥1,000,000 but not more than ¥10,000,000 will be imposed. The directly responsible executives and other directly responsible personnel shall be fined between ¥500,000 yuan and ¥5,000,000. Although we have no Chinese domestic subsidiaries in PRC and believe that we are not bound by the Trial Administrative Measures or the above-mentioned fines, penalties, or sanctions, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that we would not be imposed such penalty when the Company is subject to such filing requirements.

On February 24, 2023, the China Securities Regulatory Commission, the Ministry of Finance of China, the State Administration of Confidentiality of China, and the State Archives and Records Administration of China jointly promulgated the Provisions on Strengthening the Confidentiality and Archives Management of Domestic Enterprises' Overseas Issuance and Listing of Securities(“Confidentiality and Archives Management Regulations”), which will be implemented on March 31, 2023.

According to the Confidentiality and Archives Management Regulations: (1) PRC domestic enterprises that provide or publicly disclose documents or materials involving Chinese state secrets or working secrets of Chinese state organs to relevant securities companies, securities service institutions, overseas regulatory agencies, and other organizations and individuals, or through their overseas listing entities, shall report to the competent PRC department with approval authority for approval in accordance with the relevant laws, and report to the PRC confidentiality administrative department at the same level for the record.. Whether it belongs to a state secret is unclear or if there is any dispute, it shall be reported to the relevant PRC confidentiality administrative department for determination according to law. If it is unclear or controversial whether it belongs to a work secret of a PRC state organ, it shall be reported to the relevant PRC competent department for determination.; (2) a PRC domestic enterprises that provide accounting files or copies of accounting files to relevant PRC securities companies, securities service institutions, overseas regulatory agencies, and other units and individuals shall comply with relevant procedures in accordance with relevant PRC regulations; (3)if an overseas securities regulatory agency or relevant competent department proposes to inspect or investigate and obtain evidence from domestic enterprises and domestic securities companies and securities service institutions that provide corresponding services for their overseas issuance and listing regarding activities related to domestic enterprises' overseas issuance and listing, it shall conduct such inspection or investigation through a cross-border regulatory cooperation mechanism, and the CSRC or relevant competent department shall provide necessary assistance in accordance with the bilateral and multilateral cooperation mechanism. Relevant domestic enterprises, securities companies, and securities service institutions shall obtain the consent of the CSRC or relevant competent authorities before cooperating with the overseas securities regulatory authority or relevant competent authorities in the inspection and investigation, or providing documents and materials to cooperate with the inspection and investigation; (4) any institution or individual that violates laws and regulations such as the Law of the People's Republic of China on Guarding State Secrets and the Archives Law of the People's Republic of China during the overseas issuance and listing activities of a domestic enterprise shall be investigated for legal responsibility by relevant departments according to law. If a crime is suspected, it shall be transferred to a judicial organ for criminal responsibility according to law.

On December 21, 2020, the State Council of China promulgated the Regulations on the Supervision and Administration of Medical Devices, which came into effect on June 1, 2021. According to the above regulation: (1) Mainland China implements classified management of medical devices according to the degree of risk. The first category is medical devices with a low degree of risk, and routine management can ensure their safety and effectiveness. The second category is medical devices with moderate risks that require strict control and management to ensure their safety and effectiveness. The third category is medical devices that have high risks and require special measures to strictly control and manage them to ensure their safety and effectiveness. The drug regulatory department under the State Council of China is responsible for formulating classification rules and classification catalogs for medical devices and publishing them to the public; (2) product registration management is implemented for Class I medical devices, and product filing management is implemented for Class II and Class III medical devices. The registrant or the filer of medical devices shall strengthen the quality management of the entire life cycle of medical devices, and bear the responsibility for the safety and effectiveness of medical devices throughout the development, production, operation, and use process according to law; (3) to apply for registration or filing of medical device products, the following materials should be submitted to the relevant PRC regulatory authority:（i） product risk analysis data;（ii）product technical requirements;（iii）product inspection report;（iv） clinical evaluation data;（v)product instructions and sample labels;（vi）quality management system documents related to product development and production, and（vii）other materials necessary to prove the safety and effectiveness of the product. (4) Clinical evaluation may be exempted if one of the following conditions is met:（i）the working mechanism is clear, the design is finalized, the production process is mature, the same variety of medical devices that have been marketed have been clinically used for many years without serious adverse event records, and do not change their conventional use;（ii) other non-clinical evaluations can prove that the medical device is safe and effective. (5) to engage in medical device business activities in PRC, there should be a business site and storage conditions appropriate to the business scale and scope, as well as a quality management system and quality management organization or personnel appropriate to the medical device being operated. Those engaged in the business of Class II medical devices shall be filed with the relevant PRC drug regulatory department by the trading enterprise. However, in accordance with the PRC regulations of the drug regulatory department under the State Council, Class II medical devices whose product safety and effectiveness are not affected by the circulation process may be exempted from business filing. For the business operation of Class III medical devices, the enterprise shall apply to the drug regulatory department for a business license. Medical device registrants and filers who operate their own registered and recorded medical devices do not need to apply for a medical device business license or filing, but they should meet the operating conditions specified above. (6) the medical device registrant and filer shall establish a medical device adverse event monitoring system, allocate adverse event monitoring institutions and personnel appropriate to their products, actively carry out adverse event monitoring on their products, and report the investigation, analysis, evaluation, and product risk control to the medical device adverse event monitoring technical institution in accordance with the provisions of the drug regulatory department of the State Council.

We presently have no business or sale of our medical devices in mainland China and have no need to the meet the relevant PRC regulations. If we plan to sell our medical devices in PRC in the future, we shall need to comply with relevant Chinese regulations including but not limited to the above-mentioned requirements.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland-China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

The PRC government may intervene or influence our operations at any time or may exert control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between BSM International, the ultimate holding company, and BIDL, the wholly-owned operating subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from BIDL. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering it worthless.

At the present time, according to relevant PRC regulations, if the Company or any of its subsidiaries outside mainland China export medical devices to China in the future, the exporter shall appoint an enterprise in China as its agent to handle the registration or filing of the medical devices with the Chinese medical device regulatory authority and medical devices shall not be exported to China until the registration or filing is completed. Currently we do not export any medical devices to mainland China, we believe we currently do not need to register or file our medical devices with the relevant regulatory authority in mainland China.

Substantial uncertainties and restrictions with respect to the political, legal and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in Hong Kong and accordingly on the results of our operations and financial condition.

All of our business operations, via our subsidiary BIDL, (and service sales, if we expand distribution of our services into China) may be adversely affected by the current and future political environment in the PRC. The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. We expect the Hong Kong and PRC legal systems to rapidly evolve in the near future with the Hong Kong legal system becoming closer aligned with legal system in China. There is a risk that the PRC government will intervene or influence our operations at any time, including exerting more oversight and control over companies operating in Hong Kong and the PRC, offerings conducted overseas and or foreign investment in Hong Kong and PRC based issuers, which could result in a material change in our operations and or the value of our Ordinary Shares. These actions may be reflected in the changing interpretations and enforcement of many laws, regulations and rules in Hong Kong and the PRC that may not always be uniform and with little to no advance notice. Our business operations and our ability to operate in Hong Kong, offer or continue to offer securities to investors and continue to invest in Hong Kong and or PRC based issuers may be harmed by these changes in laws and regulations, including those relating to taxation, import and export tariffs, healthcare regulations, environmental regulations, land use and property ownership rights, and other matters. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in Hong Kong or particular regions thereof, and could limit or completely hinder our ability to offer or continue to offer securities to investors or require us to divest ourselves of any interest we then hold in Hong Kong properties or joint ventures. Any such actions (including divesture or similar actions) could result in a material adverse effect on us and on your investment in us and could cause the value of our securities and your investment in our securities to significantly decline or be worthless.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts that provide interpretations of laws and regulations and decide contractual disputes and issues may change their interpretation or enforcement very rapidly with little advance notice at any time, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as, may cause possible problems to foreign investors.

Although the PRC government has been pursuing economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC through the allocation of resources, controlling payments of foreign currency, setting monetary policy and imposing policies that impact particular industries in different ways.  We cannot assure you that the PRC government will continue to pursue policies favoring a market oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) to be permitted to inspect the issuer’s public accounting firm within two years. This three year period was shortened to two years when the Accelerating Holding Foreign Companies Accountable Act was signed into law on December 29, 2022. There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. If the U.S. securities regulatory agencies are unable to conduct such investigations, they may suspend or de-register our registration with the SEC and delist our securities from applicable trading market within the US.

The Holding Foreign Companies Accountable Act (HFCAA) was signed into law on December 18, 2020, and requires auditors of publicly traded companies to submit to regular inspections every three years to assess such auditors’ compliance with applicable professional standards. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted rules to create a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions. The PCAOB has made such designations as mandated under the HFCAA. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future. On August 26, 2022, the China Securities Regulatory Commission (“CSRC”), the Ministry of Finance of China, and the PCAOB signed a protocol governing inspections and investigations of audit firms based in China and Hong Kong. Which could prevent China-based, U.S.-listed firms from being delisted pursuant to the HFCAA. On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor is based in the U.S. and is subject to PCAOB inspection. It is not subject to the determinations announced by the PCAOB on December 16, 2021. However, in the event the PCAOB is unable to inspect our auditor for whatever reason, then we would need to change our auditor. Furthermore, due to the recent developments in connection with the implementation of the Holding Foreign Companies Accountable Act, we cannot assure you whether the SEC or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our Ordinary Shares being prohibited from trading or delisted.

According to Article 177 of the Securities Law of the PRC (“Article 177”), overseas securities regulatory authorities are prohibited from engaging in activities pertaining to investigations or evidence collection directly conducted within the territories of the PRC, and Chinese entities or individuals are further prohibited from providing documents and information in connection with securities business activities to any organizations and/or persons abroad without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. As of the date of this Registration Statement, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177.

We believe Article 177 is only applicable where the activities of overseas authorities constitute a direct investigation or evidence collection by such authorities within the territory of the PRC. Our principal business operation is conducted in Hong Kong. In the event that the U.S. securities regulatory agencies carry out an investigation on us such as an enforcement action by the Department of Justice, the SEC or other authorities, such agencies’ activities will constitute conducting an investigation or collecting evidence directly within the territory of the PRC and accordingly fall within the scope of Article 177. In that case, the U.S. securities regulatory agencies may have to consider establishing cross-border cooperation with the securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or establishing a regulatory cooperation mechanism with the securities regulatory authority of the PRC. However, there is no assurance that the U.S. securities regulatory agencies will succeed in establishing such cross-border cooperation in this particular case and/or establish such cooperation in a timely manner.

Furthermore, as Article 177 is a recently promulgated provision, it remains unclear as to how it will be interpreted, implemented or applied by the Chinese Securities Regulatory Commission or other relevant government authorities. As such, there are uncertainties as to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) be permitted to inspect the issuer’s public accounting firm within two years. This three year period was shortened to two years when the Accelerating Holding Foreign Companies Accountable Act is signed into law on December 29, 2022. If the U.S. securities regulatory agencies are unable to conduct such investigations, there exists a risk that they may determine to suspend or de-register our registration with the SEC and may also delist our securities from applicable trading market within the US.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies (including Hong Kong) before their Registration Statements will be declared effective. On August 1, 2021, the China Securities Regulatory Commission stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. Since we operate in Hong Kong, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference from China.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our clients.

While we are currently not subject to the laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection, there can be no assurance that such laws will continue to be inapplicable to us in the future as these laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our client, employee and company data is critical to our business. Our clients and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. In December 2021, the Cybersecurity Review Measures was revised and became effective in February 2022. Pursuant to the revised Cybersecurity Review Measures, operators of critical information infrastructure purchasing network products and services and network platform operators carrying out data processing activities, which do or may affect national security, must pass a cybersecurity review. Compared with the previous version, the revised Cybersecurity Review Measures required that, in addition to “operator of critical information infrastructure,” any “network platform operators” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. We do not know or how such revised regulations will affect us and our listing on Nasdaq. In the event that the Cyberspace Administration of China determines that we are subject to these regulations, we may be required to delist from Nasdaq and we may be subject to fines and penalties. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

We believe that we are not subject to the cybersecurity review by the CAC, given that: (i) we do not possess a large amount of personal information in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. However, there remains uncertainty as to how the Draft Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Draft Measures. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend or shut down our relevant business, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

Under the PRC enterprise income tax law, we may be classified as a “PRC resident enterprise”, which could result in unfavorable tax consequences to us and our shareholders and have a material adverse effect on our results of operations and the value of your investment.

Under the PRC enterprise income tax law that became effective on January 1, 2008, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. On April 22, 2009, the State Administration of Taxation, or the SAT, issued the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprise on the Basis of De Facto Management Bodies, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Further to SAT Circular 82, on August 3, 2011, the SAT issued the Administrative Measures of Enterprise Income Tax of Chinese-Controlled Offshore Incorporated Resident Enterprises (Trial), or SAT Bulletin 45, which became effective on September 1, 2011, to provide more guidance on the implementation of SAT Circular 82.

According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be considered a PRC tax resident enterprise by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following conditions are met: (a) the senior management and core management departments in charge of its daily operations function have their presence mainly in the PRC; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (d) not less than half of the enterprise’s directors or senior management with voting rights habitually reside in the PRC. SAT Bulletin 45 further clarifies the resident status determination, post-determination administration as well as competent tax authorities.

Although SAT Circular 82 and SAT Bulletin 45 only apply to offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise group instead of those controlled by PRC individuals or foreigners, the determination criteria set forth therein may reflect SAT’s general position on how the term “de facto management body” could be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, individuals or foreigners.

We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes even if the standards for “de facto management body” prescribed in the SAT Circular 82 are applicable to us. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that we or BM International, our Hong Kong subsidiary outside of China is a PRC resident enterprise for enterprise income tax purposes, we may be subject to PRC enterprise income on our worldwide income at the rate of 25%, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations.

Although dividends paid by one PRC tax resident to another PRC tax resident should qualify as “tax-exempt income” under the enterprise income tax law, we cannot assure you that dividends by BIDL to our British Virgin Islands holding company or Cayman Islands holding company will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax on dividends, and the PRC tax authorities have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes.

Non-PRC resident holders of our Ordinary Shares may also be subject to PRC withholding tax on dividends paid by us and PRC tax on gains realized on the sale or other disposition of Ordinary Shares, if such income is sourced from within the PRC. The tax would be imposed at the rate of 10% in the case of non-PRC resident enterprise holders and 20% in the case of non-PRC resident individual holders. In the case of dividends, we would be required to withhold the tax at source. Any PRC tax liability may be reduced under applicable tax treaties or similar arrangements. Although our holding company is incorporated in Cayman Islands, it remains unclear whether dividends received and gains realized by non-PRC resident holders of our Ordinary Shares will be regarded as income from sources within the PRC if we are classified as a PRC resident enterprise. Any such tax will reduce the returns on your investment in our Ordinary Shares.

We cannot assure you that the PRC tax authorities will not, at their discretion, adjust any capital gains and impose tax return filing and withholding or tax payment obligations with respect to any internal restructuring, and BIDL may be requested to assist in the filing. Any PRC tax imposed on a transfer of our shares not through a public stock exchange, or any adjustment of such gains would cause us to incur additional costs and may have a negative impact on the value of your investment in the company.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to BIDL, which could materially and adversely affect our liquidity and our ability to fund and expand business.

Any transfer of funds by us to BIDL, either as a shareholder loan or as an increase in registered capital, may become subject to approval by or registration or filing with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to PRC subsidiaries are subject to the approval of or filing with the Ministry of Commerce in its local branches and registration with a local bank authorized by SAFE. It is unclear if Hong Kong subsidiaries will be deemed a PRC subsidiary. If Hong Kong subsidiaries are deemed to be PRC subsidiaries, (i) any foreign loan procured by BIDL will be required to be registered with SAFE or its local branches or filed with SAFE in its information system; and (ii) BIDL will not be able to procure loans which exceed the difference between their total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided in the People’s Bank of China Notice No. 9 (“PBOC Notice No. 9”). We may not be able to obtain these government approvals or complete such registrations on a timely basis, if at all, with respect to future capital contributions or foreign loans by us to BIDL, if required. If we fail to receive such approvals or complete such registration or filing, our ability to use the proceeds we receive from our offshore financing activities and to capitalize our Hong Kong operations may be negatively affected, which could adversely affect our liquidity and ability to fund and expand our business. There is, in effect, no statutory limit on the amount of capital contribution that we can make to BIDL. This is because there is no statutory limit on the amount of registered capital for BIDL, and we are allowed to make capital contributions to BIDL by subscribing for their initial registered capital and increased registered capital, provided that BIDL completes the relevant filing and registration procedures.

The Circular on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-Invested Enterprises, or SAFE Circular 19, effective as of June 1, 2015, as amended by Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement under the Capital Account, or SAFE Circular 16, effective on June 9, 2016, allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capitals for expenditure beyond their business scopes, and also prohibit FIEs from using such Renminbi fund to provide loans to persons other than affiliates unless otherwise permitted under its business scope. If Safe Circulars 16 and 19 are interpreted to apply to the Hong Kong Dollar, our ability to use Hong Kong Dollars converted from the net proceeds from our offshore financing activities to fund the establishment of new entities in Hong Kong, to invest in or acquire any other Hong Kong or PRC companies may be limited, which may adversely affect our business, financial condition and results of operations.

Because our holding company structure creates restrictions on the payment of dividends, our ability to pay dividends is limited.

We are a Cayman Islands holding company whose primary asset is our ownership of the equity interest in BIDL, our Hong Kong operating subsidiary. We conduct no other business and, as a result, we depend entirely upon BIDL’s earnings and cash flow. If we decide in the future to pay dividends, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from BIDL. BIDL may be restricted in their ability to pay dividends, make distributions or otherwise transfer funds to us prior to the satisfaction of other obligations, including the payment of operating expenses or debt service, appropriation to reserves prescribed by laws and regulations, covering losses in previous years, restrictions on the conversion of local currency into U.S. dollars or other hard currency, completion of relevant procedures with governmental authorities or banks and other regulatory restrictions. Under the applicable PRC laws and regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside a portion of its after-tax profit to fund specific reserve funds prior to payment of dividends. In particular, at least 10% of its after-tax profits based on PRC accounting standards each year is required to be set aside towards its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of any of these currencies into U.S. dollars may adversely affect the amount received by U.S. shareholders upon conversion of the dividend payment into U.S. dollars. For a detailed description of the potential government regulations facing the Company associated with our operations in Hong Kong, please refer to “Government and Industry Regulations – China.” We do not presently have any intention to declare or pay dividends in the future. You should not purchase our Ordinary Shares in anticipation of receiving dividends in future periods.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder of our Ordinary Shares, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency such as the RMB, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

Dividends payable to our foreign investors and gains on the sale of our Ordinary Shares by foreign investors may become subject to tax by the PRC.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council of the PRC, unless otherwise provided under relevant tax treaties, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, any gain realized on the transfer of shares by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our shares, and any gain realized from the transfer of our shares, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer shares by such investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear whether we or our subsidiary established outside of China are considered a PRC resident enterprise or whether holders of shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If dividends payable to our non-PRC investors, or gains from the transfer of our shares by such investors are subject to PRC tax, the value of your investment in our shares may decline significantly. For a detailed description of the potential government regulations facing the Company associated with our operations in Hong Kong, please refer to “Government and Industry Regulations – China.”

Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations.

Under the PRC Enterprise Income Tax Law, or the New EIT Law, and its amendment and implementation rules, which became effective in January 2008, an enterprise established outside of the PRC with a “de facto management body” located within the PRC is considered a PRC resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel and human resources, finance and treasury, and business combination and disposition of properties and other assets of an enterprise.” On April 22, 2009, the State Administration of Taxation (the “SAT”), issued a circular, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although the SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the determining criteria set forth in the SAT Circular 82 may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the resident status of all offshore enterprises for the purpose of PRC tax, regardless of whether they are controlled by PRC enterprises or individuals. Although we do not believe that our legal entities organized outside of the PRC constitute PRC resident enterprises, it is possible that the PRC tax authorities could reach a different conclusion. In such case, we may be considered a PRC resident enterprise and may therefore be subject to the 25% enterprise income tax on our global income, which could significantly increase our tax burden and materially and adversely affect our cash flow and profitability. In addition to the uncertainty regarding how the new PRC resident enterprise classification for tax purposes may apply, it is also possible that the rules may change in the future, possibly with retroactive effect. For a detailed description of the potential government regulations facing the Company associated with our operations in Hong Kong, please refer to “Government and Industry Regulations – China.”

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

We face uncertainties regarding the reporting on and consequences of private equity financing transactions involving the transfer of shares in the Company by non-resident investors. In February 2015, the SAT issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or SAT Bulletin 7, as amended in 2017. Pursuant to this bulletin, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. According to SAT Bulletin 7, “PRC taxable assets” include assets attributed to an establishment in China, Immovable properties located in China, and equity investments in PRC resident enterprises, in respect of which gains from their transfer by a direct holder, being a non-PRC resident enterprise, would be subject to PRC enterprise income taxes. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include: whether the main value of the equity interest of the relevant offshore enterprise derives from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consist of direct or indirect investment in China or if its income mainly derives from China; whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the business model and organizational structure; the replicability of the transaction by direct transfer of PRC taxable assets; and the tax situation of such indirect transfer and applicable tax treaties or similar arrangements. In respect of an indirect offshore transfer of assets of a PRC establishment, the resulting gain is to be included with the enterprise income tax filing of the PRC establishment or place of business being transferred, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immovable properties located in China or to equity investments in a PRC resident enterprise, which is not related to a PRC establishment or place of business of a non-resident enterprise, a PRC enterprise income tax of 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. SAT Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

There is uncertainty as to the application of SAT Bulletin 7. We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries or investments. We may be subject to filing obligations or taxed if we are a transferor in such transactions, and may be subject to withholding obligations if we are a transferee in such transactions under SAT Bulletin 7. For transfer of shares in us by investors that are non-PRC resident enterprises, BIDL may be requested to assist in the filing under SAT Bulletin 7. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that we should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established complex procedures and requirements for acquisition of Chinese companies by foreign investors, including requirements in some instances that the Ministry of Commerce of the PRC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress, which became effective in 2008, requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the Ministry of Commerce before they can be completed. In addition, the security review rules issued by the Ministry of Commerce and became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement.

In the future, we may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of the above-mentioned regulations and other rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. Furthermore, according to the M&A Rules, if a PRC entity or individual plans to merger or acquire its related PRC entity through an overseas company legitimately incorporated or controlled by such entity or individual, such a merger and acquisition will be subject to examination and approval by the Ministry of Commerce. The application and interpretations of M&A Rules are still uncertain, and there is possibility that the PRC regulators may promulgate new rules or explanations requiring that we obtain approval of the Ministry of Commerce for our completed or ongoing mergers and acquisitions. There is no assurance that we can obtain such approval from the Ministry of Commerce for our mergers and acquisitions, and if we fail to obtain those approvals, we may be required to suspend our acquisition and be subject to penalties. Any uncertainties regarding such approval requirements could have a material adverse effect on our business, results of operations and corporate structure.

Furthermore, the M&A Rules, among other things, purport to require that an offshore special purpose vehicle controlled directly or indirectly by PRC domestic companies or individuals and formed for purposes of overseas listing through acquisition of PRC domestic interests obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The CSRC has not issued any definitive rules or interpretations concerning whether offerings such as this offering are subject to the CSRC approval procedures under the M&A Rules. Although we are of the position that we are not required to obtain approval from the CSRC under the M&A Rules for listing and trading of our securities after the consummation of the Business Combination as neither the Company or BM International Distribution Limited holds any interest or influence over a Chinese subsidiary; and we do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within mainland China in the near future, uncertainties still exist as to how the M&A Rules will be interpreted and implemented and the opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

PRC regulations relating to offshore investment activities by PRC residents may limit BIDL’s ability to increase their registered capital or distribute profits to us or otherwise expose us to liability and penalties under PRC law.

The State Administration of Foreign Exchange (“SAFE”) promulgated the Circular on Relevant Issues Relating to PRC Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC residents or entities, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions.

SAFE Circular 37 is issued to replace the Circular on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments through Overseas Special Purpose Vehicles. If our shareholders who are PRC residents or entities do not complete their registration with the local SAFE branches, BIDL may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to BIDL. Moreover, failure to comply with SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in us, nor can we compel our shareholders to comply with the requirements of SAFE Circular 37. As a result, we cannot assure you that all of our shareholders who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE Circular 37. Failure by such shareholders to comply with SAFE Circular 37, or failure by us to amend the foreign exchange registrations of its Hong Kong subsidiary, if applicable, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit BIDL’s ability to make distributions or pay dividends to us or affect o our ownership structure, which could adversely affect our business and prospects. For a detailed description of the potential government regulations facing the Company and the offering associated with our operations in Hong Kong, please refer to “Government and Industry Regulations – Regulations Relating to Foreign Exchange and Dividend Distribution.”

Our Hong Kong subsidiary, BIDL, may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our Ordinary Shares.

We are a holding company incorporated in the Cayman Islands with our operating subsidiary, BIDL located in Hong Kong. Accordingly most of our cash is maintained in Hong Kong Dollars. We rely on dividends from BIDL for our cash and financing requirements, such as the funds necessary to service any debt we may incur. There is a possibility that the PRC could prevent our cash maintained in Hong Kong from leaving or the PRC could restrict the deployment of the cash into our business or for the payment of dividends. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders. Current PRC regulations permit PRC subsidiaries to pay dividends to foreign parent companies only out of their accumulated after-tax profits upon satisfaction of relevant statutory condition and procedures, if any, determined in accordance with Chinese accounting standards and regulations. In addition, PRC subsidiaries are required to set aside at least 10% of their accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. Furthermore, if PRC subsidiaries and their subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to the foreign parent company, which may restrict the ability of the foreign parent company to satisfy its liquidity requirements. If such restrictions on dividend and other payments are interpreted to apply to Hong Kong entities, our ability to rely on payments from BIDL will be adversely affected.

In addition, the Enterprise Income Tax Law of the PRC, or the PRC EIT Law, and its implementation rules provide that withholding tax rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated. For a detailed description of the potential government regulations facing the Company and the offering associated with our operations in Hong Kong, please refer to “Government and Industry Regulations – Regulations Relating to Foreign Exchange and Dividend Distribution”.

Governmental control of currency conversion may limit our ability to utilize revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. In light of the flood of capital outflows of China in 2016 due to the weakening Renminbi, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement including overseas direct investment. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. If any of our shareholders regulated by such policies fail to satisfy the applicable overseas direct investment filing or approval requirement timely or at all, it may be subject to penalties from the relevant PRC authorities. The PRC government may at its discretion further restrict access in the future to foreign currencies for current account transactions.

We receive substantially all of our revenues in Hong Kong Dollars. Under our current corporate structure, our Cayman Islands holding company may rely on dividend payments from BIDL to fund any cash and financing requirements that we may have. If the PRC government expands its currency controls to include the Hong Kong Dollar, we will be required to obtain SAFE approval to use cash generated from the operations of BIDL and consolidated affiliated entities to pay off their respective debt in a currency other than Hong Kong Dollar or Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi or the Hong Kong Dollar. We may be prevented from obtaining sufficient foreign currencies to satisfy our foreign currency demands. As a result, we may not be able to pay dividends in foreign currencies to its shareholders. For a detailed description of the potential government regulations facing the Company and the offering associated with our operations in Hong Kong, please refer to “Government and Industry Regulations – Regulations Relating to Foreign Exchange and Dividend Distribution.”

Failure to comply with PRC regulations regarding the registration requirements for employee stock ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In the meantime, our directors, executive officers and other employees who are PRC citizens or who are non-PRC residents residing in the PRC for a continuous period of not less than one year, subject to limited exceptions, and who have been granted incentive share awards by us, may follow the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, or 2012 SAFE notices, promulgated by the SAFE in 2012. Pursuant to the 2012 SAFE notices, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. Our executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted options will be subject to these regulations. It is unclear if these regulations will be expanded to include Hong Kong residents or citizens. Failure to complete the SAFE registrations may subject them to fines, and legal sanctions and may also limit our ability to contribute additional capital into BIDL and limit BIDL’s ability to distribute dividends to us if Hong Kong residents or citizens are covered under these PRC regulations. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

The SAT has issued certain circulars concerning employee share options and restricted shares. Under these circulars, employees working in China who exercise share options or are granted restricted shares will be subject to PRC individual income tax. It is unclear whether these regulations will be expanded in the future to cover our employees in Hong Kong. BIDL may become obligated to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC governmental authorities.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in Hong Kong and China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around the effects of US-China governmental policies and political climate, financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions, and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company, which could be costly and time-consuming and distract our management from growing our company. If such allegations are not proven to be groundless, our company and business operations will be severely negatively affected and your investment in our shares could be rendered worthless.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in Hong Kong based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

All of our current operations are conducted in Hong Kong via our subsidiary BIDL. Moreover, most of our current directors and officers are nationals or residents of Hong Kong. All or a substantial portion of the assets of these persons are located outside the United States and in the Hong Kong. As a result, it may not be possible to effect service of process within the United States or elsewhere outside Hong Kong upon these persons. In addition, uncertainty exists as to whether the courts of Hong Kong would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Hong Kong against us or such persons predicated upon the securities laws of the United States or any state thereof.

RISKS RELATED TO OUR SHARES AND THIS OFFERING

There is no minimum to the amount we may raise, and even if we do not sell all the Ordinary Shares being offered hereby, we will have use of the funds.

There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account. Funds received by us for the payment of shares subscribed for in the offering will be deposited into a bank account maintained by us and under our control and be immediately available for our use. All funds received by the Company will be retained by it for its use and will not be refunded.

Our failure to raise sufficient capital in this offering may cause our shareholders to lose their entire investment in us.

If we fail to raise sufficient capital in this offering, we will have to explore other financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. We cannot give assurance that we are able to secure needed capital to support our day-to-day. If we do not have sufficient capital to support our day-to-day operations, our shareholders may lose their entire investment in us.

Since the officers, directors and current shareholders will own 86.91% of the Company if we are successful at selling all the Ordinary Shares being offered, purchasers in this offering will have no control over corporate matters and their interests may differ from the interests of this control group, which could cause a material decline in the value of our shares.

Our three directors and officers, along with another person, currently beneficially own 90.51% of our outstanding ordinary shares. Assuming all the 1,000,000 shares offered in this offering are sold, these four individuals will have 86.91% of the outstanding ordinary shares. Accordingly, they have a significant influence on determining the outcome of any matters submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. Without the consent of this control group, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. Their interests may differ from the interests of our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. We cannot assure you that the members of this control group will act in the best interests of all of our shareholders given their ability to control the Company. See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions, and Director Independence”.

There is no current trading market for our shares and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our shares and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the OTC Pink quoting system of the OTC Market Group (“OTC Pink”) after this Registration Statement is declared effective by the SEC. If for any reason our Ordinary Shares are not quoted on the OTC Pink or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their Ordinary Shares should they desire to do so. Our offering is not contingent upon quotation on the OTC Pink. As of the date of this filing, there have been no discussions or understandings between BSM International or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our Ordinary Shares, it will be difficult for you to sell any shares you purchase from us. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our Ordinary Shares quoted on a public trading market, your Ordinary Shares will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

The trading price of our Ordinary Shares may be volatile which could result in substantial losses to you.

If we are successful at having our shares quoted on the OTC Pink, the trading price of our Ordinary Shares may be volatile and could fluctuate widely in response to factors beyond our control, including general market conditions of the securities markets in the United States and elsewhere in the world. Our Ordinary Shares are expected to have fewer market makers, lower trading volumes, and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for our Ordinary Shares.

These broad market and industry factors may significantly affect the market price and volatility of our Ordinary Shares, regardless of our actual operating performance, and may result in losses on your investment in our Ordinary Shares.

We have a low market price.

A low market price would severely limit the potential market for our Ordinary Shares. Our Ordinary Shares may trade at a price below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established clients and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the client orally or in writing before or with the written confirmation of trade sent to the client. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our Ordinary Shares.

There is a lack of market and state blue sky laws.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our Ordinary Shares and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Pink, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Accordingly, our Ordinary Shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be regulated by the penny stock regulations.

We will be subject to penny stock regulations and you may have difficulty selling our Ordinary Shares. The Commission has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our Ordinary Shares will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established clients. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Ordinary Shares will qualify for exemption from the Penny Stock Rule. In any event, even if our Ordinary Shares were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our shares.

FINRA has adopted rules that require that in recommending an investment to a client, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that client. Prior to recommending speculative low-priced securities to their non-institutional clients, broker-dealers must make reasonable efforts to obtain information about the client’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some clients. FINRA requirements make it more difficult for broker-dealers to recommend that their clients buy our Ordinary Shares, which may have the effect of reducing the level of trading activity in our Ordinary Shares. As a result, fewer broker-dealers may be willing to make a market in our Ordinary Shares, reducing a shareholder’s ability to resell our Ordinary Shares.

We have security laws exposure.

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our Ordinary Shares to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

Because we do not intend to pay any cash dividends on our Ordinary Shares, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from BIDL, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

Shareholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this Registration Statement before you decide to purchase our securities. If any of the risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

We may, in the future, issue additional Ordinary Shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Memorandum and Articles of Association authorizes the issuance of 500,000,000 Ordinary Shares. As of the date of this prospectus, we had 21,500,000 Ordinary Shares outstanding. The future issuance of Ordinary Shares may result in substantial dilution in the percentage of our Ordinary Shares held by our then existing shareholders. We may value any Ordinary Shares issued in the future on an arbitrary basis. The issuance of Ordinary Shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our Ordinary Shares.

Our principal executive offices are located in Hong King and our officers and directors are also located outside of the United States. This could make the enforcement and/or service of process of a shareholder claim or judgment difficult.

U.S. shareholders may face difficulties in effecting service of process against us and our officers and directors. We are an exempted company incorporated in Cayman Islands and substantially all of our assets are located outside of the United States. In addition, most of our current directors and officers are nationals and residents of countries other than the United States. As a result, it may be difficult or impossible for U.S. shareholders to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Hong Kong may render you unable to enforce a judgment against our assets or the assets of our directors and officers. Furthermore, there would be added costs and issues with bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against us or any of our officers or directors, and they still may be fruitless.

Our shareholders may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in Hong Kong based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

All of our current operations are conducted in Hong Kong. As a result, it may not be possible to effect service of process within the United States or elsewhere outside Hong Kong upon these people. In addition, uncertainty exists as to whether the courts of Hong Kong would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Hong Kong against us or such persons predicated upon the securities laws of the United States or any state thereof.

You will experience immediate and substantial dilution in the net tangible book value of our Ordinary Shares.

The offering price of our Ordinary Shares is substantially higher than the net tangible book value per share of our Ordinary Shares. Consequently, when you purchase the Ordinary Shares in the offering and upon completion of the offering, you will incur an immediate dilution of approximately $0.4777  per share if we receive 100% funding of this offering, and approximately $0.4942 per share if we complete 25% funding of this offering, based on an assumed offering price of $0.50 per share. In addition, you may experience further dilution to the extent that additional Ordinary Shares could be issued upon exercise of outstanding warrants or options that we may grant from time to time.

Our officers and directors have broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for working capital and general corporate operating purposes. Our officers and directors will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Ordinary Shares.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands and our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the Cayman Companies Act and the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, while provisions do exist in Cayman Islands law for derivative actions to be brought in certain circumstances, shareholders of Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a Cayman Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

Shareholders of exempted companies incorporated in Cayman Islands like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

There is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

●	is given by a foreign court of competent jurisdiction;

●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

●	is final;

●	is not in respect of taxes, a fine or a penalty;

●	was not obtained by fraud; and

●	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company. For a discussion of significant differences between the provisions of the Companies Act (As Revised) of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital— Differences in Corporate Law.”

We are selling Ordinary Shares offered in this prospectus without an underwriter and may not be able to sell any of the Ordinary Shares offered herein.

The Ordinary Shares being offered on our behalf by our shareholders, officers and directors. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that we are capable of selling all, or any, of our Ordinary Shares offered hereby.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. They may contain words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “project,” “likely,” “will,” “would,” “could”, “may”, “should”, and words or phrases of similar meaning.

Our ability to expand our business is dependent upon various factors, such as the availability of capital on favourable terms, the ability to obtain various government permits and licenses when needed, and the recruitment and training of skilled management and business employees.

All forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive and governmental factors outside of our control, that may cause actual results to differ materially from trends, plans or expectations set forth in the forward-looking statements. These risks and uncertainties may include those discussed in “Risk Factors.” Given these risks and uncertainties, we urge you to read this prospectus completely with the understanding that actual future results may be materially different from what we plan or expect. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements.

All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements made in this prospectus may not prove to be correct.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; and (e) the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

Our Company is administered from outside the United States, and a majority of our assets will be located outside the United States after this offering. A majority our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of U.S. courts based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

●	is given by a foreign court of competent jurisdiction;

●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

●	is final;

●	is not in respect of taxes, a fine or a penalty;

●	was not obtained by fraud; and

●	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Korea

All three of our directors currently reside in Korea and some of our assets and the assets of such persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in Korea, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.

PRC

Our counsel as to PRC law, has advised us that the recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in the PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

Hong Kong

Our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a "competent" court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.50. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $500,000 as anticipated.

	100%	75%	50%	25%
Maximum offer - number of shares	1,000,000	1,000,000	1,000,000	1,000,000
% sold	100%	75%	50%	25%
Number of shares sold	1,000,000	750,000	500,000	250,000
Offer price per share in USD	$0.50	$0.50	$0.50	$0.50
Gross proceed from this offering	$500,000	$375,000	$250,000	$125,000

General Corporate Purposes	$42,000	$27,800	$27,800	$0
Marketing and Promotional Activities	87,000	38,200	10,000	0
Human Resource Development	118,500	118,500	22,000	0
Business Development	63,500	1,500	1,200	0
Administrative expenses	8,000	8,000	8,000	8,000
SEC reporting related expenses	181,000	181,000	181,000	117,000
TOTAL	$500,000	$375,000	$250,000	$125,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should we decide at a later date it would be in our best interests.

All expenses incurred in this offering are being paid for by us. We will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to fund the offering. This, however, does not forgo us from using offering proceeds to cover such costs in the event of insufficient funding elsewhere.

DETERMINATION OF OFFERING PRICE

The price of the current offering is fixed at $0.50 per share. Since our shares are not listed or quoted on any exchange or quotation system, the offering price of our Ordinary Shares was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

There is not currently, and there has never been, any public market for our Ordinary Shares. Our Ordinary Shares are not currently eligible for trading on any national securities exchange, or on any tier of the OTC Market Group, and we cannot assure you our shares will become eligible for trading. We intend to arrange for a registered broker-dealer to apply for permission to post a quotation for our shares, and we intend to then apply to have our Ordinary Shares quoted on the OTC Pink system of the OTC Market Group. However, no assurance can be given that our Ordinary Shares will be quoted on the OTC Pink or any other quotation service.

There is no assurance that our Ordinary Shares will trade at market prices in excess of the initial public offering price as prices for our Ordinary Shares in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our Ordinary Shares, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our Ordinary Shares in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of relevant laws affecting the payment of dividends and distributions to shareholders and any other factors or considerations the board of directors deems relevant.

Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by special resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from BIDL, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

If we determine to pay dividends on our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong King operating subsidiary.

Dividends may be paid only out of our distributable profits as permitted under Hong Kong law, which does not restrict the payment of dividends to non-resident holders of our securities. To the extent profits are distributed as dividends, such portion of profits will not be available to be reinvested in our operations.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2022 presented on:

●	An actual basis; and

●	a pro forma as adjusted basis to give effect to the issuance and sale of the 1,000,000 Shares by us in this offering at an assumed initial public offering price of US$0.50 per share.

The pro forma and pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to the number of Ordinary Shares sold in this best-efforts initial public offering. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

		Pro forma
	Actual(1)	(100% funding with offer of 1,000,000 shares)	(75% funding with offer of 750,000 shares)	(50% funding with offer of 500,000 shares)	(25% funding with offer of 250,000 shares)
Long term debt	-	-	-	-	-
Number of shares issued and outstanding	21,500,000	22,500,000	22,250,000	22,000,000	21,750,000
Share capital	80,081	580,081	455,081	330,081	205,081
Par value	215	225	223	220	218
Contributed surplus	79,866	579,856	454,859	329,861	204,864
Other comprehensive income (loss)	2	2	2	2	2
(Accumulated loss)	(78,343)	(78,343)	(78,343)	(78,343)	(78,343)
Total shareholders’ equity	1,740	501,740	376,740	251,740	126,740
Total capitalization	1,740	501,740	376,740	251,740	126,740

(1)	Actual means as the date of September 30, 2022

	As of December 31, 2022
	(Presented in US$)
		Pro forma
	Actual(2)	(100% funding with offer of 1,000,000 shares)	(75% funding with offer of 750,000 shares)	(50% funding with offer of 500,000 shares)	(25% funding with offer of 250,000 shares)
Long term debt	-	-	-	-	-
Number of shares issued and outstanding	21,500,000	22,500,000	22,250,000	22,000,000	21,750,000
Share capital	80,081	580,081	455,081	330,081	205,081
Par value	215	225	223	220	218
Contributed surplus	79,866	579,856	454,859	329,861	204,864
Other comprehensive income (loss)	(2)	(2)	(2)	(2)	(2)
(Accumulated loss)	(79,559)	(79,559)	(79,559)	(79,559)	(79,559)
Total shareholders’ equity	520	500,520	375,520	250,520	125,520
Total capitalization	520	500,520	375,520	250,520	125,520

(2)	Actual means as the date of December 31, 2022

EXCHANGE RATE INFORMATION

Our business is conducted in Hong Kong and all of our revenues are denominated in HK$. Capital accounts of our financial statements are translated into U.S. dollars from HK$ at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of the balance sheet date and include the exchange rate information for the period from August 10, 2022 (Inception) to September 30, 2022.

For the Period from August 10, 2022 (Inception) to September 30, 2022
Period Ended HK$: US$ exchange rate	0.1271
Period Average HK$: US$ exchange rate	0.1274

DILUTION

The price of the current offering is fixed at $0.50 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders. The following tables compare the differences of your investment in our shares with the investment of our existing shareholders.

The following table illustrates the dilution to the purchasers of the Ordinary Shares in this offering.

Dilution Table

We currently have 21,500,000 issued and outstanding Ordinary Shares. 4,100,000 of these Ordinary Shares were issued to our founding shareholders at $0.00001 per share for a total consideration of $41. 17,350,000 of these shares were issued to a company wholly-owned by one of our founding shareholders at $ 0.0046 per share for a total consideration of $79,810. 50,000 of these Ordinary Shares were issued to a group of private investors at $0.0046 per share for a total consideration of $230.

The price of the current offering is fixed at $0.50 per share. This price is significantly higher than the price paid by our founding shareholders and a group of private investors for our Ordinary Shares since the Company’s inception.

Assuming completion of the offering, there will be up to 22,500,000 Ordinary Shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on shareholders’ equity of $1,740 as of September 30, 2022, and the estimate costs of this offering at approximately $73,000.

Percentage of funding	100%	75%	50%	25%
Offering price	$0.50	$0.50	$0.50	$0.50
Offering shares at different percentage	1,000,000	750,000	500,000	250,000
Total Gross Proceeds	$500,000	$375,000	$250,000	$125,000
Total Shares outstanding Prior to the Offering	21,500,000	21,500,000	21,500,000	21,500,000
Net Tangible Book value prior to the offering (1)	$1,740	$1,740	$1,740	$1,740
Net Tangible Book value per share prior to the offering	$0.00008	$0.00008	$0.00008	$0.00008
Proforma outstanding Shares after offering	22,500,000	22,250,000	22,000,000	21,750,000
Offering Expense (2)	$0	$0	$0	$0
Proceed from the offering (net of expenses)	$500,000	$375,000	$250,000	$125,000
Proforma Net Tangible book value after offering	$501,740	$376,740	$251,740	$126,740
Increase in book value	$500,000	$375,000	$250,000	$125,000
Proforma Net tangible book value per share after offering	$0.02230	$0.01693	$0.01144	$0.00583
Increase in book value per share	$0.02222	$0.01685	$0.01136	$0.00575
Initial public offering price	$0.50000	$0.50000	$0.50000	$0.50000
Proforma per share after offering	$0.02230	$0.01693	$0.01144	$0.00583
Dilution per share to new investors	$0.477700	$0.483068	$0.488557	$0.494173
Dilution to new investors (%)	96%	97%	98%	99%

(1)	The amount shown under “Net Tangible Book value prior to the offering” is after the deduction of the estimate costs of this offering at about $73,000 , which were expensed as incurred.
(2)	We estimate the costs of this offering to be approximately $73,000. All expenses incurred in this offering are being paid for by us. We will utilize existing cash to pay for any offering expenses and do not intend to use any monies from offering proceeds to fund the offering. This, however, does not prevent us from using offering proceeds to cover such costs in the event of insufficient funding elsewhere.

PLAN OF DISTRIBUTION

This is a self-underwritten (“best-efforts”) offering. This prospectus is part of a Registration Statement that permits our shareholders, officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Presently, we expect that our shareholders, officers and directors will personally contact friends, family members and business acquaintances and inform them about the offering. In addition, we may market the offering to institutional investors through our shareholders, officers and directors. We may also offer our Ordinary Shares through brokers, dealers or agents, although we have no current plans or arrangements to do so.

The offering will commence as soon as practicable after the effective date of the registration statement relating to this prospectus. It will terminate 180 days after such effective date, but such termination date may be extended for up to an additional 90 days in our discretion. The Company reserves the right to terminate the offering at an earlier date, in its sole discretion, even if no or only some of the shares are sold. There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account. Funds received by BSM International, Inc. for the payment of shares subscribed for in the offering will be deposited into a bank account maintained by us and under our control and be immediately available for our use. Such funds will not be placed into escrow, trust or any other similar arrangement. All funds received by the Company will be retained by it for its use and will not be refunded.

In offering the securities on our behalf, our shareholders, officers and directors will rely on the safe harbor from broker dealer registration set forth in Rule 3a4-1 under the Exchange Act. Our shareholders, officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. In that regard, we confirm that:

a.	None of our shareholders, officers or directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act;

b.	None of our shareholders, officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in our Ordinary Share;

c.	None of our shareholders, officers or directors is or will be, at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our shareholders, officers or directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each (A) primarily perform substantial duties for or on our behalf, other than in connection with transactions in securities, and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding 12 months, and (C) has not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

None of our shareholders, officers or directors, control persons or affiliates intend to purchase any shares in this offering.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

●	Execute and deliver a subscription agreement; and

●	Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to “BSM International, Inc.”. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to Ordinary Shares purchased directly to the purchasers within ninety (90) days of the purchase of the shares.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this Registration Statement, we are required to comply with Regulation M. In general, Regulation M precludes the selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their Ordinary Shares offered by this prospectus.

Selling Restrictions

Prospective Investors from the following jurisdictions are facing the selling restrictions as specified et out below.

Republic of Korea

The Ordinary Shares have not been registered under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, due to restrictions under and the requirements of the securities laws of the Republic of Korea, our Ordinary Shares are not being offered or sold and may not be offered or sold, and the Registration Statement of which this prospectus forms a part may not be circulated or distributed, directly or indirectly, in such jurisdiction. Persons located in or who are resident of such jurisdiction will not be permitted to acquire, directly or indirectly, any Ordinary Shares in this offering, except as permitted by law applicable to such person and full compliance with such law.

European Economic Area

In relation to each Member State of the European Economic Area (each a Relevant State), none of our Ordinary Shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No shares of our Ordinary Shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

a.	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

b.	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation); or

c.	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Issuer to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The Ordinary Shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Hong Kong

The Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The Ordinary Shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Switzerland

The Ordinary Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, we or the Ordinary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of our Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of our Ordinary Shares have not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Ordinary Shares.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale.

Prospective purchasers of the Ordinary Shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Ordinary Shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Ordinary Shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Ordinary Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring our Ordinary Shares must observe such Australian on-sale restrictions.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our memorandum and articles of association, copies of which are filed with the SEC as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “Memorandum” and the “Articles”).

Ordinary Shares

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

As of the date of this prospectus, we are authorized to issue 500,000,000 shares of our Ordinary Shares, par value $0.00001 per share. As of the date of this prospectus, we had 21,500,000 shares of our Ordinary Shares issued and outstanding. Immediately upon the completion of this offering, there will be a maximum of 22,500,000 Ordinary Shares outstanding.

Subject to the provisions of the Articles, if any, in that behalf of the Memorandum or the Articles, and to any direction that may be given by our Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, all unissued shares in the capital of our Company shall be under the control of our board of directors, and the board of directors may issue, allot, grant options over, re-designate or dispose of such unissued shares (including fractions of a share) with or without preferred, deferred or other special rights or such restrictions whether in regard to dividend, voting, return of capital or otherwise and in such manner, to such persons and on such terms as the board of directors in their absolute discretion think fit.

Subject to the provisions of the Companies Act (Revised) of the Cayman Islands (the Cayman Companies Act) and the Articles of our Company, our Company shall have the power to redeem or purchase any of its ordinary shares and to increase, reduce, sub-divide or consolidate the share capital by special resolution.

In accordance with Section 60 of the Companies, act a special resolution may be passed:

(i)	by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(ii)	approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments if more than one, is executed.

“Written" and "in writing" includes all modes of representing or reproducing words in visible form.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles, the holders of our Ordinary Shares are entitled to such dividends or distributions out of our funds which are lawfully available for that purpose as may be declared by our board of directors. In addition, our shareholders may by special resolution declare a final dividend, but no dividend may exceed the amount recommended by our directors. Our Articles provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors be applicable for meeting contingencies, or for equalizing dividends or for any other purpose to which those funds may be properly applied and may pending such application, in the directors’ absolute discretion, either be employed in the business of our Company or be invested in such investments (other than shares of our Company) as the directors may from time to time think fit. No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act, the share premium account.

Voting Rights

No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in our Company held by him and carrying the right to vote have been paid. Subject to any rights and restrictions for the time being attached to any class or classes of shares, on a poll every member and every person representing a member by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

Quorum

The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless fixed, if there are two or more directors the quorum shall be two, and if there is one Director the quorum shall be one. A Director represented by proxy or by an approved alternate director at a meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present. Any resolution of the directors must be approved by a majority of the directors present at a meeting at which there is a quorum in order to be valid. A resolution signed by all members of the board of directors entitled to receive notice of a meeting of the board of directors shall be as valid and effectual for all purposes as a resolution of such directors duly passed at a meeting of the board of directors duly convened, held and constituted.

Directors

The first Director(s) shall be appointed at a meeting or by written resolution of the subscribers to the Memorandum. Thereafter, the directors shall have power at any time and from time to time to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors but so that the total number of directors (exclusive of alternate directors) shall not at any time exceed the number fixed in accordance with our Articles. Our Company may by special resolution from time to time fix the maximum and minimum number of directors to be appointed but unless such number is fixed as aforesaid there is no minimum number of directors and the maximum number of directors shall be unlimited.

The remuneration of our directors from time to time shall be determined by the directors or by special resolution.

The shareholding qualification for directors may be fixed by our Company by special resolution and unless and until so fixed no share qualification shall be required.

Our Company may by ordinary resolution appoint any person to be a Director and may in like manner remove any Director and may in like manner appoint another person in his stead.

The office of Director shall be automatically vacated if the Director:

●	dies;

●	resigns his office by notice in writing to our Company;

●	becomes bankrupt or makes any arrangement or composition with his creditors;

●	is found by a court or competent institution to be of unsound mind;

●	is removed from office by Ordinary Resolution; or

●	is removed from office pursuant to any other provision of our Articles.

Power and Duties of Directors

Subject to the provisions of the Companies Act, our Articles and to any resolutions made by our Company in general meeting, the business of our Company shall be managed by the directors, who may pay all expenses incurred in setting up and registering our Company and may exercise all powers of our Company. No resolution made by our Company in general meeting shall invalidate any prior act of the directors which would have been valid if that resolution had not been made.

The directors may from time to time and at any time establish any committees, local boards or agencies for managing any of the affairs of our Company and may appoint any persons to be members of such committees or local boards and may appoint any managers or agents of our Company and may fix the remuneration of any of the aforesaid. The directors may delegate any of their powers to committees and any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

The directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of our Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the directors under our Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

The directors may exercise all the powers of our Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of our Company or of any third party.

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with our Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

Meetings of Members

As an exempted company incorporated in Cayman Islands, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting.

The directors may, whenever they think fit, convene a general meeting of our Company. If at any time there are no directors of our Company, any two members (or if there is only one member then that member) entitled to vote at general meetings of our Company may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the directors.

The directors shall, upon the requisition in writing of one or more members holding in the aggregate not less than one-tenth of such paid-up capital of our Company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting. Any such requisition shall express the object of the meeting proposed to be called, and shall be left at or posted to the Registered Office and may consist of several documents in like form each signed by one or more requisitionists. If the directors do not convene a requisitioned meeting within 21 days of the deposit of the requisition (such meeting to be convened no less than 45 days from the date of deposit of the requisition), the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the directors to convene the general meeting shall be reimbursed to them by our Company.

At least seven days’ notice (excluding the day that notice is deemed to be given and the day the meeting is to be held) shall be given of an annual general meeting or any other general meeting. Notice shall be given in the manner provided in our Articles or in such other manner (if any) as may be prescribed by our Company by special resolution to such persons as are, under our Articles, entitled to receive such notices from our Company and shall specify the place, the day and the hour of the meeting and, in case of special business, the general nature of that business.

Subject to the Cayman Companies Act with the consent of all the members entitled to receive notice of a particular meeting and attend and vote thereat, a meeting may be convened by such shorter notice or without notice and in such manner as those members may think fit.

No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Save as otherwise provided by our Articles, one or more members holding at least a majority of the paid up voting share capital of our Company present in person or by proxy shall be a quorum.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the member or members present and entitled to vote shall be a quorum.

The chairman, if any, of the Board of directors shall preside as chairman at every general meeting of our Company. If there is no such chairman, or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the members present shall choose one of their number to be chairman.

The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 10 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll. A poll shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting. In the case of an equality of votes on a poll the chairman of the meeting shall not be entitled to a second or casting vote.

Share Premium Account

The directors shall in accordance with section 34 of the Companies Act establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

Transfer of Shares

The instrument of transfer of any share shall be in writing in any usual or common form or such other form as the directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up share, or if so required by the directors, shall also be executed on behalf of the transferee and shall be accompanies by the share certificate (if any) to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a member until the name of the transferee is entered in the Register of Members in respect of the relevant shares. The directors may in their absolute discretion decline to register any transfer of shares without assigning any reason therefore.

Redemption and Purchase of Own Shares

Subject to the provisions of the Cayman Companies Act and subject to the terms of our Articles, we may:

●	issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of us or the member on such terms and in such manner as the directors may, before the issue of such shares, determine;

●	purchase our own shares (including fractions of a share and any redeemable shares) on such terms and in such manner as the directors may determine and agree with the member;

●	make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Companies Act including out of capital; and

●	accept the surrender for no consideration of any paid up share (including any redeemable share) on such terms and in such manner as the directors may determine.

The directors may, when making payments in respect of the redemption or purchase of shares, if authorized by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment either in cash or in specie.

Winding Up

If we shall be wound up the liquidator may, with the sanction of a special resolution and any other sanction required by the Cayman Companies Act, divide amongst the members in specie or cash the whole or any part of the assets of our Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributors as the liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

Without prejudice to the rights of holders of shares issued upon special terms and conditions, if we shall be wound up, and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid-up, or which ought to have been paid-up, at the commencement of the winding up on the shares held by them respectively. If on a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the capital paid-up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Shares and Forfeiture

The directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and each member shall (subject to receiving at least 14 days’ notice specifying the time or times of payment) pay to our Company at the time or times so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight per centum per annum from the day appointed for the payment thereof to the time of the actual payment, but the directors shall be at liberty to waive payment of that interest wholly or in part.

We shall have first priority lien and charge on every partly paid share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and our Company shall also have a first priority lien and charge on all partly paid shares registered in the name of a member (whether held solely or jointly with another person) for all moneys presently payable by him or his estate to our Company; but the directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. Our Company’s lien, if any, on a share shall extend to all dividends and other moneys payable in respect thereof.

We may sell, in such manner as the directors think fit, any shares on which our Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto of which our Company has notice, by reason of his death or bankruptcy.

Forfeiture or Surrender of Shares

If a member fails to pay any call or instalment of a call together with any interest which may have accrued on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before forfeiture.

A forfeited share may be sold, cancelled or otherwise disposed of on such terms and in such manner as the directors in their absolute discretion think fit, and at any time before a sale, cancellation or disposition the forfeiture may be cancelled on such terms as the directors in their absolute discretion think fit.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, notwithstanding, remain liable to pay to us all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the shares.

A statutory declaration in writing that the declarant is a director, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

Variation of the Rights of Shares

If at any time the share capital of our Company is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied by the board of directors with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the issued shares of that class present in person or by proxy. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or by the redemption or purchase of shares of any class by us.

Alteration of Share Capital

We may from time to time by special resolution increase the authorized share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe. We may by special resolution:

●	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

●	subdivide its existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled; and

●	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records.

Capitalization of Profits

Subject to the Cayman Companies Act, the directors may, with the authority of a special resolution:

●	resolve to capitalize an amount standing to the credit of reserves (including a share premium capital redemption reserve and profit and loss account), or otherwise available for distribution;

●	appropriate the sum resolved to be capitalized to the members in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or

(ii)	paying up in full unissued shares or debentures of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the members (or as they may direct) in those proportions, or partly in one way and partly in the other;

●	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalized reserve and in particular, without limitation, where shares or debentures become distributable in fractions directors may deal with the fractions as they think fit;

●	generally do all acts and things required to give effect to the resolution.

Register of Members

We shall maintain or cause to be maintained a register of members in accordance with the Cayman Companies Act. The directors shall keep at the registered office or such other place as determined by them, the Register of Members, which shall contain the following information:

●	the name and address of each member, a statement of the shares held by him and a statement of the amount paid or agreed to be considered as paid on such shares;

●	the date on which each person was entered in the register as a member; and

●	the date on which any person ceased to be a member.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Exempted Company

We are an exempted company incorporated with limited liability under the laws of Cayman Islands on 10 August 2022 and our affairs are governed by our Memorandum and Articles, as amended and restated from time to time, and the Cayman Companies Act and the common law of the Cayman Islands. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company.

Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of the UK. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company Ind its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a “fraud on the minority”.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a)	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our Articles provide to the extent permitted by law, we shall indemnify every director (including any alternate appointed), managing director, agent, secretary, assistant secretary or other officer for the time being and from time to time of our Company (but not including our Company’s auditor) and the personal representatives of the same against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons in or about the conduct of our business or affairs or in the execution or discharge of their duties, powers, authorities or discretions, and

(b)	without prejudice to the generality of paragraph (a) above, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings

No such existing or former director (including any alternate appointed), managing director, agent, secretary, assistant secretary or other officer, however, shall be indemnified in respect of any matter arising out of their own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including any alternate appointed), managing director, agent, secretary, assistant secretary or other officer in respect of any matter identified in above on condition that the director (including any alternate appointed), managing director, agent, secretary, assistant secretary or other officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including any alternate appointed), managing director, agent, secretary, assistant secretary or other officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our Articles.

Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Proposals

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles provide that, on the requisition of any shareholders who hold not less than 10 percent of the paid up voting share capital of our Company in respect to the matter for which the meeting is requested, our board of directors shall convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Memorandum and Articles do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted company incorporated in the Cayman Islands, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

There are no prohibitions in relation to cumulative voting under the Cayman Companies Act but our Memorandum and Articles do not provide for cumulative voting.

Removal of Directors

Under our Memorandum and Articles, any of our directors may be removed by ordinary resolution of our shareholders.

Transactions with Interested Shareholders

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under our Memorandum and Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class in person or by proxy.

Amendment of Governing Documents

Under the Cayman Companies Act, our Memorandum and Articles may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Under our Memorandum and Articles, our board of directors is empowered to issue or allot shares or grant options over, re-designate or dispose of unissued shares (including fractions of a share) with or without preferred, deferred, or other special rights or restrictions.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

c)	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Certain Anti-Takeover Provisions of our Amended and Memorandum and Articles of Association

Our authorized but unissued ordinary shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which our Company collects, processes and maintains personal data about investors of our Company pursuant to the Data Protection Act, 2017 of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

Our Company is committed to processing personal data in accordance with the DPA. In its use of personal data, our Company will be characterized under the DPA as a ‘data controller’, whilst certain of the Company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to our Company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in our Company, the Company and certain of the Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for our Company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which our Company is subject or (c) where the processing is for the purposes of legitimate interests pursued by our Company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

Our Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Transfer Agent and Registrar

Out Transfer Agent is Vstock Transfer, LLC of 18 Lafayette Place, Woodmere, New York 11598.

DESCRIPTION OF BUSINESS

Background

We were incorporated on August 10, 2022 as a exempted company in the Cayman Islands, under the name BSM International, Inc. We conduct our operations in Hong Kong primarily through our wholly-owned Hong Kong operating subsidiary, BM International Distribution Limited.

Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. An exempted company can apply for and receive a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Law (2020 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to the applicant or the applicant’s operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the applicants to its shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of the applicant. We have not for the tax exemption undertaking from the Cayman Islands government. We cannot give assurance that we will be granted such tax exemption undertaking from the Cayman Islands government as and when we submit our application.

Our Business

General

We have not generated any revenues and have accumulated losses in the amount of $78,343 for the period from August 10, 2022 (inception) to September 30, 2022, which primarily were our incorporation costs at $4,700 and the offering costs of this public offering at approximately $73,000. We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Since inception, our efforts have been devoted primarily to finalizing our arrangement to become the global distributor of a medical device manufactured by Bosung Meditech Co. Ltd. (“Bosung”). Bosung was formed in South Korea in 2008, and since then has been carrying out the production and sale of medical devices including a lancing device and lancet under the SafeLan brand in South Korea. Bosung is a registered shareholder holding 17,350,000 of our Ordinary Shares, representing approximately 80.70% of our equity. Bosung is wholly-owned by one of our founding shareholders, Chang Suk Kim, who is our registered shareholder holding 100,000 of our Ordinary Shares. Mr. Kim beneficially holds approximately 81.16% of our issued and outstanding Ordinary Shares. We did not pay any referral fee when we secured the distributorship from Bosung with the help of Chang Suk Kim.

Our Bosung distributorship

On August 17, 2022, Bosung entered into a Distribution Agreement with BSM International Limited and appointed us as its distributor for the distribution of its medical device products: SafeLan Pro (a lancing device), SafeLan (lancet), and all medical devices under the “SafeLan brand”, Bosung appointed BSM International as the exclusive distributor in certain territories in Asia, including Singapore, Malaysia, Thailand, Vietnam, Indonesia, The Republic of India, and The Republic of China (commonly referred to as Taiwan), and excluding South Korea. As the distributor, we can select and appoint sub-distributors at our discretion and we can arrange Bosung to sell directly to our sub-distributors at negotiated prices. Bosung is fully responsible for all manufacturing costs, making direct product shipment to our sub-distributors, and fulfilling all government exporting requirements, including the payment of export duties and taxes in the product’s country of origin. Bosung is also fully responsible for providing all necessary after-sales support to our sub-distributor. We are fully indemnified by Bosung for any damages and losses arising from the sale of a defective product. Under the Distribution Agreement, we are required to make a minimum purchase order totaling 1.2 million lancets per month, effective from the 13th month after the distributorship becomes effective. The Distribution Agreement, however, does not specify the consequence to our distributorship in the event that we fail to make the required minimum purchase order. We cannot give assurance that we can keep our distributorship if we fail to make the required minimum purchase order. The distributorship’s term is 25 years, beginning from August 17, 2022. Our commission is 10% of invoiced value on each successful sale, completed after Bosung receives 100% settlement of invoiced value. The distributorship agreement is governed by the laws of the special administrative region of Hong Kong.

Amongst the SafeLan brand products manufactured by Bosung, we have decided to concentrate our distributorship efforts in the lancing device and lancet. A lancing device is a small tube that launches a lancet (small needle) into the skin to make a puncture that produces a blood drop. For individuals with diabetes, this blood drop is to be used to check glucose levels as an integral part of daily diabetes management. Bosung’s lancing device is sold under the name “SafeLan Pro”, and its lancet is sold under the product name “SafeLan”. The particulars of these two products are SafeLan Pro (lancing device) and SafeLan (lancet). SafeLan Pro is the device to hold the lancet (small needle), SafeLan is the small needle which will poke the skin to collect a blood drop. Both products are manufactured in South Korea and were first introduced to the market as medical devices in 2020. As further described below, both products have obtained approval and certifications from Korea Ministry of Food and Drug Safety, the European Union, the Ministry of Health and Welfare, The Republic of China (Taiwan) and the Ministry of Health, Australia. At this time, we do not feel further approvals are necessary to market and sell the products in any additional jurisdictions. If a sub-distributor is secured in a jurisdiction we are not certified, BIDL will render all necessary support to the sub-distributor to obtain the required approval to import into, market and sell the products in the jurisdiction. SafeLan Pro has a one year warranty and SafeLan has a three years warranty.

The products had a Certificate of Registration with the U.S. Food and Drug Administration as a Class I Medical Device, which approval was first obtained on July 26, 2011and renewed on January 1, 2022. The certification expired on December 30, 2022. We applied with them on March 20, 2023 to register our products as Class II Medical Devices (Application # K230759), which application is currently pending as of the date of this prospectus.

Since we received the exclusive distributorship rights from Bosung, we have yet to secure a sub-distributor successfully. We cannot give assurance that we can ever secure a sub-distributor for Bosung’s lancing device and lancet.

Principal Services and Principal Markets

We assist medical device manufacturers to sell their products in countries other than the one where the manufacturers are located.

We work with manufacturers around the world provided their medical device meets the following criteria:

●	It has already received either a CE marking for the European Union or a certification l from the United States. Food and Drug Administration;

●	It is already being legally sold in the country of origin;

●	It can be exported from its country of origin without any restrictions; and

●	Is covered by a manufacturer’s warranty, if applicable.

We will arrange the sale of medical devices with which we have distributorship rights in our authorized distributorship territories by securing local parties as our sub-distributors. We, however, will not appoint a sub-distributor in any geographical area where has been either officially or unofficially disallowed by the government of the medical device’s country of origin to carry out business activities.

Our Distributorship and Sub-distributorship system

Through either referrals from the friends and business acquaintance of our officers, directors and shareholders or our own direct efforts by searching various business information sources, including but not limited to the internet and trade magazines, we intend to identify medical devices for our management’s evaluation. If we decide to pursue a distributorship from the manufacturer, we will negotiate for a distributorship appointment with the following key terms:

●	We are to act as the global distributor except in the country in which the medical device is manufactured;

●	We can select and appoint sub-distributors at our discretion in our authorized distributorship territories;

●	The manufacturer is to sell directly to our sub-distributors at negotiated prices;

●	The manufacturer is fully responsible for all manufacturing costs;

●	The manufacturer is to make direct product shipment to our sub-distributors;

●	The manufacturer is fully responsible to fulfill all governments exporting requirements, including the payment of export duties and taxes, in the medical device’s country of origin;

●	The manufacturer is fully responsible for providing all necessary after-sales support to our sub-distributors;

●	We are fully indemnified by the manufacturer for any damages and losses arising from the sale of a defective medical device by our sub-distributors; and

●	The manufacturer is to pay us a service fee equal to a negotiated percentage of the invoiced sale for each sale made to our sub-distributors.

We plan to pay a fee to any party, including our shareholders, directors and officers, who refers a potential medical device distributorship opportunity to us and that we successfully secure a distributorship. The amounts of each referral fee will be negotiated on a case-by-case basis. We currently have one medical device distributorship. No referral fee was paid when we secured this distributorship. We cannot give assurance that we will receive referrals for a potential medical device distributorship opportunity although we intend to pay a referral fee, or that we can secure additional medical device distributorship even when a potential opportunity is presented to us.

We expect to find potential sub-distributors mainly through referrals from the friends and business acquaintance of our officers, directors and shareholders and by searching through various business information sources, including but not limited to the internet and trade magazines. We will only consider parties with the following characteristics to become our sub-distributors:

●	They are legal corporate entities;

●	They have relevant industrial knowledge about the medical device to be sub-distributed; and

●	They have past performance demonstrating that they are capable of building a strong marketing and sales program to sell the medical device;

Once a potential candidate is identified, we expect to negotiate with the candidate for a sub-distributorship arrangement with the following key terms:

●	We are to appoint the candidate as our sub-distributor, either exclusive or non-exclusive, in a designated geographical area;

●	The sub-distributor is to buy the medical device directly from our manufacturer at negotiated prices;

●	The sub-distributor is to receive product shipment directly from the manufacturer;

●	The sub-distributor is fully responsible to fulfill all government importing requirements, including the payment of import duties and taxes;

●	The sub-distributor is fully responsible to secure all necessary local permits and licenses in order to sell the medical device and bear all application and registration expenses unless we agree to share the responsibility and/or these expenses;

●	The sub-distributor is fully responsible for all marketing and sales expenses unless we agree to share these expenses;

●	The sub-distributor is to secure all necessary after-sales support directly from our manufacturer; and

●	The sub-distributor is to secure indemnification directly from the manufacturer on any damages and losses arising from its sale of the manufacturer’s defective medical device.

We do not have any medical device sub-distributors as of the date of this prospectus.

Our business plan can only be successful if we can secure both medical device distributorship and sub-distributors, and that they execute purchase and sale transactions successfully so we receive fees from our manufacturers. We currently have one medical device distributorship with no sub-distributor. We cannot give assurance, even if we have both a medical device distributorship and sub-distributors in place, that purchase and sale transactions will be successfully concluded between our manufacturers and sub-distributors. We therefore cannot give assurance that our business plan can be successful.

Intellectual Property

Bosung Meditech Co. Ltd. (“Bosung”), BIDL’s supplier, has certifications for each of our SafeLan Pro and SafeLan in several jurisdictions. The following table illustrates the certifications and approval by jurisdiction:

Jurisdiction	Classification	Approval Date	Expiration Date	Certification No.	Patentee
Korea Ministry of Food and Drug Safety	Class II Medical Device	April 15, 2010 (renewed October 8, 2020)	October 31, 2026	KTL-ABBA-14618	Bosung
European Union	Class II Medical Device	November 8, 2011 (renewed August 7, 2019)	May 26, 2024	IT292178-2	Bosung
U.S. Food and Drug Administration	Class I Medical Device	July 26, 2011 (renewed on January 1, 2022)	December 30, 2022	3009130324	Bosung
Ministry of Health and Welfare, The Republic of China (Taiwan)	Class I Medical Device	July 20, 2015	no expiration date	DHA09401640904	Bosung
Ministry of Health, Australia	Class I Medical Device	February 9, 2016	no expiration date	None	Bosung

The certification with the U.S. Food and Drug Administration expired on December 30, 2022. We applied with them on March 20, 2023 to register our products as Class II Medical Devices (Application # K230759), which application is currently pending as of the date of this prospectus.

Property

The Company currently neither rents nor owns any real property. The Company utilizes the office space and equipment of Mr. King Kwok Yu in Hong Kong at   no cost. We believe such amounts to be immaterial. Mr. Yu and Mr. Kim, our President and Director, have been personal friends for over 15 years. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Employees

We have three officers, two of whom are also our directors. We do not have any other employees.

Licenses, Franchises and Royalty Agreements

We do not have any licenses, franchises or royalty agreements.

Government Approval of Principal Products or Services

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to our industry.

Government and Industry Regulations

Cayman Islands and United States

Our Company was incorporated in the Cayman Island, and that we intend to arrange for a registered broker-dealer to apply for permission to post a quotation for our shares, and we intend to then apply to have our Ordinary Shares quoted on the OTC Pink system of the OTC Market Group in the United States. Our business is therefore governed by certain government rules and regulations of the Cayman Islands and United States, which are set out below

Cayman Islands

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction) so as to form a single surviving company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of two-thirds of the votes of shareholders who attend and vote at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s Memorandum and Articles of Association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the votes at a general meeting in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his, her or its shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such unit; (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company must (and any dissenting shareholder may) file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	a company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates is made within four months after making such offer, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

There is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) entertain original actions brought in each respective jurisdiction against us or our directors and officers predicated upon the securities laws of the United States or any state in the United States. There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce such foreign money judgment without re-examination or re-litigation of matters adjudicated upon, provided that (1) the U.S. court issuing the judgment is of competent jurisdiction; (2) the U.S. Judgment is final and for a liquidated sum; (3) the judgment given by the U.S. Court was not in respect of taxes or a fine or penalty or similar fiscal or revenue obligation of the company; (4) in obtaining judgment there was no fraud on part of the person in whose favor judgment was given or on part of the court; (5) recognition or enforcement of the judgment would not be contrary to public policy in the Cayman Islands; and (6) the proceedings pursuant to which judgment was obtained were not contrary to natural justice. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies. We are an exempted company with limited liability (meaning our public shareholders have no liability, as members of the Company, for liabilities of the Company over and above the amount paid for their shares) under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may not issue negotiable or bearer shares, but may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

c)	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Certain Anti-Takeover Provisions of our Amended and Memorandum and Articles of Association

Our authorized but unissued ordinary shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which the company collects, processes and maintains personal data about investors of the company pursuant to the Data Protection Act, 2017 of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

The company is committed to processing personal data in accordance with the DPA. In its use of personal data, the company will be characterized under the DPA as a ‘data controller’, whilst certain of the company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the company, the company and certain of the company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils the Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our Ordinary Shares or on an instrument of transfer in respect of our Ordinary Shares.

United States Federal Income Taxation

General

This section is a general summary of the material U.S. federal income tax provisions relating to the acquisition, ownership and disposition of our Ordinary Shares issued pursuant to this offering. This section does not address any aspect of U.S. federal gift or estate tax, or the state, local or non-U.S. tax consequences of an investment in our securities, nor does it provide any actual representations as to any tax consequences of the acquisition, ownership or disposition of our Ordinary Shares.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our Ordinary Shares that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our Ordinary Shares is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences of the acquisition ownership and disposition of our securities applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion considers only holders purchase our Ordinary Shares pursuant to this offering and own and hold our Ordinary Shares as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

●	financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own 5 percent or more of our voting shares;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	controlled foreign corporations; or

●	passive foreign investment companies.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our Ordinary Shares. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our Ordinary Shares through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Ordinary Shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our Ordinary Shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our Ordinary Shares will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the IRS of an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on the share of our Ordinary Share

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash dividend paid on our Ordinary Shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its securities (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such securities. With respect to non-corporate U.S. Holders, dividends may be subject to the lower applicable long-term capital gains tax rate (see “— Taxation on the Disposition of Securities” below) if the shares of our Ordinary Shares are readily tradeable on an established securities market in the United States and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our ordinary shares.

Taxation on the Disposition of Securities

Upon a sale or other taxable disposition of our Ordinary Shares, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Unearned Income Medicare Tax

Under current tax law, U.S. Holders that are individual, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and gains from the sale or other disposition of, our securities, subject to certain limitations and exceptions. Under current regulations, in the absence of a special election, such unearned income generally would not include income inclusions under the qualified election fund (“QEF”) rules discussed below under “Passive Foreign Investment Company Rules,” but would include distributions of earnings and profits from a QEF. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition or our securities.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of such foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a start-up company with no revenue from August 10, 2022 (Inception) to the date of this Registration Statement, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Ordinary Shares and the U.S. Holder did not make a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) such securities, a QEF election along with a deemed sale (or purging) election, or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of our Ordinary Shares; and

●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of our Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for our Ordinary Shares).

Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for our Ordinary Shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our Ordinary Shares by making a timely QEF election (or a QEF election along with a purging election). Pursuant to the QEF election, a U.S. Holder generally will be required to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Ordinary Shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Ordinary Shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, for regular U.S. federal income tax purposes, U.S. Holders of a QEF generally are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination we are a PFIC will generally apply for subsequent years to a U.S. Holder who held our Ordinary Shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our Ordinary Shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any of our taxable years that end within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder files on a timely filed U.S. federal income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that the U.S. Holder would otherwise recognize if the U.S. Holder had sold our shares for their fair market value on the “qualification date.” The qualification date is the first day of our tax year in which we qualify as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held our shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in our Ordinary Shares by the amount of the gain recognized and will also have a new holding period in the shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) our Ordinary Shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that we are treated as a PFIC the excess, if any, of the fair market value of its securities at the end of its taxable year over the adjusted basis in its securities. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its securities over the fair market value of its securities at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its securities will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the securities in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its ordinary shares and for which we are treated as a PFIC.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq Global Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders of our Ordinary Shares generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Ordinary Shares should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Non-U.S. Holders

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to our Ordinary Shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our Ordinary Shares unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to regular U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our Ordinary Shares within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our Ordinary Shares by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and whether any gain or loss with respect to such securities in long-term or short-term may be required to be reported to the IRS, and certain holders may be required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report their interest in our securities.

Moreover, backup withholding of U.S. federal income tax, currently at a rate of 24%, generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient), in each case who:

●	fails to provide an accurate taxpayer identification number;

●	is notified by the IRS that backup withholding is required; or

●	fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

We will withhold all taxes required to be withheld by law from any amounts otherwise payable to any holder of our securities, including tax withholding required by the backup withholding rules. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

Hong Kong and China

Our business is located in Hong Kong and is subject to the laws and regulations of Hong Kong governing businesses concerning, in particular labor, occupational safety and health, contracts, tort and intellectual property. Furthermore, we need to comply with the rules and regulations of Hong Kong governing the data usage and regular terms of service applicable to our potential customers or clients. As the information of our potential customers or clients is not preserved in Hong Kong, we do not need to comply with the Hong Kong PDPO.

If PRC authorities reinterpret PRC laws to apply to Hong Kong companies, we may become subject to the laws and regulations of China governing businesses in general, including labor, occupational safety and health, contracts, tort and intellectual property. We also expect to become subject to PRC laws if we expand operations into or develop a physical presence in China. We may also become subject to foreign exchange regulations which might limit our ability to convert foreign currency into Renminbi or Hong Kong Dollars, acquire any other PRC companies, establish Variable Interest Entities in the PRC, or make dividend payments from any future Wholly-Owned Foreign Enterprises to us.

Hong Kong

Business Registration Ordinance

Every person, (a company or individual), who carries on a business in Hong Kong is required under the Business Registration Ordinance (Cap. 310 of the Laws of Hong Kong) to apply for a business registration certificate from the Inland Revenue Department within one month from the date of commencement of the business, and to display a valid business registration certificate at the place of business. Business registration does not serve to regulate business activities and it is not a license to trade. Business registration serves to notify the Inland Revenue Department of the establishment of a business in Hong Kong. Business registration certificate will be issued on submission of the necessary document(s) together with payment of the relevant fee. A business registration certificate is renewable every year or every three years (if business operators elect for issuance of business registration certificate that is valid for three years). Any person who fails to apply for business registration shall be guilty of an offence and shall be liable to a fine of HK$5,000 and to imprisonment for one year.

The Employment Ordinance

The Employment Ordinance (Cap. 57 of the Laws of Hong Kong) is the main piece of legislation governing conditions of employment in Hong Kong since 1968. It covers a comprehensive range of employment protection and benefits for employees, including Wage Protection, Rest Days, Holidays with Pay, Paid Annual Leave, Sickness Allowance, Maternity Protection, Statutory Paternity Leave, Severance Payment, Long Service Payment, Employment Protection, Termination of Employment Contract, Protection Against Anti-Union Discrimination. In addition, every employer must take out employees’ compensation insurance to protect the claims made by employees in respect of accidents occurred during the course of their employment.

An employer must also comply with all legal obligations under the Mandatory Provident Fund Schemes Ordinance, (Cap. 485 of the Laws of Hong Kong). These include enrolling all qualifying employees in MPF schemes and making MPF contributions for them. Except for exempt persons, employer should enroll both full-time and part-time employees who are at least 18 but under 65 years of age in an MPF scheme within the first 60 days of employment. The 60-day employment rule does not apply to casual employees in the construction and catering industries. Pursuant to the said Ordinance, we are required to make MPF contributions for our Hong Kong employees once every contribution period (generally the wage period within 1 month). Employers and employees are each required to make regular mandatory contributions of 5% of the employee’s relevant income to an MPF scheme, subject to the minimum and maximum relevant income levels. For a monthly-paid employee, the minimum and maximum relevant income levels are $1,547 and $3,846, respectively.

Inland Revenue Ordinance

As we carry out business in Hong Kong, we are subject to the profits tax regime under the (Cap. 112 of the Laws of Hong Kong) (“IRO”). The IRO is an ordinance for the purposes of imposing taxes on property, earnings and profits in Hong Kong. The IRO provides, among others, that persons, which include corporations, partnerships, trustees and bodies of person, carrying on any trade, profession or business in Hong Kong are chargeable to tax on all profits (excluding profits from the sale of capital assets) arising in or derived from Hong Kong from such trade, profession or business. As at the Latest Practicable Date, the standard profits tax rate for corporations was at 8.25% on assessable profits up to HK$2,000,000; and 16.5% on any part of assessable profits over HK$2,000,000. The IRO also contains provisions relating to, among others, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciation.

China

PRC Regulations on Tax

Enterprise Income Tax

The Enterprise Income Tax Law of the People’s Republic of China (the “EIT Law”) was promulgated by the Standing Committee of the National People’s Congress on March 16, 2007 and became effective on January 1, 2008, and was later amended on February 24, 2017. The Implementation Rules of the EIT Law (the “Implementation Rules”) were promulgated by the State Council on December 6, 2007 and became effective on January 1, 2008. According to the EIT Law and the Implementation Rules, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises shall pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC shall pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises whose incomes having no substantial connection with their institutions in the PRC, shall pay enterprise income tax on their incomes obtained in the PRC at a reduced rate of 10%.

The Arrangement between the PRC and Hong Kong Special Administrative Region for the Avoidance of Double Taxation the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Arrangement”) was promulgated by the State Administration of Taxation (“SAT”) on August 21, 2006 and came into effect on December 8, 2006. According to the Arrangement, a company incorporated in Hong Kong will be subject to withholding tax at the lower rate of 5% on dividends it receives from a company incorporated in the PRC if it holds a 25% interest or more in the PRC company. The Notice on the Understanding and Identification of the Beneficial Owners in the Tax Treaty (the “Notice”) was promulgated by SAT and became effective on October 27, 2009. According to the Notice, a beneficial ownership analysis will be used based on a substance-over-form principle to determine whether or not to grant tax treaty benefits.

In April 2009, the Ministry of Finance, or MOF, and SAT jointly issued the Notice on Issues Concerning Process of Enterprise Income Tax in Enterprise Restructuring Business, or Circular 59. In December 2009, SAT issued the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or Circular 698. Both Circular 59 and Circular 698 became effective retroactively as of January 2008. In February 2011, SAT issued the Notice on Several Issues Regarding the Income Tax of Non-PRC Resident Enterprises, or SAT Circular 24, effective April 2011. By promulgating and implementing these circulars, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-resident enterprise.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction,

In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

On October 17, 2017, the SAT issued a Notice Concerning Withholding Income Tax of Non-Resident Enterprise, or SAT Notice No. 37, which abolishes Circular 698 and certain provisions of Circular 7. SAT Notice No. 37 reduces the burden of the withholding obligator, such as revocation of contract filing requirements and tax liquidation procedures, strengthens the cooperation of tax authorities in different places, and clarifies the calculation of tax payable and mechanism of foreign exchange.

Value-added Tax

Pursuant to the Provisional Regulations on Value-added Tax of the PRC, or the VAT Regulations, which were promulgated by the State Council on December 13, 1993, took effect on January 1, 1994, and were amended on November 10, 2008, February 6, 2016, and November 19, 2017, respectively, and the Rules for the Implementation of the Provisional Regulations on Value-added Tax of the PRC, which were promulgated by the MOF on December 25, 1993, and were amended on December 15, 2008, and October 28, 2011, respectively, entities and individuals that sell goods or labor services of processing, repair or replacement, sell services, intangible assets, or immovables, or import goods within the territory of the People’s Republic of China are taxpayers of value-added tax. The VAT rate is 17% for taxpayers selling goods, labor services, or tangible movable property leasing services or importing goods, except otherwise specified; 11% for taxpayers selling services of transportation, postal, basic telecommunications, construction and lease of immovable, selling immovable, transferring land use rights, selling and importing other specified goods including fertilizers; 6% for taxpayers selling services or intangible assets.

According to the Notice on the Adjustment to the Value-added Tax Rates issued by the SAT and the MOF on April 4, 2018, where taxpayers make VAT taxable sales or import goods, the applicable tax rates shall be adjusted from 17% to 16% and from 11% to 10%, respectively. Subsequently, the Notice on Policies for Deepening Reform of Value-added Tax was issued by the SAT, the MOF and the General Administration of Customs on March 30, 2019 and took effective on April 1, 2019, which further adjusted the applicable tax rate for taxpayers making VAT taxable sales or importing goods. The applicable tax rates shall be adjusted from 16% to 13% and from 10% to 9%, respectively

Dividend Withholding Tax

The Enterprise Income Tax Law provides that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors that do not have an establishment or place of business in the PRC, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

PRC Laws and Regulations on Employment and Social Welfare

Labor Law of the PRC

Pursuant to the Labor Law of the PRC, which was promulgated by the Standing Committee of the NPC on July 5, 1994 with an effective date of January 1, 1995 and was last amended on August 27, 2009 and the Labor Contract Law of the PRC, which was promulgated on June 29, 2007, became effective on January 1, 2008 and was last amended on December 28, 2012, with the amendments coming into effect on July 1, 2013, enterprises and institutions shall ensure the safety and hygiene of a workplace, strictly comply with applicable rules and standards on workplace safety and hygiene in China, and educate employees on such rules and standards. Furthermore, employers and employees shall enter into written employment contracts to establish their employment relationships. Employers are required to inform their employees about their job responsibilities, working conditions, occupational hazards, remuneration and other matters with which the employees may be concerned. Employers shall pay remuneration to employees on time and in full accordance with the commitments set forth in their employment contracts and with the relevant PRC laws and regulations. BIDL currently does not comply with PRC laws and regulations, but complies with Hong Kong laws and regulations.

Social Insurance and Housing Fund

Pursuant to the Social Insurance Law of the PRC, which was promulgated by the Standing Committee of the NPC on October 28, 2010 and became effective on July 1, 2011, employers in the PRC shall provide their employees with welfare schemes covering basic pension insurance, basic medical insurance, unemployment insurance, maternity insurance, and occupational injury insurance. BIDL has not deposited the social insurance fees in full for all the employees in compliance with the relevant regulations. We may be ordered by the social security premium collection agency to make or supplement contributions within a stipulated period, and shall be subject to a late payment fine computed from the due date at the rate of 0.05% per day; where payment is not made within the stipulated period, the relevant administrative authorities shall impose a fine ranging from one to three times the amount of the amount in arrears. BIDL has not deposited the social insurance fees as required by relevant regulations.

In accordance with the Regulations on Management of Housing Provident Fund, which were promulgated by the State Council on April 3, 1999 and last amended on March 24, 2002, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employers and employees are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time. BIDL has not registered at the designated administrative centers nor opened bank accounts for depositing employees’ housing funds. They also have not deposited employees’ housing funds. Our subsidiary may be ordered by the housing provident fund management center to complete the registration formalities, open bank accounts, make the payment and deposit within a prescribed time limit if they become subject to PRC laws. Failing to register or open bank accounts at the expiration of the time limit could result in fines of not less than 10,000 yuan nor more than 50,000 yuan. And an application may be made to a people’s court for compulsory enforcement if payment and deposit has not been made after the expiration of the time limit.

PRC Regulations Relating to Foreign Exchange

General Administration of Foreign Exchange

The principal regulation governing foreign currency exchange in the PRC is the Administrative Regulations of the PRC on Foreign Exchange (the “Foreign Exchange Regulations”), which were promulgated on January 29, 1996, became effective on April 1, 1996 and were last amended on August 5, 2008. Under these rules, Renminbi is generally freely convertible for payments of current account items, such as trade- and service-related foreign exchange transactions and dividend payments, but not freely convertible for capital account items, such as capital transfer, direct investment, investment in securities, derivative products or loans unless prior approval by competent authorities for the administration of foreign exchange is obtained. Under the Foreign Exchange Regulations, foreign-invested enterprises in the PRC may purchase foreign exchange without the approval of SAFE to pay dividends by providing certain evidentiary documents, including board resolutions, tax certificates, or for trade- and services-related foreign exchange transactions, by providing commercial documents evidencing such transactions.

Circular No. 37 and Circular No. 13

Circular 37 was released by SAFE on July 4, 2014 and abolished Circular 75 which had been in effect since November 1, 2005. Pursuant to Circular 37, a PRC resident should apply to SAFE for foreign exchange registration of overseas investments before it makes any capital contribution to a special purpose vehicle, or SPV, using his or her legitimate domestic or offshore assets or interests. SPVs are offshore enterprises directly established or indirectly controlled by domestic residents for the purpose of investment and financing by utilizing domestic or offshore assets or interests they legally hold. Following any significant change in a registered offshore SPV, such as capital increase, reduction, equity transfer or swap, consolidation or division involving domestic resident individuals, the domestic individuals shall amend the registration with SAFE. Where an SPV intends to repatriate funds raised after completion of offshore financing to the PRC, it shall comply with relevant PRC regulations on foreign investment and foreign debt management. A foreign-invested enterprise established through return investment shall complete relevant foreign exchange registration formalities in accordance with the prevailing foreign exchange administration regulations on foreign direct investment and truthfully disclose information on the actual controller of its shareholders.

If any shareholder who is a PRC resident (as determined by the Circular No. 37) holds any interest in an offshore SPV and fails to fulfil the required foreign exchange registration with the local SAFE branches, the PRC subsidiaries of that offshore SPV may be prohibited from distributing their profits and dividends to their offshore parent company or from carrying out other subsequent cross-border foreign exchange activities. The offshore SPV may also be restricted in its ability to contribute additional capital to its PRC subsidiaries. Where a domestic resident fails to complete relevant foreign exchange registration as required, fails to truthfully disclose information on the actual controller of the enterprise involved in the return investment or otherwise makes false statements, the foreign exchange control authority may order them to take remedial actions, issue a warning, and impose a fine of less than RMB 300,000 on an institution or less than RMB 50,000 on an individual.

Circular 13 was issued by SAFE on February 13, 2015, and became effective on June 1, 2015. Pursuant to Circular 13, a domestic resident who makes a capital contribution to an SPV using his or her legitimate domestic or offshore assets or interests is no longer required to apply to SAFE for foreign exchange registration of his or her overseas investments. Instead, he or she shall register with a bank in the place where the assets or interests of the domestic enterprise in which he or she has interests are located if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate domestic assets or interests; or he or she shall register with a local bank at his or her permanent residence if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate offshore assets or interests.

We cannot assure that our PRC beneficial shareholders have completed registrations in accordance with Circular 37.

Circular 19 and Circular 16

Circular 19 was promulgated by SAFE on March 30, 2015, and became effective on June 1, 2015. According to Circular 19, the foreign exchange capital in the capital account of foreign-invested enterprises, meaning the monetary contribution confirmed by the foreign exchange authorities or the monetary contribution registered for account entry through banks, shall be granted the benefits of Discretional Foreign Exchange Settlement (“Discretional Foreign Exchange Settlement”). With Discretional Foreign Exchange Settlement, foreign capital in the capital account of a foreign-invested enterprise for which the rights and interests of monetary contribution have been confirmed by the local foreign exchange bureau, or for which book-entry registration of monetary contribution has been completed by the bank, can be settled at the bank based on the actual operational needs of the foreign-invested enterprise. The allowed Discretional Foreign Exchange Settlement percentage of the foreign capital of a foreign-invested enterprise has been temporarily set to be 100%. The Renminbi converted from the foreign capital will be kept in a designated account and if a foreign-invested enterprise needs to make any further payment from such account, it will still need to provide supporting documents and to complete the review process with its bank.

Furthermore, Circular 19 stipulates that foreign-invested enterprises shall make bona fide use of their capital for their own needs within their business scopes. The capital of a foreign-invested enterprise and the Renminbi it obtained from foreign exchange settlement shall not be used for the following purposes:

●	directly or indirectly used for expenses beyond its business scope or prohibited by relevant laws or regulations;

●	directly or indirectly used for investment in securities unless otherwise provided by relevant laws or regulations;

●	directly or indirectly used for entrusted loan in Renminbi (unless within its permitted scope of business), repayment of inter-company loans (including advances by a third party) or repayment of bank loans in Renminbi that have been sub-lent to a third party; or

●	directly or indirectly used for expenses related to the purchase of real estate that is not for self-use (except for foreign-invested real estate enterprises).

Circular 16 was issued by SAFE on June 9, 2016. Pursuant to Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. Circular 16 provides an integrated standard for conversion of foreign exchange capital items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis applicable to all enterprises registered in the PRC. Circular 16 reiterates the principle that an enterprise’s Renminbi capital converted from foreign currency-denominated capital may not be directly or indirectly used for purposes beyond its business scope or purposes prohibited by PRC laws or regulations, and such converted Renminbi capital shall not be provided as loans to non-affiliated entities.

PRC subsidiaries’ distributions to their offshore parents are required to comply with the requirements as described above.

PRC Share Option Rules

Under the Administration Measures on Individual Foreign Exchange Control issued by the PBOC on December 25, 2006, all foreign exchange matters involved in employee share ownership plans and share option plans in which PRC citizens participate require approval from SAFE or its authorized branch. Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In addition, under the Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in Share Incentive Plans of Overseas Publicly-Listed Companies, or the Share Option Rules, issued by SAFE on February 15, 2012, PRC residents who are granted shares or share options by companies listed on overseas stock exchanges under share incentive plans are required to (i) register with SAFE or its local branches, (ii) retain a qualified PRC agent, which may be a PRC subsidiary of the overseas listed company or another qualified institution selected by the PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the share incentive plans on behalf of the participants, and (iii) retain an overseas institution to handle matters in connection with their exercise of share options, purchase and sale of shares or interests and funds transfers.

PRC Regulation of Dividend Distributions

The principal laws, rules and regulations governing dividend distributions by foreign-invested enterprises in the PRC are the Company Law of the PRC, as amended, the Wholly Foreign-owned Enterprise Law and its implementation regulations, the Chinese-foreign Cooperative Joint Venture Law and its implementation regulations, and the Chinese-foreign Equity Joint Venture Law and its implementation regulations. Under these laws, rules and regulations, foreign-invested enterprises may pay dividends only out of their accumulated profit, if any, as determined in accordance with PRC accounting standards and regulations. Both PRC domestic companies and wholly-foreign owned PRC enterprises are required to set aside a general reserve of at least 10% of their after-tax profit, until the cumulative amount of such reserve reaches 50% of their registered capital. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

South Korea

We have a global, excluding South Korea, distributorship arrangement with a South Korean company for a medical device. Our business is therefore governed by certain government rules and regulations of South Korea, which are set out below.

South Korea restrictions on doing business with certain countries or jurisdictions

The South Korean government has imposed heavy restrictions on doing business with North Korea under the National Security Act. In addition, there were restrictions on engaging in financial transactions with Iran under the Foreign Exchange Transactions Act. The South Korean Government recently lifted most of those restrictions, but some of the restrictions will remain for a certain period of time.

Exchange control in South Korea

Korea has liberalized foreign exchange controls, in line with OECD benchmarks. A foreign firm that invests under the terms of the Foreign Capital Promotion Act (FCPA) is guaranteed to remit proceeds accruing from the sale of stocks, the principal, interests, and service charges paid to a foreign country in accordance with the details of the report or permission of the foreign investment at the time of such remittance.

To withdraw capital, a stock valuation report issued by a recognized securities company or the Korean Appraisal Board must be presented. Foreign companies not investing under the FCPA must repatriate funds through authorized foreign exchange banks after obtaining government approval. Although Korea does not routinely limit the repatriation of funds, it reserves the right to do so in exceptional circumstances, such as in situations which may harm its international balance of payments, cause excessive fluctuations in interest or exchange rates, or threaten the stability of its domestic financial markets. To date, the Korean government has had no instance of limiting repatriation for these reasons, even during and after the 1997-98 financial crisis.

Product liability under South Korea laws

The Product Liability Act adopts a strict liability approach to manufacturers of defective products. The types of defects can be categorized into manufacturing, design and labelling.

A manufacturer must compensate for damages to the life, body or property of a person caused by a defect of a product, and if such manufacturer causes serious damage to the life or body of a person as a result of not taking necessary measures against a defect of a product, despite the manufacturer’s knowledge of such defect, that manufacturer shall be liable up to three times the damage sustained by the person.

In addition, it will be presumed that the product had a defect at the time of supply, and that the damage or injury was caused because of the defect, where the injured person proves that damage or injury:

●	Was caused while the product was being used Normally.

●	Was attributable to a cause practically controllable by the manufacturer.

●	Would not ordinarily be caused if it were not for the relevant defect of the product.

South Korea non-tax resident business

Non-tax resident companies with a permanent establishment in South Korea are subject to corporate income tax on income earned by their permanent establishment in the same way as resident companies, with some exceptions.

Non-tax resident companies that have no permanent establishment in South Korea are subject to a withholding tax on their South Korean-source income and are not required to file corporate income tax returns, with the exception of capital gains from the sale of real estate in South Korea.

Permanent establishment means the fixed business place of a non-tax resident business vehicle, including:

●	Branches;

●	Stores;

●	Working sites;

●	Factories;

●	A place used for more than six months for construction;

●	A place where services are provided for more than six months; and

●	A place where the business is run through a dependent agent.

South Korea imports and exports taxes

Imports are subject to Value Added Tax (“VAT”) at 10% and customs duties, which vary according to the classification of the goods and country of origin.

Exports are zero-rated for VAT purposes.

South Korea double tax treaties

South Korea has tax treaties with more than 80 countries including the US, Japan, Germany, France, Italy and the UK.

Interest, dividends and royalties paid to a foreign company without a South Korean business place will be eligible for maximum withholding tax rates under the applicable double tax treaties.

Intellectual property in South Korea

Patents

Definition and legal requirements. Patents are exclusive rights granted to inventions and are protected by the Patent Act.

For a patent to be granted, the technology must:

●	be capable of industrial application;

●	be novel; and

●	contain an innovation.

Registration. Patents are registered with the Korean Intellectual Property Office (KIPO). KIPO provides information about the South Korean intellectual property system.

Enforcement and remedies. The patent owner can seek injunctive measures and/or damages from a court against infringers. Courts can impose the following penalties for infringers:

●	preliminary or permanent injunctions;

●	damages;

●	restoration of business reputation of the patent owner; and

●	confiscation of material or facilities related to the infringement.

The infringer can also be criminally liable and subject to imprisonment of up to seven years or a fine of up to KRW100 million.

Length of protection. Protection starts when the patent is registered and lasts for 20 years after the filing of the patent application. The length of protection can be extended for five years under special circumstances.

Trademarks

Definition and legal requirements. Trademarks are protected by the Trade Mark Act. Any sign, character, figure, three-dimensional shape, color, hologram, movement, sound, scent or any combination of these constitutes a trade mark.

To be registered, a trademark must:

●	Be distinctive enough to identify the marked goods or services; and

●	Not conflict with another individual’s registered trademarks.

Protection. Protection is achieved through trademark registration with the KIPO. Unregistered trademarks can be partially protected under the Unfair Competition Prevention and Trade Secret Protection Act if they are well known in South Korea.

Enforcement and remedies. The remedies available are the same as for patents (see above, Patents).

The infringer can also be criminally liable and subject to imprisonment of up to seven years or a fine up to KRW100 million.

Length of protection and renewability. Protection lasts for ten years from registration and is renewable for ten-year terms. There is no limit on the number of renewals.

Registered designs

Definition. Designs are protected under the Industrial Design Act. They refer to the shape, pattern, color or combination of these in an article that produces an aesthetic impression.

To be registered, a design must be:

●	capable of industrial application;

●	novel; and

●	creative.

Registration. The designs are registered with the KIPO.

Enforcement and remedies. The remedies available are the same as for patents (see “Patents”).

Length of protection and renewability. If the design application is filed on or after 1 July 2014, protection starts when the design is registered and lasts for 20 years after the filing of the design application, and is not renewable. If the design application is filed before 1 July 2014, protection lasts for 15 years from the date of registration, and is not renewable.

Unregistered designs

Definition and legal requirements. New, unconventional designs are protected under the Unfair Competition Prevention and Trade Secret Protection Act.

Enforcement and remedies. The remedies available for infringement are preliminary or permanent injunctions, damages and measures to restore the business reputation of the owner.

The infringement of an unregistered design is not subject to criminal prosecution.

Length of protection. Protection lasts for three years from the date when the shape of products is prepared, including manufacturing of pilot products.

Copyright

Definition and legal requirements. Copyright protection is extended to all varieties of works covered under the United Nations Universal Copyright Convention 1952 as well as the Copyright Act. Copyright laws protect literary, scientific or artistic works. Copyrights can also occur if the relevant work is expressed in an intangible form.

Protection. Registration is not required for legal protection of copyrights, but it enhances the degree of protection. The Korea Copyright Commission governs registrations to the Copyright Register and provides information about the copyright registration system.

Enforcement and remedies. The remedies available for infringement are preliminary or permanent injunctions, confiscation of the replicated article and any tools related to the infringement, damages and measures to restore the reputation of the author.

The infringer can be criminally liable and subject to imprisonment of up to five years or a fine up to KRW50 million.

Length of protection and renewability. Protection lasts for:

●	The life of the author plus 70 years, for copyright owned by a natural person; and

●	70 years from first publication, or from creation if unpublished, for copyrights owned by a legal entity.

Other

Other notable IP rights relate to confidential information (trade secrets) and utility models.

A trade secret is information of a technical or business nature that can be used in business activities, including production or marketing methods.

Utility models are granted to devices that are capable of industrial application and are governed by the Utility Model Act. Protection is achieved through registration with the KIPO.

MANAGEMENT

The following table sets forth certain information with respect to each of our executive officers or directors.

NAME	AGE	POSITION
Chang Suk Kim	59	President and Director
Sung Hwan Park	48	Chief Financial Officer and Director
Yang Ho Song	43	Chief Technology Officer

Footnotes:

(1)	Each of the directors holds office until such time as he is removed from office by the Company by ordinary resolution.

(2)	Each of the officer holds office until removed from the office by the board of directors, whether or not a successor is appointed. Each officer may hold more than one office and no officer need be a director or shareholder of the Company.

Set forth below are summary descriptions containing the name of our officers and directors, all positions and offices held with us, the period during which such officers and directors has served as such, and the business and educational experience of each during at least the last 5 years:

Chang Suk Kim, Director and President - Mr. Kim was appointed our director on August 10, 2022 and our President effective August 30, 2022. He is fully responsible for our overall operations. Mr. Kim has been the sole shareholder and Chief Executive Officer of Bosung since July 2017. He was appointed Chief Executive Officer of Lstone Co., Ltd., a Republic of Korea company, in June 2001. He has been an adjunct professor of venture financial strategy at Konkuk University in Seoul since February 2002. His previous work experience includes many years teaching entrepreneurship and in the investment field. Mr. Kim graduated from Susquehanna University in 1991 with a Bachelor of Science degree, majoring in Applied Mathematics and obtained his Master in Science degree in Risk Management from Temple University in 1995.

Sung Hwan Park, Director and Chief Financial Officer – Mr. Park was appointed our Chief Financial Officer and director on August 30, 2022. He is in charge of our financial operations. He has been Bosung’s Chief Financial Officer since May 2022. Previously, from December 2018 through May 2022, Mr. Park served as Fintech Division Director of Lstone Co., Ltd., a Republic of Korea company. Earlier, from June 2014 through February 2018, he served as a Financial Senior Manager of MujinJun Construction Co., Ltd., a Republic of Korea company. His expertise includes financial management, accounting, planning and corporate restructuring. His past working experience includes preparation of accounting and financial reports, cash flow management and financial forecasting. Mr. Park graduated from Mercy College majoring in Public Accounting in 1999.

Yang Ho Song, Chief Technology Officer - Mr. Song was appointed our Chief Technology Officer effective August 30, 2022. He is responsible for the evaluation of medical devices with which we may become the distributor. He has been Bosung’s Chief Technology Officer since July 2017. From October 2013 through August 206, he served as Productions/Research Director of Medical Supply Co., Ltd., a Republic of Korea company. From April 2004 through September 2013, he served as Research Director of NeoDr. Inc., a Republic of Korea company. His past working experience includes recruiting and training of key employees for manufacturing concerns, product testing and product quality control. Mr. Song graduated from Konkuk University majoring Mechanical Design & Production Engineering in 2004.

Family Relationships

There are no family relationships among the directors and executive officers of the Company

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of two directors upon the closing of this offering.

Terms of Directors and Executive Officers

The Company may by ordinary resolution appoint any person to be a director. Each of the directors holds office until such time as he is removed from office by the Company by ordinary resolution.

Each of officer holds office until removed from the office by the board of directors , whether or not a successor is appointed. Each officer may hold more than one office and no officer need to be a director or shareholder of the Company.

BOARD OF DIRECTORS

Our board of directors will consist of two directors immediately upon the effectiveness of our registration statement on Form S-1, of which this prospectus is a part. A director is not required to hold any shares in our company to qualify to serve as a director. A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our company is required to declare the nature of his interest at a meeting of our directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A director may vote with respect to any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein, and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of our directors at which any such contract or transaction is considered. Our directors may exercise all the powers of our company to borrow money, mortgage or charge its undertaking, property and uncalled capital and to issue debentures or other securities whenever money is borrowed or as security for any debt, liability or obligation of our company or of any third party.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. Please refer to “Description of Share Capital—Differences in Corporate Law” for additional information on our directors’ fiduciary duties under Cayman Islands law.

In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of officers; and

●	exercising the borrowing powers of our company and mortgaging the property of our company.

Terms of Directors

Our directors may be elected by a resolution of our board of directors, or by an ordinary resolution of our shareholders. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders. A director will cease to be a director if, among other things, the director (i) dies; (ii) resigns his office by notice in writing to the Company; (iii) becomes bankrupt or makes any arrangement or composition with his creditors; (iv) is found by a court or competent institution to be of unsound mind; (v) is removed from office by ordinary resolution, or (v) is removed from office pursuant to any other provisions of our articles of association.

Code of Business Conduct and Ethics

Our board has adopted a code of business conduct and ethics that applies to our directors, officers and employees, a copy of which is included as Exhibit 14.1 and incorporated by reference herewith.

Interested Party Transactions

A director may, subject to any separate requirement in the memorandum and articles of association or the rules and regulations of OTC Markets, or disqualification by the chairman of the relevant board meeting, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our memorandum and articles of association, we may indemnify our directors and officers, among other persons (but not including our auditors), from and against all actions, proceedings, costs, charges, losses, damages, liabilities and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Remuneration and Borrowing

The directors may receive such remuneration as our board of directors may determine from time to time. Each director is entitled to be repaid or prepaid for all documented travel, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings, property, assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. As of the date of this prospectus, we have not formed a compensation committee.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following “Management’s Discussion and Analysis” in conjunction with the section inclusive of our financial statements and the related notes provided elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties about our business and operations. Our actual results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we describe under “Risk Factors”, beginning above on page 16.

We make forward-looking statements in this Registration Statement, in other materials we file with the Securities and Exchange Commission (the “SEC”), or otherwise release to the public. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings) and demand for our services, and other statements of our plans, beliefs, or expectations, including the statements contained in this section, regarding our future plans, strategies and expectations are forward-looking statements. In some cases, these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Results of operations for the period from August 10, 2022 (inception) to September 30, 2022

Revenues

For the period from the Company’s date of inception, August 10, 2022, to September 30, 2022, the Company did not have any revenue income.

Cost of Revenue and Gross Profit

For the period from the Company’s date of inception, August 10, 2022, to September 30, 2022, the Company did not have any cost of revenues and gross profit.

Net Loss

From the Company’s date of inception, August 10, 2022, to the period end of September 30, 2022, the Company incurred a net loss of $78,343, which mainly represented the cost of $4,700 for the incorporation of the Company and its wholly-owned subsidiary, BM International Distribution Limited, $1,081 of bank charges and a bank account opening fee, and the offering costs of this public offering of $72,560.

Liquidity and Capital Resources

As of September 30, 2022, we had $47,775 of cash out of which we expect $46,035 will be used to pay for the estimated costs incurred in connection with this offering. We depend substantially on financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. From the Company’s date of inception, August 10, 2022, to the period end of September 30, 2022, we have met these requirements primarily through sales of our Ordinary Shares.

Cash Used in Operating Activities

From the Company’s date of inception, August 10, 2022, to the period end of September 30, 2022, the Company’s cash used in operating activities primarily comprised of incorporation costs, bank charges and a bank account opening fee totaling $5,781, and the offering costs of this public offering of $72,560.

Cash Flows from Investing Activities

During the period ended September 30, 2022, the Company did not have any investing activities.

Cash Provided from Financing Activities

From the Company’s date of inception, August 10, 2022, to the period ended September 30, 2022, net cash provided by financing activities was $80,081 and was the result of monies collected from the sales of our Ordinary Shares.

On August 10, 2022 (date of inception), a company-incorporating service provider in the Cayman Islands incorporated the Company under the instruction from Chang Suk Kim, one of the Company’s founding shareholders. One share of the Company’s Ordinary Shares was issued at the par value of $0.00001 to the company-incorporating service provider upon the Company’s incorporation on August 10, 2022, relying on the exemption provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). This share was immediately transferred to Chang Suk Kim upon the Company’s successful incorporation on August 10, 2022. On the same day, Chang Suk Kim purchased an additional 99,999 Ordinary Shares under Rule 903 of Regulation S of the Securities Act, at $0.00001 per share. The monies from the issuance of a total of 100,000 of the Company’s Ordinary Shares on August 10, 2022, which totaled $1, went to the Company to be used as initial working capital.

On August 16, 2022, the Company sold 4,000,000 Ordinary Shares to the other founding shareholders of the Company under Rule 903 of Regulation S of the Securities Act at $0.00001 per share. The monies from this transaction, which totaled $40, went to the Company to be used as working capital.

On August 22, 2022, the Company sold 17,350,000 Ordinary Shares to Bosung Meditech Co. Ltd., a company wholly-owned by one of the Company’s founding shareholders, Chang Suk Kim, under Rule 903 of Regulation S of the Securities Act at $0.0046 per share. The monies from this transaction, which totaled $79,810, went to the Company to be used as working capital.

On August 29, 2022, the Company sold 50,000 Ordinary Shares to 34 investors under Rule 903 of Regulation S of the Securities Act at $0.0046 per share. The monies from this transaction, which totaled $230, went to the Company to be used as working capital.

Plan of Operations

Over the course of the 12-months following this offering we plan to spend all our effort in the search of sub-distributors for the South Korea manufactured medical devices with which we are the global distributor. We intend to utilize the business network of shareholders, officers, directors and employees to identify potential opportunities.

We do not have any product sub-distributor currently. We plan to pay a fee to any party, including our shareholders, directors and officers, who refers a potential medical device distributorship opportunity to us and that we successfully secure a distributorship. The amounts of each referral fee will be negotiated on a case-by-case basis. We currently have one medical device distributorship. No referral fee was paid when we secured this distributorship. We cannot give assurance that we will receive referrals for a potential medical device distributorship opportunity although we intend to pay a referral fee, or that we can secure additional medical device distributorship even when a potential opportunity is presented to us.

Our estimated costs for the next 12-months are set out in “USE OF PROCEEDS” in this registration statement. If we fail to raise sufficient capital in this offering, we will have to explore other financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. We cannot give assurance that we are able to secure needed capital to support our day-to-day operations. If we do not have sufficient capital to support our day-to-day operations, our shareholders may lose their entire investment in us.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Going Concern Uncertainties

As discussed in the Notes to Financial Statements included in this Registration Statement, as of September 30, 2022, the Company had $47,775 of cash out of which $46,035 will be used to pay for the estimate costs of the Company’s self-underwritten initial public offering. If the Company fails to raise sufficient capital in this offering, it will have to explore other financing activities to provide it with the liquidity and capital resources it needs to meet its working capital requirements and to make capital investments in connection with ongoing operations. The Company cannot give assurance that it will be able to secure the necessary capital when needed. Consequently, the Company raises substantial doubt that it will be able to continue operations as a going concern, and its independent auditors included an explanatory paragraph regarding this uncertainty in their report on the Company’s financial statements for the period from August 10, 2022 (inception) to September 30, 2022. The Company’s ability to continue as a going concern is dependent upon its generating cash flow sufficient to fund operations and reducing operating expenses. The Company’s business plans may not be successful in addressing the cash flow issues. If the Company cannot continue as a going concern, its shareholders may lose their entire investment in the Company.

The financial statements included herein do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

Results of operations for the period from October 1, 2022 to December 31, 2022

Revenues

For the period from October 1, 2022 to December 31, 2022, the Company did not have any income.

Cost of Revenue and Gross Profit

For the period from October 1, 2022 to December 31, 2022, the Company did not have any cost of revenues and gross profit as there were no sales or revenue.

Net Loss

From October 1, 2022 to December 31, 2022, the Company incurred a net loss of $1,216, which mainly represented bank charges of $114, $610 in secretarial fees, transfer agency fees of $297, bank charges of $114, and other general and administrative expenses of $195.

Liquidity and Capital Resources

As of December 31, 2022, we had $34,194 of cash out of which we expect to use it to pay for the estimated costs incurred in connection with this offering. We depend substantially on financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. From the Company’s date of inception, August 10, 2022, to the period end of September 30, 2022, we have met these requirements primarily through sales of our Ordinary Shares.

Plan of Operations

Over the course of the 12-months following this offering we plan to spend all our effort in the search of sub-distributors for the South Korea manufactured medical devices with which we are the global distributor. We intend to utilize the business network of shareholders, officers, directors and employees to identify potential opportunities.

We do not have any product sub-distributor currently. We plan to pay a fee to any party, including our shareholders, directors and officers, who refers a potential medical device distributorship opportunity to us and that we successfully secure a distributorship. The amounts of each referral fee will be negotiated on a case-by-case basis. We currently have one medical device distributorship. No referral fee was paid when we secured this distributorship. We cannot give assurance that we will receive referrals for a potential medical device distributorship opportunity although we intend to pay a referral fee, or that we can secure additional medical device distributorship even when a potential opportunity is presented to us.

Our estimated costs for the next 12-months are set out in “USE OF PROCEEDS” in this registration statement. If we fail to raise sufficient capital in this offering, we will have to explore other financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. We cannot give assurance that we are able to secure needed capital to support our day-to-day operations. If we do not have sufficient capital to support our day-to-day operations, our shareholders may lose their entire investment in us.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Going Concern Uncertainties

As discussed in the Notes to Financial Statements included in this Registration Statement, as of December 31, 2022, the Company had $34,194 of cash which will be used to pay for the estimate costs of the Company’s self-underwritten initial public offering. If the Company fails to raise sufficient capital in this offering, it will have to explore other financing activities to provide it with the liquidity and capital resources it needs to meet its working capital requirements and to make capital investments in connection with ongoing operations. The Company cannot give assurance that it will be able to secure the necessary capital when needed. Consequently, the Company raises substantial doubt that it will be able to continue operations as a going concern, and its independent auditors included an explanatory paragraph regarding this uncertainty in their report on the Company’s financial statements for the period from August 10, 2022 (inception) to September 30, 2022. The Company’s ability to continue as a going concern is dependent upon its generating cash flow sufficient to fund operations and reducing operating expenses. The Company’s business plans may not be successful in addressing the cash flow issues. If the Company cannot continue as a going concern, its shareholders may lose their entire investment in the Company.

The financial statements included herein do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares for (1) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Ordinary Shares; (2) each of our named executive officers; (3) each of our directors; and (4) all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The percentage ownership information shown in the table below is calculated based on 21,500,000 of our Ordinary Shares issued and outstanding as of the date of this prospectus. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our Ordinary Shares.

	Ordinary Shares Beneficially Owned Prior to this Offering			Ordinary Shares Beneficially Owned After this Offering (Maximum offer of 1,000,000 shares)
	Beneficially		Percent	Number		Percent
Directors and Executive Officers(1):
Chang Suk Kim	17,450,000	(1)	81.16%	17,450,000	(1)	77.56%
Sung Hwan Park	8,000		0.04%	8,000		0.04%
Yang Ho Song	3,000		0.01%	3,000		0.01%

All directors and executive officers as a group (3 individuals):	17,461,000		81.21%	17,461,000		77.61%
Other ≥ 5% Beneficial Owners	-		-	-		-
So Ha Tsang(3)	2,000,000		9.3%	2,000,000		9.30%

All ≥ 5% Beneficial Owners	2,000,000		9.3%	2,000,000		9.30%

Notes:

(1)	The address of officers and directors in the table is c/o BSM International, Inc., Unit 719, 7/F, 131-132 Connaught Road West, Hong Kong.
(2)	Chang Suk Kim is a registered shareholder of 100,000 of our Ordinary Shares. He is the sole owner of Bosung Meditech Co. Ltd. (“Bosung”), which is the registered shareholder of 17,350,000 of our Ordinary Shares. Mr. Kim beneficially holds 17,450,000 of our Ordinary Shares. Bosung’s address is 107, Donghwagongdan-ro, Wonju-si, Gangwon-do, South Korea.
(3)	The address of So Ha Tsang is 19D, Block 7, Tsui Chuk Garden, Wong Tai Sin, Kowloon, Hong Kong.

Change in Control

No arrangements exist that may result in a change of control of the Company.

EXECUTIVE COMPENSATION

Executive Compensation paid

No executive compensation has been paid to any officer from the date we were established though the end of the September 31, 2022 fiscal year. Since the end of the fiscal year though the date of this prospectus, no executive compensation has been paid to any of the officers of the Company.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreements with any executive officers or directors.

Director Compensation

Our board of directors does not currently receive any consideration for their services as members of the board of directors. The board of directors reserves the right in the future to award the members of the board of directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the board of directors.

Executive Compensation Philosophy

Our board of directors determines the compensation given to our executive officers in their sole determination. Our board of directors reserves the right to pay our executive officers or any future executive officers a salary, and/or issue them our Ordinary Shares issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain officers and executives, which is intended to align the performance of our executive officers with our long-term business strategies. Additionally, while our board of directors has not granted any performance base stock options to date, the board of directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The board of directors may grant incentive bonuses to our executive officers or any future executive officers in its sole discretion, if the board of directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive officers and any future executive officers with long-term, stock-based compensation in the future, at the sole discretion of our board of directors, which we do not currently have any immediate plans to award.

CERTAIN TRANSACTIONS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since the formation of the Company to which we have been a participant in which the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average total assets of the Company at year end for the last two completed fiscal years and in which any of our directors, executive officers or holders of more than 5% of our voting securities, or any members of their immediate family, had or will have a direct or indirect material interest.

Certain Transactions of BSM International

Chang Suk Kim is one of the Company’s founding shareholders. On August 10, 2022 (date of inception), the registered office provider in the Cayman Islands incorporated the Company under the instruction from Chang Suk Kim. One share of the Company’s Ordinary Shares was issued at the par value of $0.00001 per share to the registered office provider upon the Company’s incorporation on August 10, 2022, relying on the exemption provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). This share was immediately transferred to Chang Suk Kim upon the Company’s successful incorporation on August 10, 2022. On the same day, Chang Suk Kim purchased an additional 99,999 Ordinary Shares under Rule 903 of Regulation S of the Securities Act, at a purchase price of $0.00001 per share. The monies from the issuance of a total of 100,000 Ordinary Shares on August 10, 2022, which totaled $1, went to the Company to be used as initial working capital.

On August 22, 2022, the Company sold 17,350,000 Ordinary Shares to Bosung Meditech Co. Ltd. (“Bosung”), a company wholly-owned by one of the Company’s founding shareholders, Chang Suk Kim, under Rule 903 of Regulation S of the Securities Act of 1933, as amended, at a purchase price of $0.0046 per share. The monies from this transaction, which totaled $79,810, went to the Company to be used as working capital.

As of September 30, 2022, Chang Suk Kim effectively holds approximately 81.16% of the Company’s issued and outstanding Ordinary Shares.

Distributorship arrangement

On August 17, 2022, Bosung granted the Company’s wholly-owned subsidiary, BM International Distribution Limited, a distributorship on a global basis except in South Korea to distribute medical devices Bosung manufactures and sells in South Korea. The term of the distributorship is for a period of 25 years, beginning on August 17, 2022. Bosung is wholly-owned by Chang Suk Kim, our president, a director and majority stockholder of the Company.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transaction.

Director Independence

Our Board of Directors is currently composed of two members who are also our executive directors. We do not believe that any of our directors are independent given their affiliation with Bosung.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters as to United States federal and New York State law in connection with this offering will be passed upon for us by The Crone Law Group. The Crone Law Group, P.C. may rely upon Ogier with respect to matters governed by Cayman Islands law.

EXPERTS

The audited combined financial statements of the company as of September 30, 2022 and for the period from August 10, 2022 (inception) through September 30, 2022 have been included in this prospectus and reviewed by Bolko & Company, an independent registered public accounting firm, whose reports thereon appear elsewhere herein and in the Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File No. 333-269170) on January 10, 2023, 2022 including relevant exhibits and schedules under the Securities Act, covering the Shares offered by this prospectus, as well as the Shares. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act. Accordingly, we will be required to file reports, including annual reports on Form 10-K, and other information with the SEC.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

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Unaudited Condensed Consolidated Balance sheet as of December 31, 2022	F-14

Unaudited Condensed Consolidated Statement of Operations and Comprehensive Loss for the period from August 10, 2022 (Inception) to and for the three months ended December 31, 2022	F-15

Unaudited Condensed Consolidated Statement of Changes in Equity for the period from August 10, 2022 (Inception) to December 31, 2022	F-16

Unaudited Condensed Consolidated Statements of Cash Flows for the period from August 10, 2022 (Inception) to December 31, 2022	F-17

Notes to Unaudited Condensed Consolidated Financial Statements for the period from August 10, 2022 (Inception) to December 31, 2022	F-18 – F-19

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of BSM International, Inc. and Subsidiary.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of BSM International, Inc. and Subsidiary (the Company) as of September 30, 2022, and the related statements of income, comprehensive income, stockholders’ equity, and cash flows for the period from inception (August 10, 2022) to September 30, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2022, and the results of its operations and its cash flows for the period from inception (August 10, 2022) to September 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred recurring operating losses, has negative cash flows from operating activities, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note x. The consolidated financial statements do not include any adjustments result from the outcome of this uncertainty. Our opinion has not changed as a result of this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2022.

Boca Raton, Florida

January 10, 2023

BSM INTERNATIONAL, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

(In U.S. Dollars, except share data or otherwise stated)

September 30, 2022

ASSETS:
Current asset - Cash	$47,775

Total assets	$47,775

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$34,500
Accrued offering costs	11,535

Total current liabilities	46,035

Shareholders’ Equity:
Ordinary shares, $0.00001 par value; 500,000,000 shares authorized; 21,500,000 shares issued and outstanding	215
Additional paid-in capital	79,866
Share subscription receivable	0
Accumulated deficits	(78,343)
Accumulated other comprehensive income	2

Total shareholders’ equity	1,740

Total Liabilities and Shareholders’ Equity	$47,775

See accompany notes to the consolidated financial statements.

BSM INTERNATIONAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In U.S. Dollars, except share data or otherwise stated)

From August 10, 2022 (Inception) to
September 30, 2022

Incorporation expenses	$(4,700)
Bank charges	(131)
Bank account opening fees	(950)
Offering expenses	(72,560)

Total general and administrative expenses	$(78,341)
Foreign exchange gain (loss)	(2)
Net loss	$(78,343)

Weighted average shares outstanding, basic and diluted	21,500,000

Basic and diluted net loss per unit	$(0.0036)

See accompany notes to the consolidated financial statements.

BSM INTERNATIONAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In U.S. Dollars, except share data or otherwise stated)

From August 10, 2022 (Inception) to
September 30, 2022

Net loss	$(78,343)
Other comprehensive income (loss):
Foreign currency translation adjustments	2

Comprehensive loss	$(78,341)

See accompany notes to the consolidated financial statements.

BSM INTERNATIONAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In U.S. Dollars, except share data or otherwise stated)

	Ordinary Share		Additional paid-in	Retained earnings	Accumulated other comprehensive	Total Equity
	Shares	Amount	capital	Unrestricted	loss	(Deficit)
Balance as of August 10, 2022 (Inception)	-	$-	$-	$-	$-	$-
Issuance of Ordinary Share for cash	21,500,000	215	79,866			80,081
Net loss for the period				(78,343)		(78,343)
Balance as of September 30, 2022	21,500,000	$215	$79,866	$(78,343)	$-	$1,738

Other comprehensive income
Foreign currency translation					2	2
Balance as of September 30, 2022	21,500,000	$215	$79,866	$(78,343)	$2	$1,740

See accompany notes to the consolidated financial statements.

BSM INTERNATIONAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

From August 10, 2022 (Inception) to
September 30, 2022

Cash flows from Operating Activities:
Net loss	$(78,343)
Increase in accounts payable	34,500
Increase in accrued offering costs	11,535

Net cash used in operating activities	(32,308)

Cash Flows from Financing Activities:
Proceeds from issuance of Ordinary Shares	80,081

Net cash provided by financing activities	80,081

Net change in cash	47,773
Effect of exchange rate changes on cash	2
Cash – Beginning of period	-
Cash – End of period	$47,775

Supplemental Disclosures of Noncash Financing Activities:
Offering costs in accounts payable	$34,500
Accrued offering costs	$11,535

See accompany notes to the consolidated financial statements.

BSM INTERNATIONAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM AUGUST 10, 2022 (INCEPTION) TO SEPTEMBER 30, 2022

1. ORGANIZATION AND BUSINESS DESCRIPTION

BSM International, Inc. (the “Company”) was incorporated in the Cayman Islands on August 10, 2022 with the authorized capital of 500 million shares of Ordinary Share, par value of $0.00001 per share.

On August 16, 2022, BM International Distribution Limited, or BIDL, was incorporated in Hong Kong as the Company’s wholly-owned subsidiary, and its principal activities are to provide services to medical device manufacturers to help them sell their products in countries other than the one where the manufacturers are located.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation and principles of consolidation

The accompanying consolidated financial statements of the Company and its subsidiary are prepared pursuant to the rules and regulations of the U.S Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”). The accompanying consolidated financial statements reflect all adjustments that management considers necessary for a fair presentation of the results of operations for these periods.

The accompanying financial statements have been prepared on a consolidated basis and reflect the financial statements of the Company and BIDL. All intercompany transactions and balances are eliminated on consolidation.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Going concern consideration

As of September 30, 2022, the Company had $47,775 of cash out of which $46,035 will be used to pay for the estimate costs of the Company’s self-underwritten initial public offering as disclosed in Note 3. If the Company fails to raise sufficient capital in this offering, it will have to explore other financing activities to provide it with the liquidity and capital resources it needs to meet its working capital requirements and to make capital investments in connection with ongoing operations. Since the Company cannot give assurance that it will be able to secure the necessary capital when needed, there is a substantial doubt that the Company will be able to continue operations as a going concern following the issuance of these financial statements. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Management believes that the estimates used in the preparation of the consolidated financial statements are reasonable, and management has made assumptions about the possible effects of the ongoing COVID-19 pandemic on critical and significant accounting estimates. Although these estimates and assumptions are based upon management’s best knowledge of current events and actions, actual results could differ from these estimates. Any changes in estimates are adjusted prospectively in the Company’s consolidated financial statements.

Financial instruments and concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account placed in a financial institution, through an escrow agent, with high investment grade ratings. As of September 30, 2022, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $47,775 in cash and no cash equivalents as of September 30, 2022.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 825, “Financial Instruments,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Offering costs

Offering costs consist of legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering which is disclosed in Note 3. The Company is bearing all offering costs irrespective of the amount raised in the Proposed Public Offering, these costs, as well as additional expenses incurred, are charged to operations as incurred.

Foreign currency translation

The Company’s consolidated financial statements are reported in United States dollars (“US$”), the Company’s presentation currency. The functional currency for the Company is Hong Kong dollars (“HK$”). The translation of the functional currencies of the Company and its subsidiary into U.S. dollars is performed for balance sheet accounts using the exchange rates in effect as of the balance sheet date and for revenues and expense accounts using a monthly average exchange rate prevailing during the respective period. The gains or losses resulting from such translation are reported as currency translation adjustments under other comprehensive income (loss), net, under accumulated other comprehensive income (loss) as a separate component of equity.

Monetary assets and liabilities of the Company and its subsidiary denominated in currencies other than the functional currency of the Company and subsidiary are translated into their respective functional currency at the rates of exchange prevailing on the balance sheet date.

Transactions of the Company and its subsidiary in currencies other than the Company’s and the subsidiary’s functional currencies are translated into the respective functional currencies at the average monthly exchange rate prevailing during the period of the transaction. The gains or losses resulting from foreign currency transactions are included in the consolidated statements of income.

The exchange rates used to translate amounts in HK$ into US$ for the purposes of preparing the financial statements were as follows:

September 30, 2022
Balance sheet items, except for Ordinary Share, additional paid-in capital and retained earnings, as of period end	US$1=HK$7.8657

Amounts included in the statements of operations and cash flows for the period	US$1=HK$7.8476

The translation difference recorded for the period from August 10, 2022 (Inception) to September 30, 2022 was a loss of $2.

Other comprehensive (loss)/income

The foreign currency translation gain or loss resulting from translation of the financial statements expressed in HK$ to US$ is reported as other comprehensive income or loss in the statements of operations and stockholders’ equity. The foreign currency translation gain for the period from August 10, 2022 (Inception) to September 30, 2022 was $2.

Income taxes

The Company accounts for income taxes under the FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period included the enactment date.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Earning per share

Basic earnings per share are computed by dividing income available to stockholders by the weighted average number of shares outstanding during the year. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional shares that would have been outstanding if the potential shares had been issued and if the additional shares were diluted. There were no potentially dilutive securities for the period from August 10, 2022 (Inception) to September 30, 2022.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with such liabilities are expensed as incurred.

Recently Adopted Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer 1,000,000 shares of Ordinary Share for sale in a primary offering. The offered shares will be sold on behalf of the Company, on a best effort basis, by the Company’s shareholders, officers and directors. There is no minimum number of shares to be sold up to a maximum of 1,000,000 shares of Ordinary Share to be sold.

4. CASH

September 30, 2022
Cash on hand	$271
Cash at bank account of an escrow agent	47,004
Cash at bank	500
Total	$47,775

The Company has an escrow arrangement with Jimmy Cheung & Co., a Certified Public Accounting firm in Hong Kong, to hold the Company’s money at one of their bank accounts established specially for their clients. The Company’s money is deposited at the Hong Kong and Shanghai Banking Corporation, one of the top twenty-five banks of the world. Under the escrow arrangement, Jimmy Cheung & Co. can only instruct the bank to carry out a transaction upon receipt of instructions from the Company.

On September 26, 2022, the Company’s wholly-owned subsidiary, BIDL, opened a bank account at the CB International Bank LLC of Puerto Rico, which provides banking service under regulation and authorization by the Office of the Commissioner of Financial Institutions (OCIF) of Puerto Rico, United States.

5. RELATED PARTY TRANSACTIONS

On August 17, 2022 Bosung Meditech Co., Ltd. (“Bosung”) granted the Company’s wholly-owned subsidiary, BM International Distribution Limited, a distributorship on a global basis except in South Korea to distribute a medical device Bosung manufactures and sells in South Korea. The distributorship is for a period of 25 years from August 17, 2022. As of September 30, 2022, Bosung held 17,350,000 shares of the Company’s Ordinary Share. Bosung is wholly-owned by Chang Suk Kim who was the registered holder of 100,000 shares of the Company’s Ordinary Share as of September 30, 2022. On that day, Chang Suk Kim effectively owned 81.16% of the Company’s Ordinary Share.

6. SHARE CAPITAL

On August 10, 2022 (date of inception), a company-incorporating service provider in the Cayman Islands incorporated the Company under the instruction from Chang Suk Kim, one of the Company’s founding shareholders. One share of the Company’s Ordinary Share was issued at the par value of $0.00001 to the company-incorporating service provider upon the Company’s incorporation on August 10, 2022, relying on the exemption provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). This share was immediately transferred to Chang Suk Kim upon the Company’s successful incorporation on August 10, 2022. On the same day, Chang Suk Kim purchased an additional 99,999 shares of the Company’s Ordinary Share under Rule 903 of Regulation S of the Securities Act, at $0.00001 per share. The monies from the issuance of a total of 100,000 shares of the Company’s Ordinary Share on August 10, 2022, which totaled $1, went to the Company to be used as initial working capital.

On August 16, 2022, the Company sold 4,000,000 shares of its Ordinary Shares to the other founding shareholders of the Company under Rule 903 of Regulation S of the Securities Act at $0.00001 per share. The monies from this transaction, which totaled $40, went to the Company to be used as working capital.

On August 22, 2022, the Company sold 17,350,000 shares of its Ordinary Shares to Bosung Meditech Co. Ltd., a company wholly-owned by one of the Company’s founding shareholders, Chang Suk Kim, under Rule 903 of Regulation S of the Securities Act at $0.0046 per share. The monies from this transaction, which totaled $79,810, went to the Company to be used as working capital.

On August 29, 2022, the Company sold 50,000 shares of its Ordinary Shares to 34 investors under Rule 903 of Regulation S of the Securities Act at $0.0046 per share. The monies from this transaction, which totaled $230, went to the Company to be used as working capital.

There have been no other issuances of the Company’s Ordinary Share.

As of September 30, 2022, the Company had an issued and outstanding Ordinary Share of 21,500,000 shares.

7. RISKS

Concentration and risks

(a)	Concentration

During the period from August 10, 2022 (Inception) to September 30, 2022, 99.58%% of the Company’s assets were located in Hong Kong.

(b)	Economics and political risk

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

8. SUBSEQUENT EVENTS

There is no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

BSM INTERNATIONAL, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In U.S. Dollars, except share data or otherwise stated)

December 31, 2022
ASSETS:
Current assets:
Cash	$34,194
Prepayment and other receivables	5,100

Total assets	$39,294

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$34,500
Accrued offering costs	4,275

Total current liabilities	38,775

Shareholders’ Equity:
Ordinary shares, $0.00001 par value; 500,000,000 shares authorized; 21,500,000 shares issued and outstanding	215
Additional paid-in capital	79,866
Share subscription receivable	0
Accumulated deficits	(79,559)
Accumulated other comprehensive income	(2)

Total shareholders’ equity	519

Total Liabilities and Shareholders’ Equity	$39,294

See accompanying notes to the unaudited condensed consolidated financial statements.

BSM INTERNATIONAL, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In U.S. Dollars, except share data or otherwise stated)

	Three Months ended	From August 10, 2022 (Inception) to
	December 31, 2022	December 31, 2022

General and administrative expenses	$(1,222)	$(79,564)

Total operating expenses	$(1,222)	$(79,564)
Other income (expenses)	6	4
Loss before tax	$(1,216)	$(79,559)
Tax expense	0	0
Net loss	$(1,216)	$(79,559)

Other comprehensive income (loss):
Foreign currency translation adjustments	(4)	(2)

Comprehensive loss	$(1,220)	$(79,562)

Weighted average shares outstanding, basic and diluted	21,500,000	21,500,000

Basic and diluted net loss per unit	$(0.0001)	$(0.0037)

See accompanying notes to the unaudited condensed consolidated financial statements.

BSM INTERNATIONAL, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(In U.S. Dollars, except share data or otherwise stated)

	Ordinary Share		Additional paid-in	Retained earnings	Accumulated other comprehensive	Total Equity
	Shares	Amount	capital	Unrestricted	loss	(Deficit)
Balance as of August 10, 2022 (Inception)	-	$-	$-	$-	$-	$-
Issuance of Ordinary Share for cash	21,500,000	215	79,866			80,081
Net loss for the period				(79,559)		(79,559)
Balance as of December 31, 2022	21,500,000	$215	$79,866	$(79,559)	$-	$522

Other comprehensive income
Foreign currency translation					(2)	(2)
Balance as of December 31, 2022	21,500,000	$215	$79,866	$(79,559)	$(2)	$519

See accompanying notes to the unaudited condensed consolidated financial statements.

BSM INTERNATIONAL, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

From August 10, 2022 (Inception) to
December 31, 2022

Cash flows from Operating Activities:
Net loss	$(79,559)
Increase in prepayment and other receivables	(5,100)
Increase in accounts payable	34,500
Increase in accrued offering costs	4,275

Net cash used in operating activities	(45,884)

Cash Flows from Financing Activities:
Proceeds from issuance of Ordinary Shares	80,081

Net cash provided by financing activities	80,081

Net change in cash	34,197
Effect of exchange rate changes on cash	(2)
Cash – Beginning of period	-
Cash – End of period	$34,194
Supplemental Disclosures of Noncash Financing Activities:
Offering costs in accounts payable	$34,500
Accrued offering costs	$4,275

See accompanying notes to the unaudited condensed consolidated financial statements.

BSM INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022

NOTE- 1 ORGANIZATION AND BUSINESS BACKGROUND

BSM International, Inc. (the “Company”) was incorporated in the Cayman Islands on August 10, 2022 with the authorized capital of 500 million shares of Ordinary Share, par value of $0.00001 per share.

On August 16, 2022, BM International Distribution Limited, or BIDL, was incorporated in Hong Kong as the Company’s wholly-owned subsidiary, and its principal activities are to provide services to medical device manufacturers to help them sell their products in countries other than the one where the manufacturers are located.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

Management’s Representation of Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company uses the same accounting policies in preparing quarterly and annual financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These condensed financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year.

Going Concern

As at December 31, 2022, the Company had $34,194 of cash all of which will be used to pay the unpaid amount of the estimate costs of the Company’s Proposed Public Offering discussed in Note 3, and for the unpaid portion of the audit fees. If the Company fails to raise sufficient capital in this offering, it will have to explore other financing activities to provide it with the liquidity and capital resources it needs to meet its working capital requirements and to make capital investments in connection with ongoing operations. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. Since the Company cannot give assurance that it will be able to secure the necessary capital when needed, there is a substantial doubt that the Company will be able to continue operations as a going concern following the issuance of these financial statements. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to income taxes and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.” Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that impact the Company’s operations.

NOTE 3 – PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer 1,000,000 shares of ordinary shares for sale in a primary offering. The offered shares will be sold on behalf of the Company, on a best effort basis, by the Company’s shareholders, officers and directors. There is no minimum number of shares to be sold up to a maximum of 1,000,000 shares of ordinary shares to be sold.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company did not have any contractual commitments as of December 31, 2022.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

Name of Expense	Amount

SEC Registration fee	$60
Accounting and audit fees and expenses*	13,500
Transfer Agent Fees*	2,000
Legal fees and expenses*	52,500
Edgar filing, printing and engraving fees*	3,000
Miscellaneous expenses*	1,500
$72,560

*	Indicates estimates.

Item 14. Indemnification of directors and officers

The Articles of Association of the Company provide for indemnification of its directors, and officers as follows:

Every Director, duly appointed alternate, managing director, agent, secretary, assistant secretary or other officer for the time being and from time to time of the Company (but not including the Company’s auditor) and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere except to the extent that any of the foregoing arise through his dishonesty.

No such Director, duly appointed alternate, managing director, agent, secretary, assistant secretary or other officer of the Company (but not including the Company’s auditor) shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other such Director or officer or agent of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his part or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

Item 15.  Recent Sales of Unregistered Securities

On August 10, 2022 (date of inception), a company-incorporating service provider in the Cayman Islands incorporated the Company under the instruction from Chang Suk Kim, one of the Company’s founding shareholders. One share of the Company’s Ordinary Shares was issued at the par value of $0.00001 per share to the company-incorporating service provider upon the Company’s incorporation on August 10, 2022, relying on the exemption provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). This share was immediately transferred to Chang Suk Kim upon the Company’s successful incorporation on August 10, 2022. On the same day, Chang Suk Kim purchased an additional 99,999 Ordinary Shares under Rule 903 of Regulation S of the Securities Act, at a purchase price of $0.00001 per share. The monies from the issuance of a total of 100,000 Ordinary Shares on August 10, 2022, which totaled $1, went to the Company to be used as initial working capital.

On August 16, 2022, the Company sold 4,000,000 Ordinary Shares to the other founding shareholders of the Company under Rule 903 of Regulation S of the Securities Act at a purchase price of $0.00001 per share. The monies from this transaction, which totaled $40, went to the Company to be used as working capital. The Ordinary Shares were issued to the following shareholders:

Shareholder	Number of Shares
So Ha Tsang	2,000,000
Yiu Chung Ho	1,000,000
Guo Ying Shi	1,000,000
Total	4,000,000

On August 22, 2022, the Company sold 17,350,000 Ordinary Shares to Bosung Meditech Co. Ltd., a company wholly-owned by one of the Company’s founding shareholders, Chang Suk Kim, under Rule 903 of Regulation S of the Securities Act at a purchase price of $0.0046 per share. The monies from this transaction, which totaled $79,810, went to the Company to be used as working capital.

On August 29, 2022, the Company sold 50,000 Ordinary Shares to 34 investors under Rule 903 of Regulation S of the Securities Act at a purchase price of $0.0046 per share. The monies from this transaction, which totaled $230, went to the Company to be used as working capital.

Item 16. Exhibits

The exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated by reference.

Exhibit Number	Description
3.1*	Certificate of Incorporation of BSM International, Inc.
3.2*	Memorandum of Association of BSM International, Inc.
4.1*	Registrant’s Specimen Certificate for Ordinary Shares
5.1**	Opinion of Ogiers regarding the validity of the ordinary shares being registered
10.1*	Subscription Agreement of BSM International, Inc.
10.2*	Distribution Agreement between Bosung Meditech Co., Ltd. and BM International Distribution Limited dated August 17, 2022
10.3	Letter of Intent between Microline and BM International Distribution Limited dated April 11, 2023
14.1*	Code of Business Conduct and Ethics of the Registrant
21.1*	Subsidiaries of the Registrant
23.1	Consent of Bolko & Company, an independent registered public accounting firm
23.2	Consent of Li & Partners, PRC counsel
23.3	Consent of Li & Partners (Shenzhen), Hong Kong counsel
107*	Filing Fee Table

*	Incorporated by reference to Registration Statement on Form S-1 filed January 10, 2023

**	To be filed by amendment

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on April 19, 2023.

BSM INTERNATIONAL, INC.

By	/s/ Chang Suk Kim
	Name:	Chang Suk Kim
	Title:	President and Director

By	/s/ Sung Hwan Park
	Name:	Sung Hwan Park
	Title:	Chief Financial Officer and Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Chang Suk Kim and Sung Hwan Park their true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his or her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Chang Suk Kim	President and Director	April 19, 2023
Chang Suk Kim	(Principal executive officer) and Director

/s/ Sung Hwan Park	Chief Financial Officer and Director	April 19, 2023
Sung Hwan Park	(Principal financial and accounting officer) and Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on April 19, 2023.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Mark Crone
Name:	Mark Crone
Title:	Managing Partner